Exhibit 10.16

EXECUTION COPY

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

dated as of

July 3, 1999

between

PROSPECT MEDICAL HOLDINGS, INC.

(“Borrower”)

and

IMPERIAL BANK

(“Bank”)

$11,500,000

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS AND INTERPRETATIONS
1.1	Definitions
Accrued Medical Claims
ADA
Affiliate
Agreement
Applicable Margin
Applicable Period
Asset
Asset Sale
Bank
Bank Expenses
Bankruptcy Code
Borrower
Borrowing
Business Day
Capital Expenditures
Capital Lease
Capital Lease Obligations
Champus
Change of Control
Claims Adjustment
Claims Expense
Closing Date
Collateral Assignment of Transaction Documents
Commitment Fee
Compliance Certificate
Consolidated EBITDA
Consolidated EBITDAR
Consolidated Interest Expense
Consolidated Lease Expense
Consolidated Net Income
Consolidated Net Worth
Coverage Ratio
Credit Succession Agreement
Current Assets
Current Liabilities
Current Ratio
Debt
Distributions

i

Dollars
ERISA
ERISA Event
ERISA Group
Event of Default
Fees
Financial Statement(s)
GAAP
Governing Documents
Governmental Authority
Guaranties
Guarantor(s)
Hazardous Materials
Health Service Plan License
IBNR Expense
Indemnified Person(s)
Insolvency Proceeding
Inter-Company Note (Guarantor)
Inter-Company Note (Physician Group Shareholder)
Inter-Company Security Agreement
Internal Revenue Code
Lag Studies
Late Payment Fee
Lending Rate
Letter(s) of Credit
Letter of Credit Application
Letter of Credit Fee
Letter of Credit Usage
Leverage Ratio
Lien
Loans
Loan Document(s)
Management Services Agreement
Manager
Material Adverse Effect
Maturity Date
Medicaid
Medicare
Multiemployer Plan
Note
Notice of Borrowing
Obligations
Old Lenders

Operating Lease
Option Agreement
Optional Commitment Reduction
Participant
Pay-Off Letters
PBGC
Permitted Acquisition
Permitted Debt
Permitted Investments
Permitted Liens
Person
Physician Group
Physician Group Shareholder
Plan
Prime Rate
Private Insurance Company
Purchase Money Lien
Real Estate Leases
Reportable Event
Responsible Officer
Retiree Health Plan
Revolving Credit Commitment
Revolving Loans
Revolving Loans Daily Balances
Security Agreement (Borrower)
Security Agreement (Guarantor)
Security Agreement (Physician Group)
Solvent
Stock Pledge Agreement”
Subsidiary
Swaps
Taxes
Transaction Documents
Transferee
Unfunded Liabilities
Unmatured Event of Default
Unused Commitment Fee
Warrants
Working Capital Sublimit
1.2	Accounting Terms and Determinations
1.3	Computation of Time Periods
1.4	Construction
1.5	Exhibits and Schedules

1.6	No Presumption Against Any Party
1.7	Independence of Provisions

ARTICLE II	TERMS OF THE CREDIT
2.1	[Intentionally Omitted]
2.2	Revolving Loans
2.3	Letters of Credit
2.4	Notice of Borrowing Requirements
2.5	Interest Rates; Payments of Interest
2.6	Note; Statements of Obligations
2.7	Holidays
2.8	Time and Place of Payments.
2.9	Commitment Fee and Unused Commitment Fee
2.10	Optional Commitment Reductions
2.11	Reduction in Revolving Loans

ARTICLE III	CONDITIONS PRECEDENT
3.1	Conditions to Loans or Letters of Credit
3.2	Conditions to all Loans and Letters of Credit
3.3	Additional Conditions to Loans for Permitted Acquisitions

ARTICLE IV	REPRESENTATIONS AND WARRANTIES
4.1	Legal Status
4.2	No Violation; Compliance
4.3	Authorization; Enforceability
4.4	Approvals; Consents
4.5	Liens
4.6	Debt
4.7	Litigation
4.8	No Default
4.9	Subsidiaries
4.10	Taxes
4.11	Correctness of Financial Statements
4.12	ERISA
4.13	Other Obligations
4.14	Public Utility Holding Company Act
4.15	Investment Company Act
4.16	Patents, Trademarks, Copyrights, and Intellectual Property, etc
4.17	Environmental Condition
4.18	Real Estate Leases
4.19	Compliance With ADA
4.20	Physician Groups; Transaction Documents
4.21	Billing Practices

4.22	Character of Business

ARTICLE V	AFFIRMATIVE COVENANTS
5.1	Punctual Payments
5.2	Books and Records
5.3	Financial Statements
5.4	Existence; Preservation of Licenses; Compliance with Law
5.5	Insurance
5.6	Assets
5.7	Taxes and Other Liabilities
5.8	Notice to Bank
5.9	Employee Benefits
5.10	Further Assurances
5.11	Bank Accounts
5.12	Environment
5.13	Real Estate Leases
5.14	ADA
5.15	Billing Practices

ARTICLE VI	NEGATIVE COVENANTS
6.1	Use of Funds; Margin Regulation
6.2	Debt
6.3	Liens
6.4	Merger, Consolidation, Transfer of Assets
6.5	Leases
6.6	Sales and Leasebacks
6.7	Asset Sales
6.8	Investments; Permitted Acquisitions
6.9	Character of Business
6.10	Distributions
6.11	Guaranty
6.12	Capital Expenditures
6.13	Transactions with Affiliates
6.14	Change of Control
6.15	Stock Issuance
6.16	Financial Condition
6.17	Transactions Under ERISA
6.18	Transaction Documents

ARTICLE VII	EVENTS OF DEFAULT AND REMEDIES
7.1	Events of Default
7.2	Remedies
7.3	Remedies Cumulative

v

ARTICLE VIII	TAXES
8.1	Taxes on Payments
8.2	Indemnification For Taxes
8.3	Evidence of Payment

ARTICLE IX	MISCELLANEOUS
9.1	Notices
9.2	No Waivers
9.3	Bank Expenses; Documentary Taxes; Indemnification.
9.4	Amendments and Waivers
9.5	Successors and Assigns; Participations; Disclosure
9.6	Counterparts; Effectiveness; Integration
9.7	Severability
9.8	Governing Law
9.9	Judicial Reference

EXHIBITS AND SCHEDULES

Exhibit 1.1C	-	Form of Collateral Assignment of Transaction Documents

Exhibit 1.1G	-	Form of Guaranty

Exhibit 1.1I-1	-	Form of Inter-Company Note (Guarantor)

Exhibit 1.1I-2	-	Form of Inter-Company Note (Physician Group Shareholders)

Exhibit 1.1I-3	-	Form of Inter-Company Security Agreement

Exhibit 1.1S-1	-	Form of Security Agreement (Guarantor)

Exhibit 1.1S-2	-	Form of Security Agreement (Physician Group)

Exhibit 1.1S-3	-	Form of Stock Pledge Agreement (Borrower)

Exhibit 1.1S-4	-	Form of Stock Pledge Agreement (Guarantor)

Exhibit 2.4(b)	-	Form of Notice of Borrowing

Exhibit 5.3(d)	-	Form of Compliance Certificate

Schedule 1.1P	-	Permitted Debt

Schedule 4.7	-	Litigation

Schedule 4.9	-	Subsidiaries

Schedule 4.12	-	Employee Benefit Plans

Schedule 4.18	-	Real Estate Leases

Schedule 4.20	-	Physician Groups; Transaction Documents.

Schedule 5.11	-	Deposit Accounts

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of July 3, 1999, is entered into between Borrower and Bank.

WHEREAS, Bank and Borrower have previously entered into that certain Revolving Credit Agreement, dated as of July 3, 1997, as the same has been amended by that certain Amendment Number One to Revolving Credit Agreement, dated July 14, 1997, that certain Amendment Number Two to Revolving Credit Agreement, dated as of September 25, 1997, and that certain Amended and Restated Amendment Number Three to Revolving Credit Agreement, dated as of February 6, 1998 (as so amended, the “Prior Agreement”); and

WHEREAS, Bank and Borrower desire to further amend and restate the Prior Agreement in accordance with the terms and conditions of this Agreement, and to waive compliance with certain covenants in the Prior Agreement.

NOW THEREFORE, the parties hereto agree to amend and restate the Prior Agreement in its entirety as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

1.1                                 Definitions.  The following terms, as used herein, shall have the following meanings:

“Accrued Medical Claims” means the amount calculated as the sum of the total estimated claims reserves for incurred but not reported medical expenses payable disclosed in the most recent Lag Studies for all of the Physician Groups, multiplied by 1.1 and reported as Accrued Medical Claims on Borrower’s balance sheet.

“ADA” means the Americans with Disabilities Act, 42 U.S.C. § 12101, et.  seq., and all applicable rules and regulations promulgated thereunder.

“Affiliate” means any Person (i) that, directly or indirectly, controls, is controlled by or is under common control with Borrower or any Subsidiary; (ii) which directly or indirectly beneficially owns or controls five percent (5%) or more of any class of voting stock of Borrower or any Subsidiary; or (iii) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by Borrower or any Subsidiary.  For purposes of the foregoing, “control” (including “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Amended and Restated Revolving Credit Agreement, together with any concurrent or subsequent rider, amendment, schedule or exhibit to this Amended and Restated Revolving Credit Agreement.

“Applicable Margin” means the margin set forth in the table below opposite the applicable Leverage Ratio, as disclosed in the latest Compliance Certificate delivered pursuant to Section 5.3(d):

Leverage Ratio	Margin

3.5:1.0 or greater	150 basis points
greater than 3.0:1.0 but less than 3.5:1.0	100 basis points
less than 3.0:1.0	50 basis points

“Applicable Period” means for purposes of calculating the Coverage Ratio and the Leverage Ratio, Borrower’s fiscal quarter ending on the date of determination.

“Asset” means any interest of a Person in any kind of property or asset, whether real, personal, or mixed real and personal, and whether tangible or intangible.

“Asset Sale” means any sale, transfer or other disposition of Borrower’s or any Subsidiary’s businesses or Asset(s) now owned or hereafter acquired, including shares of stock and indebtedness of any Subsidiary, receivables and leasehold interests.

“Bank” means Imperial Bank, a California banking corporation.

“Bank Expenses” means (i) all expenses of Bank paid or incurred in connection with Bank’s due diligence and investigation of Borrower, including appraisal, filing, recording, documentation, publication and search fees and other such expenses, and all attorneys’ fees and expenses (including attorneys’ fees incurred pursuant to proceedings arising under the Bankruptcy Code) incurred in connection with the structuring, negotiation, drafting, preparation, execution and delivery of this Agreement, the Loan Documents, and any and all other documents, instruments and agreements entered into in connection herewith; (ii) all expenses of Bank, including attorneys’ fees and expenses (including attorneys’ fees incurred pursuant to proceedings arising under the Bankruptcy Code) paid or incurred in connection with the negotiation, preparation, execution and delivery of any waiver, forbearance, consent, amendment or addition to this Agreement or any Loan Document, or the termination hereof and thereof; (iii) all costs or expenses paid or advanced by Bank which are required to be paid by Borrower under this Agreement or the Loan Documents, including taxes and insurance premiums of every nature and kind of Borrower; and (iv) if an Event of Default occurs, all expenses paid or incurred by Bank, including attorneys’ fees and expenses (including attorneys’ fees incurred pursuant to proceedings arising under the Bankruptcy Code), costs of collection, suit, arbitration, judicial reference and other enforcement proceedings, and any other out-of-pocket expenses incurred in connection therewith or resulting therefrom, whether or not suit is brought, or in connection with any refinancing or restructuring of the Obligations and the liabilities of Borrower under this

Agreement, any of the Loan Documents, or any other document, instrument or agreement entered into in connection herewith in the nature of a “workout.”

“Bankruptcy Code” means The Bankruptcy Reform Act of 1978 (Pub.  L.  No, 95-598; 11 U.S.C.), as amended or supplemented from time to time, or any successor statute, and any and all rules and regulations issued or promulgated in connection therewith.

“Borrower” means Prospect Medical Holdings, Inc., a Delaware corporation.

“Borrowing” means a borrowing of a Revolving Loan pursuant to the terms and conditions hereof.

“Business Day” means any day other than a Saturday, a Sunday, or a day on which commercial banks in the City of Los Angeles, California are authorized or required by law or executive order or decree to close.

“Capital Expenditures” means expenditures made in cash, or financed with long term debt, by any Person for the acquisition of any fixed Assets or improvements, replacements, substitutions, or additions thereto that have a useful life of more than one (1) year, including the direct or indirect acquisition of such Assets by way of increased product or service charges, offset items, or otherwise, and the principal portion of payments with respect to Capital Lease Obligations, calculated in accordance with GAAP.

“Capital Lease” means any lease of an Asset by a Person as lessee which would, in conformity with GAAP, be required to be accounted for as an Asset and corresponding liability on the balance sheet of that Person.

“Capital Lease Obligations” of a Person means the amount of the obligations of such Person under all Capital Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Champus” means the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering retirees and dependents of a member or a former member of a uniformed service, provided, financed and supervised by the United States Department of Defense established by 10 U.S.C. §§ 1071, et seq.

“Change of Control” shall be deemed to have occurred at such time as any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than twenty percent (20%) of the total voting power of all classes of stock then outstanding of Borrower normally entitled to vote in the election of directors.

“Claims Adjustment” means the adjustment necessary to reconcile the total Accrued Medical Claims on Borrower’s balance sheet to that of the Accrued Medical Claims shown in the Lag Studies as of the date of such balance sheet.

“Claims Expense” means medical claims incurred or received and reported as medical expenses for such period in accordance with GAAP.

“Closing Date” means the date when all of the conditions set forth in Section 3.1 have been fulfilled to the satisfaction of Bank and its counsel.

“Collateral Assignment of Transaction Documents” means each Collateral Assignment of Transaction Documents now or hereafter executed by a Guarantor in favor of Bank, substantially in the form of Exhibit 1.1C.

“Commitment Fee” has the meaning set forth in Section 2.9(a).

“Compliance Certificate” means a certificate of compliance to be delivered quarterly in accordance with Section 5.3(d), substantially in the form of Exhibit 5.3(d).

“Consolidated EBITDA” means, with respect to any period, the sum of (without duplication) (i) Consolidated Net Income for such period (excluding extraordinary gains and losses); (ii) Consolidated Interest Expense during such period; (iii) accrued federal and state income taxes payable by Borrower, the Subsidiaries and the Physician Groups during such period which are included in the determination of Consolidated Net Income; and (iv) Borrower’s, the Subsidiaries’ and the Physician Groups consolidated depreciation and amortization during such period; calculated in accordance with GAAP.

“Consolidated EBITDAR” means, with respect to any period, the sum of Consolidated EBITDA for such period, plus Consolidated Lease Expense for such period.

“Consolidated Interest Expense” means, with respect to any period, the current interest accrued during such period in accordance with GAAP on the aggregate amount of Borrower’s, the Subsidiaries and the Physician Groups’ consolidated Debt, including the interest portion of Borrower’s, the Subsidiaries’ and the Physician Groups’ consolidated Capital Lease Obligations.

“Consolidated Lease Expense” means, with respect to any period, the aggregate amount of rent paid or payable, on a consolidated basis, in connection with any and all Operating Leases of Borrower, the Subsidiaries and the Physician Groups that is charged against Consolidated Net Income during such period.

“Consolidated Net Income” means, with respect to any period, the consolidated net income of Borrower, the Subsidiaries and the Physician Groups reflected on Borrower’s Financial Statement for such period, calculated in accordance with GAAP.

“Consolidated Net Worth” means, as of the date of determination, Borrower’s, the Subsidiaries’ and the Physician Groups consolidated net worth, calculated in accordance with GAAP.

“Coverage Ratio” means as of the date of determination for the Applicable Period, the ratio of: (i) the sum of (a) Consolidated EBITDAR for such period, and (b) 60% of the IBNR Expense amount for such period, times (ii) 4; to (iii) the sum of (x) [the product of the sum of (1) Consolidated Interest Expense for such Applicable Period, and (2) the Consolidated Lease Expense for such Applicable Period, times 4], and (y) current maturities of Borrower’s, the Subsidiaries’ and the Physician Groups’ consolidated long term Debt during such period (other than the Obligations).

“Credit Succession Agreement” means and includes (i) that certain Amended and Restated Credit Succession Agreement, dated as of July 14, 1997, among Borrower, Bank, each Guarantor, each Physician Group and each Physician Group Shareholder, and (ii) each other Credit Succession Agreement now or hereafter entered into by and among the foregoing parties.

“Current Assets” means, as of the date of determination, the sum, calculated on a consolidated basis for Borrower, the Subsidiaries and the Physician Groups of: (i) cash, (ii) accounts receivable, (iii) inventory, (iv) the unused available amount of the Revolving Credit Commitment, and (v) other Assets that are likely to be converted into cash, sold, exchanged, or expensed in the ordinary course of their business, as now conducted, within one year, calculated in accordance with GAAP.

“Current Liabilities” means, as of the date of determination, the sum of Borrower’s, the Subsidiaries and the Physician Groups’ consolidated Debt coming due within one year, calculated in accordance with GAAP.

“Current Ratio” means, as of the date of determination, the ratio of: (i) Current Assets as of such date; to (ii) Current Liabilities as of such date.

“Debt” means, as of the date of determination, the sum, but without duplication, of any and all of a Person’s: (i) indebtedness heretofore or hereafter created, issued, incurred or assumed by such Person (directly or indirectly) for or in respect of money borrowed; (ii) Capital Lease Obligations; (iii) obligations evidenced by bonds, debentures, notes, or other similar instruments; (iv) obligations for the deferred purchase price of property or services; (v) current liabilities in respect of unfunded vested benefits under any Plan; (vi) obligations under letters of credit; (vii) obligations under acceptance facilities; (viii) obligations under all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, or supply funds to invest in any other Person, or otherwise to assure a creditor against loss; (ix) obligations secured by any Lien, whether or not such obligations have been assumed; and (x) Swaps.

“Distributions” means, with respect to any Person, dividends or distributions of earnings made by such Person to its owners.

“Dollars” or “$” means lawful currency of the United States of America.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute, and any and all regulations thereunder.

“ERISA Event” means (a) a Reportable Event with respect to a Plan or Multiemployer Plan, (b) the withdrawal of a member of the ERISA Group from a Plan during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(l), (2), or (3) of ERISA for the termination of or the appointment of a trustee to administer, any Plan or Multiemployer Plan, of (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA of a member of the ERISA Group from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by a member of the ERISA Group.

“ERISA Group” means Borrower and all members of a controlled group of corporations and all trades or business (whether or not incorporated) under common control which, together with Borrower are treated as a single employer under Section 414 of the Internal Revenue Code.

“Event of Default” has the meaning set forth in Section 7.1.

“Fees” means the Commitment Fee, the Unused Commitment Fee, the Letter of Credit Fees and the Late Payment Fee.

“Financial Statement(s)” means, with respect to any accounting period of any Person, statements of income and statements of cash flows of such Person for such period, and balance sheets of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audit, all prepared in reasonable detail and in accordance with GAAP, subject to year-end adjustments in the case of monthly Financial Statements.  Financial Statement(s) shall include the schedules thereto and annual Financial Statements shall also include the footnotes thereto.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied, which are in effect as of the date of this Agreement.  If any changes in accounting principles from those in effect on the date hereof are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating financial condition and results of operations of Borrower and the Subsidiaries shall be the same after such changes as if such changes had not been made.

“Governing Documents” means the certificate or articles of incorporation, by-laws, or other organizational or governing documents of any Person.

“Governmental Authority” means any federal, state, local or other governmental department, commission, board, bureau, agency, central bank, court, tribunal or other instrumentality or authority or subdivision thereof, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranties” and “Guaranty” means, individually or collectively as the context requires, each certain Continuing Guaranty executed by a Guarantor in favor of Bank, substantially in the form of Exhibit 1.1G.

“Guarantor(s)” means, individually or collectively as the context requires, each Subsidiary and every other Person who now or hereafter executes a Guaranty in favor of Bank with respect to the Obligations.

“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity” or are otherwise regulated for the protection of persons, property or the environment; (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million.

“Health Service Plan License” means a license issued by the California Department of Corporations or the corresponding agency of another state, and/or any other applicable or successor state agency or body, certifying that Borrower and/or Guarantors are qualified to operate as a health service plan under applicable laws.

“IBNR Expense” means, for any period, the amount of additional incurred but not reported medical expense posted by Borrower as additional reserves against future medical expense liability in excess of that amount expensed by Borrower as its Claims Expense and Claims Adjustment, for such period.

“Imperial Bancorp” means Imperial Bancorp, a California corporation.

“Indemnified Person(s)” has the meaning given to such term in Section 9.3(c).

“Insolvency Proceeding” means any proceeding commenced by or against any Person, under any provision of the Bankruptcy Code, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions, or extensions with some or all creditors.

“Inter-Company Note (Guarantor)” means, with respect to any Permitted Acquisition, the promissory note executed by the applicable Guarantor to Borrower to evidence the loan made by Borrower to such Guarantor with respect thereto, substantially in the form of Exhibit 1.1I-1.

“Inter-Companv Note (Physician Group Shareholder)” means, with respect to any Permitted Acquisition, the promissory note executed by the applicable Physician Group Shareholder to the order of the applicable Guarantor to evidence the loan made by such Guarantor to such Physician Group Shareholder with respect thereto, substantially in the form of Exhibit 1.1I-2.

“Inter-Companv Security Agreement” means each certain Security Agreement now or hereafter executed between a Guarantor and Borrower to secure the Inter-Company Note (Guarantor) executed by such Guarantor, substantially in the form of Exhibit 1.1I-3.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute, and any and all regulations thereunder.

“Lag Studies” means the claims lag analyses prepared by Borrower for each of the Physician Groups.

“Late Payment Fee” has the meaning given to such term in Section 2.9(c).

“Lending Rate” means the per annum rate equal to the Prime Rate plus the Applicable Margin.

“Letter(s) of Credit” means any standby letter(s) of credit issued by Bank, pursuant to Section 2.3.

“Letter of Credit Application” means Bank’s standard Application for Standby Letter of Credit and Security Agreement, as the same may be from time to time amended or modified.

“Letter of Credit Fee” means, with respect to each Letter of Credit, one and one-half percent (1.5%) plus the Applicable Margin times the face amount of such Letter of Credit.

“Letter of Credit Usage” means, on any date of determination, the aggregate maximum amounts available to be drawn under all outstanding Letters of Credit, without regard to whether any conditions to drawing could then be met.

“Leverage Ratio” means, as of the date of determination, the ratio of: (i) Borrower’s and the Subsidiaries’ consolidated Debt as of such date; to (ii) the result of (x) the sum of (a) the Consolidated EBITDA for the Applicable Period ending on the date of determination, and (b) 60% of the IBNR Expense amount for such Applicable Period, multiplied by (y) 4.

“Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement or other preferential arrangement, charge or encumbrance (including, any conditional sale or other title retention agreement, or finance lease) of any kind.

“Loans” means the Revolving Loans.

“Loan Document(s)” means each of the following documents, instruments, and agreements individually or collectively, as the context requires:

(i)                                     the Note;

(ii)                                  the Security Agreement (Borrower);

(iii)                               the Guaranties;

(iv)                              the Security Agreements (Guarantor);

(v)                                 the Stock Pledge Agreements (Borrower);

(vi)                              the Collateral Assignments of Transaction Documents;

(vii)                           the Credit Succession Agreements;

(viii)                        the Letter of Credit Applications;

(ix)                                the Warrants; and

(x)                                   each certain Subordination and Note Cancellation Agreement, now or hereafter entered into by and among Bank, Borrower and any other party or parties;

(xi)                                each certain Subordination Agreement, now or hereafter entered into by and among Bank, Borrower and any other party or parties;

(xii)                             such other documents, instruments, and agreements (including financing statements and fixture filings) as Bank may reasonably request in connection with the transactions contemplated hereunder or to perfect or protect the liens and security interests granted to Bank in connection herewith.

“Management Services Agreement” means each certain Management Services Agreement now or hereafter entered into between a Guarantor, on the one hand, and a Physician Group, on the other hand, wherein such Guarantor agrees to provide management services to such Physician Group.

“Manager” means, with respect to any Physician Group, the Guarantor which is the party identified as “Manager” under the Management Services Agreement to which such Physician Group is a party.

“Material Adverse Effect” means a material adverse effect on (i) the business, Assets, condition (financial or otherwise), results of operations, or prospects of Borrower, any Subsidiary, or any Physician Group; (ii) the ability of Borrower to perform its obligations under this Agreement (including, without limitation, repayment of the Obligations as they come due), or the ability of any Guarantor to perform its obligations under the Guaranty to which it is a party or (iii) the validity or enforceability of this Agreement, the Loan Documents, or the rights or remedies of Bank hereunder and thereunder.

“Maturity Date” means October 3, 2000.

“Medicaid” means the medical assistance program established by the Social Security Act and any statutes succeeding thereto.

“Medicare” means the health insurance program for the aged and disabled established by the Social Security Act and any statutes succeeding thereto.

“Multiemployer Plan” means a “multiemployer plan” as defined in § 4001(a)(3) of ERISA or § 3(37) of ERISA to which any member of the ERISA Group has contributed, or was obligated to contribute, within the preceding six plan years (while a member of such ERISA Group) including for these purposes any Person which ceased to be a member of the ERISA Group during such six year period.

“Note” means that certain Amended and Restated Secured Revolving Note in the principal amount of Eleven Million Five Hundred Thousand Dollars ($11,500,000), dated as of even date herewith, executed by Borrower to the order of Bank.

“Notice of Borrowing” means an irrevocable notice from Borrower to Bank of Borrower’s request for a Borrowing pursuant to the terms of Section 2.4(b), substantially in the form of Exhibit 2.4(b).

“Obligations” means any and all indebtedness, liabilities, and obligations of Borrower owing to Bank and to its successors and assigns, previously, now, or hereafter incurred, and howsoever evidenced, whether direct or indirect, absolute or contingent, joint or several, liquidated or unliquidated, voluntary or involuntary, due or not due, legal or equitable, whether incurred before, during, or after any Insolvency Proceeding, and whether recovery thereof is or becomes barred by a statute of limitations or is or becomes otherwise unenforceable or unallowable as claims in any Insolvency Proceeding, together with all interest thereupon (including interest under Section 2.5(b) and all interest accruing during the pendency of an Insolvency Proceeding).  The Obligations shall include, without limiting the generality of the foregoing, all principal and interest owing under the Loans, all Bank Expenses, the Fees, any other fees and expenses due hereunder, and all other indebtedness evidenced by this Agreement and/or the Notes.

“Old Lenders” means, with respect to any Permitted Acquisition, the existing lender(s) to the applicable Physician Group.

“Operating Lease” means any lease of an Asset by a Person which, in conformity with GAAP, is not a Capital Lease.

“Option Agreement” means each certain Assignable Option Agreement heretofore or hereafter entered into by and among a Physician Group, its Physician Group Shareholders and its Manager.

“Optional Commitment Reduction” has the meaning given to such term in Section 2.10.

“Participant” has the meaning set forth in Section 9.5(d).

“Pay-Off Letters” means those certain letters, in form and substance reasonably satisfactory to Bank, from Old Lenders respecting the amount necessary to repay in full all of the obligations of Borrower owing to Old Lenders and obtain a termination or release of all of the Liens existing in favor of Old Lenders in and to the Assets of Borrower.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Acquisition” has the meaning given to such term in Section 6.8(b).

“Permitted Debt” means (i) Debt owing to Bank in accordance with the terms of this Agreement and the Loan Documents; (ii) Debt which has been approved in writing by Bank and is listed on Schedule 1.1P, but no voluntary prepayments, renewals, extensions, or refinancing thereof; and (iii) Debt secured by a Purchase Money Lien and Capital Lease Obligations up to a maximum aggregate principal amount outstanding for all such Debt of Borrower and the Subsidiaries under this clause (iii) of One Million Dollars ($1,000,000).

“Permitted Investments” means any of the following investments denominated and payable in Dollars, maturing within one year from the date of acquisition, selected by Borrower: (i) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof and, at the time of acquisition, having the highest credit rating obtainable from either Standard & Poor’s Corporation (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”); (iii) commercial paper or corporate promissory notes bearing at the time of acquisition the highest credit rating either of S&P or Moody’s issued by United States, Canadian, European or Japanese bank holding companies or industrial or financial companies; (iv) certificates of deposit issued by and bankers acceptances of and interest bearing deposits with Bank; and (v) money market funds organized under the laws of the United States or any state thereof that invest predominantly in any of the foregoing investments permitted under clauses (i), (ii), (iii) and (iv).

“Permitted Liens” means (i) Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, (ii) Liens in favor of Bank in accordance with the Loan Documents, (iii) statutory Liens, such as inchoate mechanics’, inchoate materialmen’s, landlord’s, warehousemen’s, and carriers’ liens, and other similar liens, other than those described in clause (i) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith by appropriate proceedings, provided that, if delinquent, adequate reserves have been set aside with respect thereto as required by GAAP and, by reason of nonpayment, no property is subject to a material risk of loss or forfeiture; (iv) Liens securing Debt described in clauses (iii) of the definition of Permitted Debt in this Agreement, (v) judgment Liens that do not constitute an Event of Default under Section 7.1(i), (vi) Liens, if they constitute such, of any Operating Lease UCC filings permitted hereunder, and (vii) Liens securing any Debt listed on Schedule 1.1P.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Physician Group” means a professional medical corporation, which has become affiliated with a Manager pursuant to a Management Services Agreement.

“Physician Group Shareholder” means, with respect to any Physician Group, a shareholder of such Physician Group.

“Plan” means an “employee benefit plan” as defined in § 3(3) of ERISA in which any personnel of any member of the ERISA Group participate or from which any such personnel may derive a benefit or with respect to which any member of the ERISA Group may incur liability, excluding any Multiemployer Plan, but including any plan either established or maintained by any member of the ERISA Group or to which such Person contributes under the laws of any foreign country.

“Prime Rate” means the rate of interest announced by Bank at its corporate headquarters as its prime rate and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto.  The Prime Rate is determined by Bank from time to time as a means of pricing credit extensions to some customers and is neither directly tied to some external rate of interest or index nor necessarily the lowest rate of interest charged by Bank at any given time for any particular class of customers or credit extensions.

“Private Insurance Company” means any insurance company and/or managed care organization which provides reimbursement for medical care or supplies provided by a Physician Group to its patients.

“Purchase Money Lien” means a Lien on any Asset acquired by Borrower or any of its Subsidiaries; provided that (i) such Lien attaches only to the Asset being acquired; (ii) a description of the Asset being acquired is furnished to Bank; and (iii) the Debt incurred in connection with such acquisition does not exceed one hundred percent (100%) of the purchase price of such Asset.

“Real Estate Leases” means all leases, licenses, and any and all other agreements regarding a right of entry to and/or a possessory interest in real property now or hereinafter entered into by Borrower, any Subsidiary or any Physician Group as a tenant or licensee, or which have been, or are in the future, being purchased, assigned or sublet to Borrower, any Subsidiary or any Physician Group as a tenant or licensee.

“Reportable Event” means any of the events described in Section 4043(c) of ERISA other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

“Responsible Officer” means either the Chief Executive Officer, Chief Financial Officer, Executive Vice President or Controller of a Person, or such other officer, employee, or agent of such Person designated by a Responsible Officer in a writing delivered to Bank.

“Retiree Health Plan” means an “employee welfare benefit plan” within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by Section 601 of ERISA.

“Revolving Credit Commitment” means, from the date hereof and through the close of business, July 2, 2000, Eleven Million Five Hundred Thousand Dollars ($11,500,000), and thereafter means Ten Million Five Hundred Thousand Dollars ($10,500,000).

“Revolving Loans” has the meaning given to such term in Section 2.2.

“Revolving Loans Daily Balances” means the amount determined by taking the amount of the obligations owed under the Revolving Loans at the beginning of a given day, adding any new Revolving Loans advanced or incurred on such date, and subtracting any payments or collections on the Revolving Loans which are deemed to be paid on that date under the provisions of this Agreement.

“Security Agreement (Borrower)” means that certain Security Agreement, dated as of even date herewith, between Borrower and Bank.

“Security Agreement (Guarantor)” means each certain Security Agreement now or hereafter entered into between a Guarantor, on the one hand, and Bank, on the other hand, substantially in the form of Exhibit 1.1S-1, to secure the Guaranty to which such Guarantor is a party.

“Security Agreement (Physician Group)” means each certain Security Agreement now or hereafter entered into between a Physician Group, on the one hand, and its Manager, on the other hand, substantially in the form of Exhibit 1.1S-2, to secure the Management Services Agreement to which they are parties.

“Solvent” means, with respect to any Person on the date any determination thereof is to be made, that on such date: (a) the present fair valuation of the Assets of such Person is greater than such Person’s probable liability in respect of existing debts; (b) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature; and (c) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, which would leave such Person with Assets remaining which would constitute unreasonably small capital after giving effect to the nature of the particular business or transaction.  For purposes of this definition (i) the “fair valuation” of any property or assets means the amount realizable within a reasonable time, either through collection or sale of such Assets at their regular market value, which is the amount obtainable by a capable and diligent Person from an interested buyer willing to purchase such property or assets within a reasonable time under ordinary circumstances; and (ii) the term “debts” includes any payment obligation, whether or not reduced to judgment, equitable or legal, matured or unmatured, liquidated or unliquidated, disputed or undisputed, secured or unsecured, absolute, fixed or contingent.

“Stock Pledge Agreement” means each certain Security Agreement-Stock Pledge, now or hereafter entered into between a Borrower or a Guarantor, on the one hand, and Bank, on the other hand, substantially in the form of Exhibit 1.1 S-3 or Exhibit 1.1S-4, as applicable.

“Subsidiary” means any corporation, limited liability company, partnership, trust or other entity (whether now existing or hereafter organized or acquired) of which Borrower or one or more Subsidiaries of Borrower at the time owns or controls directly or indirectly more than 50% of the shares of stock or partnership or other ownership interest having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees or otherwise exercising control of such corporation, limited liability company, partnership, trust or other entity (irrespective of whether at the time stock or any other form of ownership of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Swaps” means payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating a Person to make payments, whether periodically or upon the happening of a contingency.  For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined, in respect thereof as of the end of the then most recently ended fiscal quarter of Borrower, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to each party thereto or if any such agreement provides for the simultaneous payment of amounts by and to each party, then in each such case, the amount of such obligation shall be the net amount so determined.

“Taxes” has the meaning set forth in Section 8.1.

“Transaction Documents” means all material agreements, instruments and documents heretofore or hereafter entered into by and among Borrower, a Manager, a Physician Group, the Physician Group Shareholders, and certain other parties, relating to the Permitted Acquisition with respect to such Physician Group and/or the management of such Physician Group by its Manager, and all of the other transactions relating thereto.  Without limiting the generality of the foregoing, the Transaction Documents with respect to each Physician Group include the acquisition agreements, instruments and documents among such Physician Group, its Physician Group Shareholders, its Manager and a seller, a Management Services Agreement, an Inter-Company Note (Physician Group Shareholder), an Inter-Company Note (Guarantor), an Inter-Company Security Agreement, a Security Agreement (Physician Group), and an Option Agreement.

“Transferee” has the meaning set forth in Section 9.5(e).

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or an appointed trustee under Title IV of ERISA.

“Unmatured Event of Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Unused Commitment Fee” has the meaning given to such term in Section 2.9(b).

“Warrants” means (i) that certain Second Amended and Restated Warrant, dated as of July 3, 1997, executed by Borrower in favor of Imperial Bancorp, (ii) that certain Second Amended and Restated Warrant, dated as of February 6, 1998, executed by Borrower in favor of Imperial Bancorp, and (iii) that certain Warrant, dated as of even date herewith, executed by Borrower in favor of Imperial Bancorp.

“Working Capital Sublimit” means Three Million Five Hundred Thousand Dollars ($3,500,000).

1.2                                 Accounting Terms and Determinations.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

1.3                                 Computation of Time Periods.  In this Agreement, with respect to the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” Periods of days referred to in this Agreement shall be counted in calendar days unless otherwise stated.

1.4                                 Construction.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  References in this Agreement to “determination” by Bank include good faith estimates by Bank (in the case of quantitative determinations), and good faith beliefs by Bank (in the case of qualitative determinations).  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Article, section, subsection, clause, exhibit and schedule references are to this Agreement, unless otherwise specified.  Any reference in this Agreement or any of the Loan Documents to this Agreement or any of the Loan Documents includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

1.5                                 Exhibits and Schedules.  All of the exhibits and schedules attached hereto shall be deemed incorporated herein by reference.

1.6                                 No Presumption Against Any Party.  Neither this Agreement, any of the Loan Documents, any other document, agreement, or instrument entered into in connection herewith, nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto, whether under any rule of construction or otherwise.  On the contrary, this Agreement, the Loan Documents, and the other documents, instruments, and agreements entered into in connection herewith have been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meanings of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

1.7                                 Independence of Provisions.  All agreements and covenants hereunder, under the Loan Documents, and the other documents, instruments, and agreements entered into in connection herewith shall be given independent effect such that if a particular action or condition is prohibited by the terms of any such agreement or covenant, the fact that such action or condition would be permitted within the limitations of another agreement or covenant shall not be construed as allowing such action to be taken or condition to exist.

ARTICLE II

TERMS OF THE CREDIT

2.1                                 [Intentionally Omitted].

2.2                                 Revolving Loans.  Provided that no Event of Default or Unmatured Event of Default has occurred, and subject to the other terms and conditions hereof, Bank agrees to make revolving loans (“Revolving Loans”) to Borrower, upon notice in accordance with Section 2.4(b), from the Closing Date up to but not including the Maturity Date, the proceeds of which shall be used only for the purposes allowed in Section 6.1, subject to the following conditions and limitations:

(a)                                  the aggregate principal amount of Revolving Loans outstanding after giving effect to any proposed Borrowing plus the Letter of Credit Usage on such date shall not exceed the amount of the Revolving Credit Commitment then in effect;

(b)                                 Borrower shall not be permitted to borrow, and Bank shall not be obligated to make, any Revolving Loans to Borrower, unless and until all of the conditions for a Borrowing set forth in Section 3.2, and Section 3.3 in the case of a Borrowing for a Permitted Acquisition, have been met to the satisfaction of Bank in its sole and absolute discretion;

(c)                                  Borrowings shall be in minimum amounts each of Five Hundred Thousand Dollars ($500,000), plus increments of One Hundred Thousand Dollars ($100,000) in excess of such minimum amount; and

(d)                                 the aggregate amount of Revolving Loans for working capital outstanding after giving effect to any proposed Borrowing plus the Letter of Credit Usage on such date shall not exceed the Working Capital Sublimit;

All repayments of Revolving Loans shall be without penalty or premium.  On the Maturity Date, Borrower shall pay to Bank the entire unpaid principal balance of the Revolving Loans together with all accrued but unpaid interest thereon.

2.3                                  Letters of Credit.  Subject to the terms and conditions hereof, Borrower may request Bank to issue Letters of Credit for the account of Borrower, subject, in each case, to the following limitations:

(a)                                  Each Letter of Credit shall be issued only upon satisfaction of each of the following conditions:

(i)                                     The face amount of the Letter of Credit requested if and when issued must not cause the sum of the aggregate principal amount outstanding of all Revolving Loans plus the Letter of Credit Usage to exceed the Revolving Credit Commitment then in effect;

(ii)                                  The face amount of the Letter of Credit requested if and when issued must not cause the Letter of Credit Usage plus the aggregate amount of Borrowings outstanding on such date for working capital to exceed the Working Capital Sublimit;

(iii)                               The Letter of Credit may not have an expiry date or draw period which extends beyond the date which is thirty (30) days prior to the Maturity Date;

(iv)                              The conditions specified in Section 3.2(b) and (c) have been satisfied on the date of issuance of such Letter of Credit;

(v)                                 Borrower shall have submitted a Letter of Credit Application, and executed such other documents, instruments and agreements as may be required by Bank, all in form and substance satisfactory to Bank; provided, however, that the execution, delivery and performance of such Letter of Credit Application and other documents, instruments and agreements must not constitute an Unmatured Event of Default or an Event of Default and, in the event of any conflict between the provisions hereof and such Letter of Credit Application and other documents, instruments and agreements, the provisions hereof shall control; and

(vi)                                Borrower shall pay any and all charges of Bank, arising in connection with the issuance or amendment of any Letter of Credit.

(b)                                 Borrower shall pay to Bank the Letter of Credit Fee upon issuance of each Letter of Credit plus all of Bank’s standard and customary fees with respect to each Letter of Credit.

(c)                                  In determining whether to pay under any Letter of Credit, only Bank shall be responsible for determining that the documents and certificates required to be delivered under the Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

(d)                                 With respect to all Letters of Credit outstanding upon the occurrence of an Unmatured Event of Default or Event of Default, Borrower shall either replace such Letters of Credit, whereupon such Letters of Credit shall be canceled, with letters of credit issued by another issuer acceptable to the beneficiary of such Letter of Credit, or provide Bank, as security for such Letters of Credit, with a cash deposit in an amount equal to the Letter of Credit Usage for so long as such Letters of Credit remain outstanding during the continuance of such Unmatured Event of Default or Event of Default.

(e)                                  Any and all amounts paid by Bank under any Letter of Credit shall constitute a Borrowing.

2.4                                 Notice of Borrowing Requirements.

(a)                                  Each Borrowing shall be made on a Business Day.

(b)                                 Each Borrowing shall be made upon telephonic notice given by a Responsible Officer of Borrower, followed by a Notice of Borrowing, given by facsimile or personal service, delivered to Bank at the address set forth in the Notice of Borrowing.  Bank shall be given such notice no later than 11:00 a.m., California time, on the day on which such Borrowing is to be made, and such notice shall state the amount thereof (subject to the limitations set forth in Section 2.2).  Any Notice of Borrowing (or telephonic notice in respect thereof) shall be irrevocable and Borrower shall be bound to borrow in accordance therewith.

(c)                                  Bank shall not incur any liability to Borrower in acting upon any telephonic notice which Bank believes in good faith to have been given by a Responsible Officer of Borrower, or for otherwise acting in good faith under this Section 2.4, and in making any Revolving Loans pursuant to telephonic notice.

(d)                                 So long as all of the conditions for a Borrowing set forth herein have been satisfied, Bank shall make the proceeds of such Borrowing available to Borrower on the applicable Borrowing date by transferring same day funds, equal to the amount of such Borrowing, in accordance with written disbursement instructions given by Borrower to Bank, in form and substance satisfactory to Bank and otherwise consistent with Section 6.1.

2.5                                 Interest Rates; Payments of Interest.

(a)                                  Interest Rate.  The unpaid principal balance of all Loans shall bear interest at the Lending Rate.

(b)                                 Default Rate.  If any payment of principal or interest on the Loans shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), in addition to and not in substitution of any of Bank’s other rights and remedies with respect to such nonpayment, the entire unpaid principal balance of the Loans shall bear interest at the Lending Rate plus five hundred (500) basis points until such overdue payment is paid in full.  In addition, interest, Bank Expenses, the Fees, and other amounts due hereunder not paid when due shall bear interest at the Lending Rate plus five hundred (500) basis points until such overdue payment is paid in full.

(c)                                  Computation of Interest.  All computations of interest shall be calculated on the basis of a year of three hundred sixty (360) days for the actual days elapsed.  In the event that the Prime Rate announced is, from time to time, changed, adjustment in the rate of interest payable hereunder on the Loans shall be made as of 12:01 a.m.  (California time) on the effective date of the change in the Prime Rate.  Interest shall accrue from the Closing Date to the date of repayment of the Loans in accordance with the provisions of this Agreement.

(d)                                 Maximum Interest Rate.  In no event shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that such a court determines that Bank has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations, other than interest, in the inverse order of maturity, and the provisions hereof shall be deemed amended to provide for the highest permissible rate.  If there are no Obligations outstanding, Bank shall refund to Borrower such excess.

(e)                                  Payments of Interest.  All accrued but unpaid interest on the Loans, calculated in accordance with this Section 2.5, shall be due and payable, in arrears, on the first Business Day of each and every month.

(f)                                    Change in Applicable Margin.  Changes in the Applicable Margin, resulting from a change in the Leverage Ratio, shall become effective on the 45th day following the last day of each fiscal quarter of Borrower, and shall be based on the Leverage Ratio disclosed in the Compliance Certificate with respect to such fiscal quarter; provided, however, for purposes of determining the aforementioned margins, (i) until Borrower accurately completes and delivers to Bank the first Compliance Certificate due hereunder, the Leverage Ratio shall be conclusively presumed to be greater than 3.5:1.0 and (ii) if Borrower fails to deliver to Bank an accurately completed Compliance Certificate within forty-five (45) days following the end of each fiscal quarter of Borrower, the Leverage Ratio shall be conclusively presumed to be greater than 3.5:1.0 until the applicable Compliance Certificate has been so completed and delivered to Bank.

2.6                                 Note: Statements of Obligations.  The Revolving Loans and Borrower’s obligation to repay the same shall be evidenced by the Note, this Agreement and the books and records of Bank.  Bank shall render monthly statements of the Loans to Borrower, including statements of all principal and interest owing on the Loans, and all Fees and Bank Expenses owing, and such statements shall be presumed to be correct and accurate and constitute an account stated between Borrower and Bank unless, within thirty (30) days after receipt thereof by Borrower, Borrower delivers to Bank, at the address specified in Section 9.1, written objection thereof specifying the error or errors, if any, contained in any such statement.

2.7                                 Holidays.  Any principal or interest in respect of the Loans which would otherwise become due on a day other than a Business Day, shall instead become due on the next succeeding Business Day and such adjustment shall be reflected in the computation of interest; provided, however, that in the event that such due date shall, subsequent to the specification thereof by Bank, for any reason no longer constitute a Business Day, Bank may change such specified due date in accordance with this Section 2.7.

2.8                                 Time and Place of Payments.

(a)                                  All payments due hereunder shall be made available to Bank in immediately available Dollars, not later than 12:00 p.m., Los Angeles time, on the day of payment, to the following address or such other address as Bank may from time to time specify by notice to Borrower:

IMPERIAL BANK

9920 South La Cienega Blvd., Ste. 628
Inglewood, California 90301
Attention: Lending Services Department

(b)                                 Borrower hereby authorizes Bank to charge any account which Borrower maintains with Bank for the amount of any payment due or past due hereunder.

(c)                                  In addition, Borrower hereby authorizes Bank at its option, without prior notice to Borrower, to advance a Revolving Loan for any payment due or past due hereunder, including principal and interest owing on the Loans, the Fees and all Bank Expenses, and to pay the proceeds of such Revolving Loan to Bank for application toward such due or past due payment.

2.9                                 Commitment Fee and Unused Commitment Fee.

(a)                                  On the Closing Date, Borrower shall pay to Bank a fully earned, non-refundable Commitment Fee (the “Commitment Fee”) in the amount of Seventy-Six Thousand Eight Hundred Seventy-Five Dollars ($76,875), of which Bank has received Fifteen Thousand Dollars ($15,000) prior to the date hereof, in consideration of Bank’s agreement to enter into this Agreement upon the terms and conditions set forth herein.

(b)                                 Borrower shall pay to Bank an unused commitment fee (the “Unused Commitment Fee”) in an aggregate amount equal to one-half of one percent (0.5%) per annum of the average daily amount of the Revolving Credit Commitment minus the Revolving Loans Daily Balances.  The Unused Commitment Fee shall begin to accrue on the Closing Date and shall be due and payable on the first Business Day of each month and the Maturity Date.

(c)                                  Late Payment Fee.  If any payment due hereunder, whether for principal, interest, or otherwise, is not paid on or before the tenth day after the date such payment is due, in addition to and not in substitution of any of Bank’s other rights and remedies with respect to such nonpayment, Borrower shall pay to Bank, a late payment fee (“Late Payment Fee”) equal to five percent (5%) of the amount of such overdue payment.  The Late Payment Fee shall be due and payable on the eleventh day after the due date of the overdue payment with respect thereto.

2.10                           Optional Commitment Reductions.  Borrower may terminate or permanently reduce the Revolving Credit Commitment at any time, upon three (3) Business Days’ notice to

Bank (an “Optional Commitment Reduction”), and Borrower shall concurrently therewith pay Bank in immediately available funds, an amount equal to the amount by which the aggregate outstanding principal balance of the Revolving Loans exceeds the amount of the Revolving Credit Commitment as so reduced, plus all accrued interest on such amount.  Optional Commitment Reductions shall be in minimum increments of Five Hundred Thousand Dollars ($500,000).

2.11                           Reduction in Revolving Loans.  On July 3, 2000, Borrower shall pay to Bank, in immediately available funds, an amount sufficient to reduce the principal balance of the Revolving Loans to $10,500,000, to the extent required.

ARTICLE III

CONDITIONS PRECEDENT

3.1                                 Conditions to Loans or Letters of Credit.  Bank’ s obligation to make Loans or issue Letters of Credit is subject to and contingent upon the fulfillment of each of the following conditions to the satisfaction of Bank and its counsel:

(a)                                  receipt by Bank of this Agreement, the Note, the Warrants and guaranty reaffirmations, all duly executed by Borrower and Guarantors, as applicable, in form and substance satisfactory to Bank in its sole and absolute discretion;

(b)                                 receipt by Bank of a duly executed opinion of Borrower’s and Guarantors’ counsel, dated as of the Closing Date, substantially in the form of the opinion rendered in connection with the Prior Agreement and otherwise in form and substance satisfactory to Bank in its sole and absolute discretion;

(c)                                  receipt by Bank of a certificate of the Secretary of Borrower, dated as of the Closing Date, certifying (i) the incumbency and signatures of the Responsible Officers of Borrower who are executing this Agreement and the documents required by Section 3.1 (a) hereof on behalf of Borrower; and (ii) the resolutions of the Board of Directors of Borrower as being true and correct and in full force and effect, authorizing the execution and delivery of this Agreement and the Loan Documents being executed in connection herewith, and authorizing the transactions contemplated hereunder and thereunder, and authorizing the Responsible Officers of Borrower to execute the same on behalf of Borrower;

(d)                                 receipt by Bank of a certificate signed by the Chief Executive Officer and Chief Financial Officer of Borrower, dated as of the Closing Date, certifying to Bank that (i) both immediately before and immediately after giving effect to the transactions contemplated by this Agreement and the Loan Documents, Borrower is and will be Solvent; (ii) the representations and warranties of Borrower contained in this Agreement and the Loan Documents are true and correct and (iii) both immediately before and immediately after giving effect to the transactions contemplated by this Agreement and the Loan Documents, no Event of Default or Unmatured Event of Default is continuing or shall occur;

(e)                                  receipt by Bank of a certificate of the Secretary of each Guarantor, dated as of the Closing Date, certifying (i) the incumbency and signatures of the Responsible Officers of such Guarantor who are executing the documents required in Section 3.  l(a) hereof on behalf of such Guarantor, and (ii) the resolutions of the Board of Directors of such Guarantor as being true and correct and in full force and effect, authorizing the execution and delivery of the Loan Documents being executed in connection herewith, and authorizing the transactions contemplated thereunder, and authorizing the Responsible Officers of such Guarantor to execute the same on behalf of such Guarantor;

(f)                                    receipt by Bank of a certificate signed by the Chief Executive Officer and Chief Financial Officer of each Guarantor, dated as of the Closing Date, certifying to Bank that (i) both immediately before and immediately after giving effect to the transactions contemplated by this Agreement and the Loan Documents, such Guarantor is and will be Solvent; (ii) to the best of their knowledge after due and diligent inquiry, the representations and warranties of such Guarantor contained in the Loan Documents are true and correct and (iii) to the best of their knowledge after due and diligent inquiry, both immediately before and immediately after giving effect to the transactions contemplated by the Loan Documents, no Event of Default or Unmatured Event of Default is continuing or shall occur;

(g)                                 receipt by Bank of (i) the Commitment Fee and (ii) all Bank Expenses owing on the Closing Date;

(h)                                 no Material Adverse Effect shall have occurred;

(i)                                      the Closing Date shall have occurred on or before July 6, 1999.

3.2                                 Conditions to all Loans and Letters of Credit.  Bank’s obligation hereunder to make any Loans to Borrower (including the initial Loan), or issue any Letters of Credit (including the initial Letter of Credit), is further subject to and contingent upon the fulfillment of each of the following conditions to the satisfaction of Bank:

(a)                                  in the case of a Borrowing, receipt by Bank of a Notice of Borrowing as required by Section 2.4(b) and written disbursement instructions to Bank consistent with Section 6.1;

(b)                                 in the case of a Borrowing or Letter of Credit Application, the fact that, immediately before and after such Borrowing or issuance of Letter of Credit, as the case may be, no Event of Default or Unmatured Event of Default shall have occurred; and

(c)                                  in the case of a Borrowing or Letter of Credit Application, the fact that the representations and warranties of Borrower contained in this Agreement shall be true on and as of the date of such Borrowing, or issuance of Letter of Credit, as the case may be.

3.3                                 Additional Conditions to Loans for Permitted Acquisitions.  Bank’s obligation hereunder to make any Loans to Borrower for a Permitted Acquisition with respect to any Physician Group, is further subject to and contingent upon the fulfillment of each of the following conditions to the satisfaction of Bank:

(a)                                  satisfaction of all of the conditions set forth in Section 6.8(b); and

(b)                                 receipt by Bank of Pay-Off Letters from the Old Lenders, if any, and such UCC-2 Termination Statements and other Lien releases as Bank shall require, duly executed by such Old Lenders, all of the foregoing in form and substance satisfactory to Bank; and

(c)                                  receipt by Bank of such other agreements, instruments and documents as Bank may reasonably require in connection with such Borrowing, in form and substance satisfactory to Bank in its sole and absolute discretion.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

In order to induce Bank to enter into this Agreement and to make Loans and/or issue any Letters of Credit, Borrower represents and warrants to Bank that on the Closing Date and on the date of each Borrowing or issuance of a Letter of Credit:

4.1                                 Legal Status.  Borrower is a corporation duly organized and existing under the laws of the state of Delaware.  Borrower and each Subsidiary has the power and authority to own its own Assets and to transact the business in which it is engaged, and is properly licensed, qualified to do business and in good standing in every jurisdiction in which it is doing business where failure to so qualify could have a Material Adverse Effect.

4.2                                 No Violation: Compliance.

(a)                                  The execution, delivery and performance of this Agreement and the Loan Documents and the Transaction Documents to which Borrower is a party are within Borrower’s powers, are not in conflict with the terms of the Governing Documents of Borrower, and do not result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower is bound or affected.  There is no law, rule or regulation (including Regulations T, U and X of the Federal Reserve Board and laws relating to the practice of medicine), nor is there any judgment, decree or order of any court or Governmental Authority binding on Borrower which would be contravened by the execution, delivery, performance or enforcement of this Agreement and the Loan Documents and the Transaction Documents to which Borrower is a party.

(b)                                 The execution, delivery and performance of the Loan Documents and the Transaction Documents to which each Guarantor is a party are within such Guarantor’s powers, are not in conflict with the terms of the Governing Documents of such Guarantor, and do not result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which such Guarantor is a party or by which such Guarantor is bound or affected.  There is no law, rule or regulation (including Regulations T, U and X of the Federal Reserve Board and laws relating to the practice of medicine), nor is there any judgment, decree or order of any court or Governmental Authority binding on any Guarantor which would be contravened by the execution, delivery, performance or enforcement of the Loan Documents and the Transaction Documents to which any Guarantor is a party.

4.3                                 Authorization; Enforceability.

(a)                                  Borrower has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the Loan Documents and the Transaction Documents to which Borrower is a party, and the consummation of the transactions contemplated hereby and thereby.  Upon their execution and delivery in accordance with the terms hereof, this Agreement and the Loan Documents and the Transaction Documents to which Borrower is a party will constitute legal, valid and binding agreements and obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors’ rights generally.

(b)                                 Each Guarantor has taken all corporate action necessary to authorize the execution and delivery of the Loan Documents and the Transaction Documents to which such Guarantor is a party, and the consummation of the transactions contemplated thereby.  Upon their execution and delivery in accordance with the terms hereof, the Loan Documents and the Transaction Documents to which each Guarantor is a party will constitute legal, valid and binding agreements and obligations of such Guarantor enforceable against such Guarantor in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, and similar laws and equitable principles affecting the enforcement of creditors’ rights generally.

4.4                                 Approvals; Consents.  No approval, consent, exemption or other action by, or notice to or filing with, any Governmental Authority is necessary in connection with the execution, delivery; performance or enforcement of this Agreement, the Loan Documents or the Transaction Documents.

4.5                                 Liens.  Borrower, each Subsidiary and each Physician Group has good and marketable title to, or valid leasehold interests in, all of its Assets, free and clear of all Liens or rights of others, except for Permitted Liens.

4.6                                 Debt.  Borrower, each Subsidiary and each Physician Group has no Debt other than Permitted Debt.

4.7                                 Litigation.  Except as set forth in Schedule 4.7, there are no suits, proceedings, claims or disputes pending or, to the knowledge of Borrower after due inquiry, threatened, against or affecting Borrower, any Subsidiary or any Physician Group, or any of Borrower’s Assets, or any of any Subsidiary’s Assets or any of any Physician Group’s Assets,

which are not fully covered by applicable insurance and as to which no reservation of rights has been taken by the insurer thereunder.

4.8                                 No Default.  No Event of Default or Unmatured Event of Default is continuing or would result from the incurring of obligations by Borrower or any Subsidiary under this Agreement or the Loan Documents.

4.9                                 Subsidiaries.  Set forth in Schedule 4.9 is a complete and accurate list of the Subsidiaries, showing the jurisdiction of incorporation of each and showing the percentage of Borrower’s ownership of the outstanding stock of each Subsidiary.  All of the outstanding capital stock of each Subsidiary has been validly issued, is fully paid and nonassessable, and is owned by Borrower free and clear of all Liens except Permitted Liens.

4.10                           Taxes.  All tax returns required to be filed by Borrower, the Subsidiaries and the Physician Groups in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon Borrower, the Subsidiaries and the Physician Groups or upon any of their Assets, income or franchises, which are due and payable have been paid.  The provisions for taxes on the books of Borrower and each of the Subsidiaries and Physician Groups’ are adequate for all open years, and for Borrower’s and each of the Subsidiaries and Physician Groups’ current fiscal period.

4.11                           Correctness of Financial Statements.  Borrower’s consolidated unaudited Financial Statement as of the fiscal year to date period ended April 30, 1999, and all information and data furnished by Borrower to Bank in connection therewith, are complete and correct and accurately and fairly present the financial condition and results of operations of Borrower, the Subsidiaries and the Physician Groups as of their respective dates.  Any forecasts of future financial performance delivered by Borrower to Bank have been made in good faith and are based on reasonable assumptions and investigations by Borrower.  Said Financial Statement has been prepared in accordance with GAAP.  Since the date of such Financial Statement, there has been no change in Borrower’s, the Subsidiaries’ or the Physician Groups’ financial condition or results of operations sufficient to have a Material Adverse Effect.  Borrower, the Subsidiaries and the Physician Groups have no contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate, except as disclosed in such statements, information and data.

4.12                           ERISA.  Neither Borrower nor any member of the ERISA Group maintains or contributes to any Plan or Multiemployer Plan, other than those listed on Schedule 4.12.  Borrower and each member of the ERISA Group have satisfied the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and Multiemployer Plan to which it is obligated to contribute.  No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Effect.  None of Borrower, any member of the ERISA Group, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan (other than to make regularly scheduled required contributions and to pay Plan benefits in the normal course) under any applicable law, treaty, rule, regulation, or agreement.  Neither Borrower nor any member of the ERISA Group is required to provide security to any Plan under Section 401(a)(29) of the Internal Revenue Code.  Each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under GAAP.

4.13                           Other Obligations.  Except as disclosed on Schedule 4.13,  Borrower and each of the Subsidiaries and Physicians Groups is not in default on any Debt, and Borrower and each of the Subsidiaries and Physicians Groups is not in default on any other lease, commitment, contract, instrument or obligation which is material to the operation of its business.

4.14                           Public Utility Holding Company Act.  Borrower is not a “holding company,” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

4.15                           Investment Company Act.  Borrower is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

4.16                           Patents, Trademarks, Copyrights, and Intellectual Property, etc.  Borrower and each Subsidiary has all necessary, patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights, copyrights, permits, and franchises in order for it to conduct its business and to operate its Assets, without known conflict with the rights of third Persons, and all of same are valid and subsisting.  The consummation of the transactions contemplated by this Agreement will not alter or impair any of such rights of Borrower or any Subsidiary.  Borrower and each Subsidiary has not been charged or, to the best of Borrower’s knowledge after due inquiry, threatened to be charged with any infringement or, after due inquiry, infringed on any, unexpired trademark, trademark registration, trade name, patent, copyright, copyright registration, or other proprietary right of any Person.

4.17                           Environmental Condition, (i) None of Borrower’s, any Subsidiary’s or any Physician Group’s Assets has ever been used by such Borrower, such Subsidiary or any Physician Group or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, other than medical supplies used in the ordinary course of a Physician Group’s practice as presently conducted in accordance with all applicable laws, rules and regulations; (ii) none of Borrower’s, any Subsidiary’s or any Physician Group’s Assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute; (iii) no Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower, any Subsidiary nor any Physician Group; and (iv) neither Borrower, any Subsidiary or any Physician Group has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower, any Subsidiary or any Physician Group resulting in the releasing or disposing of Hazardous Materials into the environment.

4.18                           Real Estate Leases.  All of the Real Estate Leases are listed on Schedule 4.18.  All of the Real Estate Leases are currently in full force and effect, and true and correct copies of all Real Estate Leases, together with all amendments, exhibits and schedules thereto, have been delivered to Bank.  Except as disclosed on Schedule 4.13,  neither the landlord nor the tenant therein, as the case may be, is in default on any of its obligations thereunder, and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute such a default.

4.19                           Compliance With ADA.

(a)                                  Borrower’s, the Subsidiaries’ and the Physician Group’s premises are presently used for administrative, office, and other commercial purposes, and no portions of Borrower’s, any Subsidiaries’ or any Physician Group’s premises are used as or for a “public accommodation,” as described and defined in the ADA.

(b)                                 Borrower, each Subsidiary and each Physician Group has made all modifications and/or provided all accommodations which may be required to be made or provided by Borrower, such Subsidiary and each Physician Group to their premises pursuant to the ADA in order to accommodate the needs and requirements of any disabled employees of Borrower, such Subsidiary and each Physician Group.

(c)                                  Borrower, the Subsidiaries and the Physician Groups have received no notice or complaint regarding any noncompliance with the ADA of their premises or of Borrower’s, any Subsidiary’s and the Physician Group’s employment practices and, to the best of Borrower’s knowledge, there has been no threatened litigation alleging any such noncompliance by Borrower, the Subsidiaries, the Physician Groups or their premises.

4.20                           Physician Groups; Transaction Documents.

(a)                                  Each of the Physician Groups is listed on Schedule 4.20 including with respect to each Physician Group, its full legal name and all trade names and fictitious business names, state of organization, and all locations where such Physician Group conducts its business.  Each of the Transaction Documents executed in connection with the formation or acquisition of such Physician Group and currently in effect, and transactions by and among such Physician Group, its Physician Group Shareholders, Borrower and any Subsidiary, are listed by title, date and parties in Schedule 4.20.

(b)                                 Each Physician Group is a professional medical corporation, duly organized and existing under the laws of the state of its organization.  Each Physician Group has the power and authority to own its own Assets and to transact the business in which it is engaged, and is properly licensed to practice medicine in accordance with applicable laws.

(c)                                  The execution, delivery and performance of the Transaction Documents to which each Physician Group is a party are within such Physician Group’s powers, are not in conflict with the terms of any charter, bylaw, the articles or certificate of incorporation or other organization papers of such Physician Group, and do not result in a breach of or constitute a default under any material contract, obligation, indenture or other instrument to which such Physician Group or its Physician Group Shareholders is a party or by which such Physician Group its Physician Group Shareholders is bound or affected.  To the knowledge of Borrower, there is no law, rule or regulation, whether relating to the practice of medicine or otherwise, nor is there any judgment, decree or order of any court or Governmental Authority binding on any Physician Group or any Physician Group Shareholder which would be contravened by the execution, delivery, performance or enforcement of the Transaction Documents to which such Physician Group and such Physician Group Shareholder is a party.

(d)                                 Each Physician Group has taken all corporate action necessary to authorize the execution and delivery of the Transaction Documents to which such Physician Group is a party, and the consummation of the transactions contemplated thereby.

4.21                           Billing Practices.  To the knowledge of Borrower, all billing practices of each Guarantor with third party payors of each Physician Group, including Medicare, Medicaid, Champus and Private Insurance Companies, are true and correct and in compliance with all applicable laws, regulations, policies and agreements, except where the failure to so comply is not reasonably likely to have a Material Adverse Effect.

4.22                           Character of Business.  Borrower is a holding company engaged in no business activities or operations other than the funding or financing of Permitted Acquisitions and the acquisition, ownership and management of the Subsidiaries, and the Subsidiaries are not engaged in any business activities or operations other than the management of the Physician Groups and other activities incidental thereto.

ARTICLE V

AFFIRMATIVE COVENANTS

Borrower covenants and agrees that from the Closing Date and thereafter until the indefeasible payment, performance and satisfaction in full of the Obligations and all of Bank’s obligations hereunder have been terminated, Borrower shall:

5.1                                 Punctual Payments.  Punctually pay the interest and principal on the Loans, the Fees and all Bank Expenses and any other fees and liabilities due under this Agreement and the Loan Documents at the times and place and in the manner specified in this Agreement or the Loan Documents.

5.2                                 Books and Records.  Maintain, and cause each of its Subsidiaries to maintain, adequate books and records in accordance with GAAP, and permit any officer, employee or agent of Bank, at any time and from time to time, to inspect, audit and examine such books and records, and to make copies of the same.

5.3                                 Financial Statements.  Deliver to Bank the following, all in form and detail satisfactory to Bank and in such number of copies as Bank may request:

(a)                                  as soon as available but not later than forty-five (45) days after and as of the close of each monthly accounting period, a consolidated internally prepared Financial Statement for Borrower, its Subsidiaries and each Physician Group which shall include Borrower’s, its Subsidiaries’ and each Physician Group’s consolidated balance sheet as of the close of such period, and Borrower’s, its Subsidiaries’ and each Physician Group’s consolidated statement of income and retained earnings and statement of cash flow for such period and year to date, certified by the Chief Financial Officer or the Executive Vice President of Borrower, to the best of his or her knowledge after due and diligent inquiry, as being complete and correct and fairly presenting in all material respects Borrower’s, its Subsidiaries’ and each Physician Group’s financial condition and results of operations for such period;

(b)                                 as soon as available but not later than forty-five (45) days after and as of the close of each quarterly accounting period, a consolidated and consolidating internally prepared Financial Statement for Borrower, its Subsidiaries and each Physician Group which shall include Borrower’s, its Subsidiaries’ and each Physician Group’s consolidated and consolidating balance sheet as of the close of such period, and Borrower’s, its Subsidiaries’ and each Physician Group’s consolidated statement of income and retained earnings and statement of cash flow for such period and year to date, certified by the Chief Financial Officer or the Executive Vice President of Borrower, to the best of his or her knowledge after due and diligent inquiry, as being complete and correct and fairly presenting Borrower’s, its Subsidiaries’ and each Physician Group’s financial condition and results of operations;

(c)                                  as soon as available but not later than forty-five (45) days after and as of the close of each quarterly accounting period, a report, certified by a Responsible Officer of Borrower, to the best of his or her knowledge after due and diligent inquiry, as being complete and correct, setting forth all of the following information with respect to such quarterly accounting period with respect to Borrower, the Subsidiaries and the Physician Groups, both in the aggregate and by Physician Group: (i) an accounts receivable aging by payor class, (ii) number of member lives and number of doctors employed, (iii) monthly capitation rate for commercial lives, Medicare risk lives and Medical/Medicaid lives, (iv) medical loss ratio; and (v) an analysis of incurred but not reported medical expenses.

(d)                                 as soon as available but not later than forty-five (45) days after and as of the end of each quarterly accounting period, a Compliance Certificate from the Chief Financial Officer or the Executive Vice President of Borrower, stating, among other things, that he or she has reviewed the provisions of this Agreement and the Loan Documents and that, to the best of his or her knowledge after due and diligent inquiry there exists no Event of Default or Unmatured Event of Default, and containing the calculations and other details necessary to demonstrate compliance with Sections 6.12 and 6.16;

(e)                                  as soon as available but not later than forty-five (45) days after the end of each quarterly accounting period, the Lag Studies for all of Borrower’s Physician Groups

for such quarterly accounting period, with the Accrued Medical Claims disclosed in such Lag Studies fully reconciled to Borrower’s balance sheet for such fiscal quarter delivered under Section 5.3(b);

(f)                                    as soon as available but not later than ninety (90) days after and as of the end of each fiscal year, a complete copy of Borrower’s, the Subsidiaries’ and the Physician Groups’ consolidated audited Financial Statement and all work papers and supporting documents thereunder which Bank may request, which shall include at least Borrower’s, the Subsidiaries’ and the Physician Groups’ balance sheet as of the close of such fiscal year, and Borrower’s, the Subsidiaries’ and the Physician Groups’ statement of income and retained earnings and statement of cash flow for such fiscal year, certified by a certified public accountant selected by Borrower and satisfactory to Bank, which certificate shall not be qualified in any manner whatsoever, and shall include or be accompanied by a statement from such accountant that during the examination, solely with respect to accounting and auditing matters herein, there was observed no Event of Default or Unmatured Event of Default, or a statement of such Event of Default or Unmatured Event of Default if any is found and the actions taken or to be taken with respect thereto;

(g)                                 as soon as available but not later than thirty (30) days prior to the last day of each fiscal year, a Capital Expenditure budget for the following fiscal year of Borrower, the Subsidiaries and the Physician Groups, approved by the Board of Directors of Borrower, in form and content satisfactory to Bank;

(h)                                 as soon as available, but no later than ten (10) days after submission thereof to the Department of Corporations and/or any other applicable or successor state agency or body, all reports and/or financial statements required under Borrower’s or any Guarantor’s Health Service Plan License, if any;

(i)                                     promptly upon receipt by Borrower, copies of any and all reports and management letters submitted to Borrower or any Subsidiary by any certified public accountant in connection with any examination of Borrower’s or any Subsidiary’s financial records made by such accountant; and

(j)                                     from time to time annual budgets, operating statistics, operating plans and any other information as Bank may reasonably request, promptly upon such request.

5.4                                 Existence; Preservation of Licenses: Compliance with Law.  Preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence and good standing in the state of its organization, qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in every jurisdiction where the failure to be so qualified could have a Material Adverse Effect; and preserve, and cause each of the Subsidiaries to preserve, all of its licenses, permits, governmental approvals, rights, privileges and franchises required for its operations; and comply, and cause each of the Subsidiaries to comply, with the provisions of its Governing Documents; and comply, and cause each of the Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations, orders of any Governmental Authority having authority or jurisdiction over it, except for such laws, rules and regulations where the failure to so comply could not have a Material Adverse Effect, and comply, and cause each of the Subsidiaries to comply, with all requirements for the maintenance of its business, insurance, licenses, permits, governmental approvals, rights, privileges and franchises; and timely file, and cause each of its Subsidiaries to timely file, to the Department of Corporations, all required reports and financial statements required under its Health Service Plan License, if any.

5.5                                 Insurance.

(a)                                  Maintain and keep in force, and cause each Subsidiary and each Physician Group to maintain and keep in force, insurance of the types and in amounts customarily carried by companies engaged in the same or similar business, or similarly situated, including fire, extended coverage, public liability, business interruption, property damage, medical liability and workers’ compensation insurance, and deliver to Bank from time to time at Bank’s request schedules setting forth all insurance then in effect.  All insurance required herein shall be written by companies which are authorized to do insurance business in the State of California.  All hazard insurance and such other insurance as Bank shall specify, shall contain a California Form 438BFU (NS) endorsement, or an equivalent endorsement satisfactory to Bank, showing Bank as sole loss payee thereof, and shall contain a waiver of warranties.  Every policy of insurance referred to in this Section 5.5 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to Bank and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Borrower or Bank which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment.

(b)                                 Original policies or certificates thereof satisfactory to Bank evidencing such insurance shall be delivered to Bank at least 30 days prior to the expiration of the existing or preceding policies.  Borrower shall give Bank prompt notice of any loss covered by such insurance, and Bank shall have the right to adjust any loss.  Bank shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to Borrower whatsoever in respect of such adjustments.  Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Bank to be applied at the option of Bank either to the prepayment of the Obligations without premium, in such order or manner as Bank may elect, or shall be disbursed to Borrower under stage payment terms satisfactory to Bank for application to the cost of repairs, replacements, or restorations.  All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.  Upon the occurrence of an Event of Default, Bank shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Bank shall determine.  Borrower shall, concurrently with the financial information required to be delivered by Borrower pursuant to Section 5.3(b), deliver to Bank, as Bank may request, copies of certificates describing all insurance of Borrower then in effect.

5.6                                 Assets.  Maintain, keep and preserve, and cause each Subsidiary to maintain, keep and preserve, all of its Assets (tangible or intangible) which are necessary to its business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such Assets shall be fully and efficiently preserved and maintained.

5.7                                 Taxes and Other Liabilities.  Pay and discharge when due, and cause each Subsidiary to pay and discharge when due, any and all assessments and taxes, both real or personal and including federal and state income taxes, and any and all other Permitted Debt.

5.8                                 Notice to Bank.  Promptly, upon Borrower acquiring knowledge thereof, give written notice to Bank of:

(a)                                  all litigation affecting Borrower or any Subsidiary where the amount in controversy is in excess of applicable insurance coverage;

(b)                                 any dispute which may exist between Borrower, any Subsidiary or any Physician Group, on the one hand, and any Governmental Authority, on the other;

(c)                                  any labor controversy resulting in or threatening to result in a strike against Borrower or any Subsidiary;

(d)                                 any proposal by any public authority to acquire the Assets or business of Borrower or any Subsidiary, or to compete with Borrower or any Subsidiary;

(e)                                  all notices or claims which may be received by Borrower or any Subsidiary and involving claims made by any Person as to any alleged noncompliance of Borrower’s or such Subsidiary’s premises with the requirements of the ADA;

(f)                                    any material notice from any Governmental Authority pertaining to any Physician Group, the Transaction Documents or any of them, or the transactions contemplated thereunder;

(g)                                 any notice of termination of any Management Service Agreement or any other material notice from any Physician Group, or any Physician Group Shareholder;

(h)                                 any Event of Default or Unmatured Event of Default; and

(i)                                     any other matter which has resulted or could result in a Material Adverse Effect.

5.9                                 Employee Benefits.  (a)(i) Promptly, and in any event within 10 Business Days after Borrower or any of the Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Effect, deliver or cause to be delivered a written statement of the Chief Financial Officer of Borrower describing such ERISA Event and any action that is being taken with respect thereto by Borrower, any such Subsidiary, or member of the ERISA Group, and any action taken or threatened by the IRS, Department of Labor, or PBGC.  Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Plan of which it is the plan sponsor; (ii) promptly and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Plan and all communications received by Borrower, any member of the ERISA Group with respect to such request; and (iii) promptly and in any event within 3 Business Days after receipt by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any member of the ERISA Group, of the PBGC’s intention to terminate a Plan or to have a trustee appointed to administer a Plan, copies of each such notice.

(b)                                 Cause to be delivered to Bank, upon Bank’s request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements of other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrower or its Subsidiaries; (ii) the most recent determination letter issued by the IRS with respect to each Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Plan; (iv) all actuarial reports prepared for the last three plan years for each Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any member of the ERISA Group to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to Borrower or any member of the ERISA Group regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.

5.10                           Further Assurances.  Execute and deliver, or cause to be executed and delivered, upon the request of Bank and at Borrower’s expense, such additional documents, instruments and agreements as Bank may reasonably determine to be necessary or advisable to carry out the provisions of this Agreement and the Loan Documents, and the transactions and actions contemplated hereunder and thereunder.

5.11                           Bank Accounts.  Maintain, and cause each Subsidiary and each Physician Group to maintain, its cash on hand and cash equivalent investments in deposit accounts at Bank, which deposits accounts (other than the deposit accounts of the Physician Groups) shall be subject to the security interests granted to Bank under the Security Agreement (“Borrower”) and the Security Agreements (Guarantor), and all funds in the deposit accounts of the Physician Groups shall be swept daily into the deposit account of its Manager established at Bank; provided, however, notwithstanding the foregoing, the Physician Groups listed on Schedule 5.11 shall be permitted to maintain the deposit accounts listed on Schedule 5.11 (and no others) so long as (i) all funds in such deposit accounts are at all times subject to a perfected first priority security interest in favor of Bank, subject only to Permitted Liens, and (ii) Borrower shall transfer, or cause to be transferred, to the deposit account of the applicable Manager maintained at Bank, any and all funds in such deposit accounts in the aggregate for all such deposit accounts in excess of Fifty Thousand Dollars ($50,000) on a daily basis.

5.12                           Environment.  Be and remain, and cause each Subsidiary and each operator of any of Borrower’s or any Subsidiary’s Assets to be and remain, in compliance with the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify Bank immediately of any notice of a hazardous discharge or environmental complaint received from any Governmental Authority or any other Person; notify Bank immediately of any hazardous discharge from or affecting its premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; permit Bank to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at Bank’s-request, and at Borrower’s expense, provide a report of a qualified environmental engineer, satisfactory in scope, form and content to Bank, and such other and further assurances reasonably satisfactory to Bank that the condition has been corrected.

5.13                           Real Estate Leases.  Perform all of its obligations under all of the Real Estate Leases and promptly deliver to Bank a copy of all notices of default or breach under any Real Estate Lease.

5.14                           ADA.  Observe and comply, and cause each Subsidiary to observe and comply, in all material respects with all obligations and requirements of the ADA as it applies to their premises, which shall include, without limitation, installing or constructing all improvements or alterations which may be necessary to cause such premises to be accessible to all persons if the use of such premises or any part thereof becomes a “public accommodation,” as defined in the ADA, or in the event additional building improvements are added or incorporated into the existing improvements, and making any reasonable accommodations which may be necessary to accommodate the needs or requirements of any existing or future employee of Borrower and the Subsidiaries, as applicable.

5.15                           Billing Practices.  Cause all billing practices of each Guarantor with third party payors of each Physician Group, including Medicare, Medicaid, Champus and Private Insurance Companies, to be true and correct in all material respects and in material compliance with all applicable laws, regulations, policies and agreements.

ARTICLE VI

NEGATIVE COVENANTS

Borrower further covenants and agrees that from the Closing Date and thereafter until the indefeasible payment, performance and satisfaction in full of the Obligations and all of Bank’s obligations hereunder have been terminated, Borrower shall not:

6.1                                 Use of Funds: Margin Regulation.

(a)                                  Use any proceeds of the Revolving Loans for any purpose other than (i) for Permitted Acquisitions to the extent permitted by Sections 3.3 and 6.8 and (ii) for working capital; or

(b)                                 Use any portion of the proceeds of the Loans in any manner which might cause the Loans, the application of the proceeds thereof, or the transactions contemplated by this Agreement to violate Regulation T, U, or X of the Board of Governors of the Federal Reserve System, or any other regulation of such board, or to violate the Securities and Exchange Act of 1934, as amended or supplemented.

6.2                                 Debt.  Create, incur, assume or suffer to exist, or permit any Subsidiary or any Physician Group to create, incur, assume or suffer to exist, any Debt except Permitted Debt.

6.3                                 Liens.  Create, incur, assume or suffer to exist, or permit any Subsidiary or any Physician Group to create, incur, assume or suffer to exist, any Lien (including the lien of an attachment, judgment or execution) on any of its Assets, whether now owned or hereafter acquired, except Permitted Liens; or sign or file, or permit any Subsidiary or any Physician Group to sign or file, under the Uniform Commercial Code as adopted in any jurisdiction, a financing statement which names Borrower or any Subsidiary or any Physician Group as a debtor, except with respect to Permitted Liens, or sign, or permit any Subsidiary or any Physician Group to sign, any security agreement authorizing any secured party thereunder to file such a financing statement, except with respect to Permitted Liens.

6.4                                 Merger, Consolidation, Transfer of Assets.  Wind up, liquidate or dissolve, reorganize, merge or consolidate with or into any other Person, or acquire all or substantially all of the Assets or the business of any other Person, or permit any Subsidiary to do so, except for Permitted Acquisitions; provided, however, upon prior written notice to Bank, any Subsidiary may merge into or consolidate with or transfer Assets to any other Subsidiary.

6.5                                 Leases.  Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any obligation as a lessee for the rental or hire of any real or personal property, other than (i) leases that have been or should be capitalized in accordance with GAAP and (ii) leases (other than Capital Leases) that do not in the aggregate require Borrower and its Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance, and similar expenses which Borrower or any Subsidiary is required to pay under the terms of any lease) in excess of One Hundred Thousand Dollars ($100,000) in any fiscal year of Borrower.

6.6                                 Sales and Leasebacks.  Sell, transfer, or otherwise dispose of, or permit any Subsidiary to sell, transfer, or otherwise dispose of, any real or personal property to any Person, and thereafter directly or indirectly leaseback the same or similar property.

6.7                                 Asset Sales.  Conduct any Asset Sale, or permit any Subsidiary to do so, other than the sale or other disposition of Assets which are worn, obsolete, or no longer used or useful in the conduct of its business.

6.8                                 Investments; Permitted Acquisitions.

(a)                                  Make, or permit any Subsidiary to make, any loans or advances to, or any investment in, any Person, except Permitted Investments and loans evidenced by an Inter- Company Note (Guarantor) or an Inter-Company Note (Physician Group) in accordance with a Permitted Acquisition; or acquire, or permit any Subsidiary to acquire, any capital stock, Assets, obligations, or other securities of, make any contribution to, or otherwise acquire any interest in, any Person except in accordance with Section 6,8(b); or acquire or form or permit any Subsidiary to acquire or form, any new Subsidiary except in accordance with Section 6.8(b); or participate, or permit any Subsidiary to participate, as a partner or joint venturer with any other Person.

(b)                                 Notwithstanding Section 6.8(a), Borrower shall be permitted to acquire or form a new Subsidiary in connection with the funding by it or such Subsidiary of the acquisition of a physician group which shall become a Physician Group in accordance with the Transaction Documents with respect to such Physician Group (a “Permitted Acquisition”) so long as the following conditions have been fulfilled to the satisfaction of Bank in its sole and absolute discretion:

(i)                                     Such Subsidiary shall be a corporation, wholly owned by Borrower;

(ii)                                  Bank shall have received not later than thirty (30) days prior to the date of the proposed Permitted Acquisition, (x) a written detailed description of the proposed Permitted Acquisition, in form and substance satisfactory to Bank, including historical and projected financial information, accounts receivable information and reconciliations, and such other supporting information with respect to the applicable Physician Group and proposed Permitted Acquisition as Bank shall require, including historical financial statements and a listing of adjustments to physician compensation and other ongoing expenses reflected in the projected Consolidated EBITDA for the transaction; and (y) draft copies of all Transaction Documents with respect to the proposed Permitted Acquisition, in form and substance satisfactory to Bank;

(iii)                               Bank shall have given its prior written consent to such Permitted Acquisition if either (x) the total consideration to be paid to the seller of the applicable Physician Group is Three Million Dollars ($3,000,000) or more, or (y) the total consideration to be paid to the seller of the applicable Physician Group is One Million Dollars ($1,000,000) or more but less than Three Million Dollars ($3,000,000) and both (1) the total consideration to be paid to the seller of the applicable Physician Group is in excess of five times such Physician Group’s projected Consolidated EBITDA and (2) the cash consideration to be paid to the seller of the applicable Physician Group is in excess of three times such Physician Group’s projected Consolidated EBITDA;

(iv)                              Bank shall have received, not later than one (1) day prior to the date of the closing of such Permitted Acquisition, final copies of all Transaction Documents with respect thereto, marked to show changes from the drafts of same previously provided to Bank, and Bank shall be satisfied with same;

(v)                                 Bank shall have received all of the following Loan Documents with respect to such proposed Permitted Acquisition, in form and substance satisfactory to Bank in its sole and absolute discretion:

(1)                                  a Guaranty duly executed by the applicable Subsidiary;

(2)                                  a Security Agreement (Guarantor), duly executed by the applicable Subsidiary;

(3)                                  a Stock Pledge Agreement with respect to the capital stock of the applicable Subsidiary, duly executed by Borrower and acknowledged by such Subsidiary;

(4)                                  a Collateral Assignment of Transaction Documents (Guarantor), duly executed by the applicable Subsidiary and acknowledged by each of the other Persons party to such Transaction Documents;

(5)                                  a Security Agreement (Physician Group) and related financing statement(s) (Form UCC-1) as Bank shall require and financing statement assignment (Form UCC-2 or UCC-3, as applicable), duly executed by the applicable Physician Group and Subsidiary;

(6)                                  a Credit Succession Agreement or a joinder agreement to an existing Credit Succession Agreement, duly executed by such Subsidiary, Physician Group and the Physician Group Shareholders of such Physician Group;

(7)                                  such UCC-1 financing statements and/or fixture filings as Bank shall reasonably require in connection with the foregoing Loan Documents, duly executed by Borrower or such Subsidiary, as applicable;

(vi)                              Bank shall have received the original duly executed Inter-Company Note (Guarantor), endorsed by allonge by Borrower to Bank, and the original duly executed Inter-Company Note (Physician Group Shareholder), endorsed by allonge by the applicable Guarantor to Bank, evidencing the downstreaming of the funds from Borrower to the applicable Guarantor to the applicable Physician Group Shareholder, together with the original duly executed Inter-Company Security Agreement and UCC-1 Financing Statements as Bank shall require with respect thereto, duly assigned to Bank, all in form and substance satisfactory to Bank in its sole and absolute discretion;

(vii)                           Bank shall have received the certificates evidencing all of the capital stock of the applicable Physician Group together with undated stock powers with respect thereto, duly executed in blank by the applicable Physician Group Shareholder;

(viii)                        Bank shall have received the certificates evidencing all of the capital stock of the applicable Subsidiary, together with undated stock powers with respect thereto, duly executed in blank by Borrower;

(ix)                                Bank shall have received a favorable duly executed opinion of Borrower’s and Guarantors’ counsel, dated as of the date of the closing of the proposed Permitted Acquisition, with respect to the proposed Permitted Acquisition, satisfactory to Bank in its sole and absolute discretion;

(x)                                   Bank shall have received replacement Schedules to this Agreement and the Loan Documents, as appropriate, in form and substance satisfactory to Bank in its sole and absolute discretion;

(xi)                                Bank shall have received a Certificate of the Secretary of the applicable Guarantor, dated as of the date of the closing of the proposed Permitted Acquisition, certifying (i) the incumbency and signatures of the Responsible Officers of such Guarantor who are executing the Loan Documents on behalf of such Guarantor, (ii) the bylaws of such Guarantor and all amendments thereto as being true and correct and in full force and effect, and (iii) the resolutions of the Board of Directors of such Guarantor as being true and correct and in full force and effect, authorizing the execution and delivery of the Loan Documents, and authorizing the transactions contemplated thereunder, and authorizing the Responsible Officers of such Guarantor to execute the same on behalf of such Guarantor;

(xii)                             Bank shall have received a certificate of status and good standing for the applicable Guarantor and Physician Group, dated as of a recent date prior to the date of the closing of the proposed Permitted Acquisition, showing that such Guarantor and Physician Group are in good standing under the laws of the state of its organization;

(xiii)                          Bank shall have received the Articles or Certificate of Incorporation and all amendments thereto of the applicable Guarantor and Physician Group, certified by the Secretary of State of the respective state of its organization;

(xiv)                         receipt by Bank of certificates of foreign qualification and good standing with respect to the applicable Guarantor and Physician Group, dated as of a recent date prior to the date of the closing of the proposed Permitted Acquisition, showing that such Guarantor and Physician Group are qualified to do business and are in good standing under the laws of each state where the failure to be so qualified would have a Material Adverse Effect;

(xv)                            receipt by Bank of a certificate signed by the Chief Executive Officer and Chief Financial Officer of the applicable Guarantor, dated as of the date of the closing of the proposed Permitted Acquisition, certifying to Bank that (i) both immediately before and immediately after giving effect to the transactions contemplated by the Loan Documents, such Guarantor is and will be Solvent, (ii) to the best of their knowledge after due and diligent inquiry, the representations and warranties of such Guarantor contained in the Loan Documents are true and correct, (iii) to the best of their knowledge after due and diligent inquiry, both immediately before and immediately after giving effect to the transactions contemplated by the Loan Documents, no Event of Default or Unmatured Event of Default is continuing or shall occur, and (iv) the business of such Guarantor and the practice of the Physician Group which is the subject of such Permitted Acquisition are substantially the same as all other Guarantors and Physician Groups;

(xvi)                         Bank shall have received payment in full of all Bank Expenses pursuant to Section 9.3(a)(i) incurred in connection with the proposed Permitted Acquisition;

(xvii)                      Bank shall have received copies of insurance binders or insurance certificates evidencing Borrower’s having caused to be obtained insurance in accordance with Section 5.5, including the lender’s loss payee endorsements required by such Section;

(xviii)                   Bank shall have received Uniform Commercial Code and other public record searches with respect to the applicable Guarantor and Physician Group, in each case satisfactory to Bank in its sole and absolute discretion; and

(xix)                           Bank shall have received such other agreements, instruments and documents as Bank may reasonably require in connection with such Permitted Acquisition, in form and substance satisfactory to Bank in its sole and absolute discretion.

6.9                                 Character of Business.  Engage in any business activities or operations other than to fund and finance Permitted Acquisitions and the acquisition, ownership and management of the Subsidiaries, or permit the Subsidiaries to engage in any business activities or operations other than the management of the Physician Groups in accordance with the Management Service Agreements and other activities incidental thereto.

6.10                           Distributions.  Declare or pay any Distributions; or purchase, redeem, retire, or otherwise acquire for value any of its ownership interests now or hereafter outstanding; or make any distribution of Assets to its partners or shareholders, whether in cash, Assets, or in obligations of Borrower; or allocate or otherwise set apart any sum for the payment of any Distribution on, or for the purchase, redemption or retirement of, any of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any of its ownership interests; or permit any Subsidiary to purchase or otherwise acquire for value any ownership interests of Borrower or any other Subsidiary.

6.11                           Guaranty.  Assume, guaranty, endorse (other than checks and drafts received by Borrower in the ordinary course of business so long as an Event of Default has not occurred), or otherwise be or become directly or contingently responsible or liable, or permit any Subsidiary to assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable (including, any agreement to purchase any obligation, stock, Assets, goods, or services or to supply or advance any funds, Assets, goods, or services, or any agreement to maintain or cause such Person to maintain, a minimum working capital or net worth, or otherwise to assure the creditors of any Person against loss) for the obligations of any other Person; or

pledge or hypothecate, or permit any Subsidiary to pledge or hypothecate, any of its Assets as security for any liabilities or obligations of any other Person; provided, however, notwithstanding the foregoing, Borrower shall be permitted to execute and deliver the guarantees listed on Schedule 1.1P.

6.12                           Capital Expenditures.  Make any Capital Expenditures, or any commitments therefor, in excess of Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate in any fiscal year.

6.13                           Transactions with Affiliates.  Enter into any transaction, including the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, or permit any Subsidiary to enter into any transaction, including the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, other than (i) in the ordinary course of and pursuant to the reasonable requirements of Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would obtain in a comparable arm’s length transaction with a Person not an Affiliate; (ii) the Transaction Documents; and (iii) the Tax Sharing Agreement among Borrower and Guarantors previously approved by Bank.

6.14                           Change of Control.  Cause, permit or suffer, directly or indirectly any Change of Control.

6.15                           Stock Issuance.  Permit any Subsidiary to issue any additional capital stock or other ownership interests.

6.16                           Financial Condition.  Permit or suffer:

(a)                                  the Current Ratio at any time, on or after June 30, 1999, to be less than 0.60:1.0.

(b)                                 Consolidated Net Worth at the end of each fiscal quarter beginning with the quarter ended June 30, 1999, to be less than the sum of (i) $3,900,000, plus (ii) on a cumulative basis from April 1, 1999, one hundred percent (100%) of all extraordinary gains, proceeds from the sale of capital stock, and equity issued in connection with any mergers and acquisitions permitted hereunder, and plus (iii) on a cumulative basis from April 1, 1999, seventy percent (70%) of positive Consolidated Net Income, plus (iv) on a cumulative basis from April 1, 1999, sixty percent (60%) of Borrower’s IBNR Expense for such period.

(c)                                  the Leverage Ratio at any time on or after June 30, 1999 to exceed the ratio set forth in the table below during the periods indicated:

Period	Maximum Leverage Ratio

6/30/99 through 9/30/99	4.00:1.0
10/1/99 and thereafter	3.50:1.0

(d)                                 the Coverage Ratio at any time, on or after June 30, 1999, to be less than the ratio set forth in the table below during the periods indicated:

Period	Minimum Coverage Ratio

6/30/99 through 9/30/99	1.10:1.0
10/1/99 and thereafter	1.25:1.0

6.17                           Transactions Under ERISA.  Directly or indirectly:

(a)                                  engage, or permit any Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

(b)                                 permit to exist with respect to any Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), whether or not waived;

(c)                                  fail, or permit any Subsidiary of Borrower to fail, to pay timely required contributions or installments due with respect to any waived funding deficiency to any Plan;

(d)                                 terminate, or permit any Subsidiary of Borrower to terminate, any Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any member of ERISA Group under Title IV of ERISA;

(e)                                  fail, or permit any Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

(f)                                    fail, or permit any Subsidiary of Borrower to fail, to pay to a Plan or Multiemployer Plan any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

(g)                                 amend, or permit any Subsidiary of Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any the member of the ERISA Group is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code; or

(h) withdraw, or permit any Subsidiary of Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any member of the ERISA Group in excess of Two Hundred Fifty Thousand Dollars ($250,000).

6.18                           Transaction Documents.  (i) Terminate any of the Transaction Documents, or permit any Subsidiary to do so, or (ii) amend any of the Transaction Documents, or waive any of the provisions thereof, or permit any Subsidiary to do so, in any respect which (x) adversely affects Bank’s rights or remedies with respect thereto, or (y) could reasonably be expected to have a Material Adverse Effect.

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES

7.1                                 Events of Default.  The occurrence of any one or more of the following events, acts or occurrences shall constitute an event of default (an “Event of Default”) hereunder:

(a)                                  Borrower fails to pay any payment of principal or interest due on the Loans, the Fees, any Bank Expenses, or any other amount payable hereunder or under any Loan Document;

(b)                                 Borrower fails to observe or perform any of the covenants and agreements set forth in Article VI;

(c)                                  Borrower fails to observe or perform any covenant or agreement set forth in this Agreement and the Loan Documents (other than those covenants and agreements described in Sections 7.l(a) and 7.l(b)), and such failure continues for fifteen (15) days after the earlier to occur of (i) Borrower obtaining knowledge of such failure or (ii) Bank’s dispatch of notice to Borrower of such failure;

(d)                                 Any representation, warranty or certification made by Borrower or any Guarantor or any officer or employee of Borrower or any Guarantor in this Agreement or any Loan Document, in any certificate, financial statement or other document delivered pursuant to this Agreement or any Loan Document proves to have been untrue in any material respect when made;

(e)                                  Borrower or any Guarantor fails to pay when due any payment in respect of Debt or other extensions of credit or financial arrangements (other than under this Agreement or any other Loan Document);

(f)                                    Any event or condition occurs that: (i) results in the acceleration of the maturity of Debt or other financial arrangements of Borrower or any Guarantor; or (ii) permits (or, with the giving of notice or lapse of time or both, would permit) the holder or holders of such Debt or extensions of credit or financial accommodations or any Person acting on behalf of such holder or holders to accelerate the maturity thereof;

(g)                                 Borrower or any Guarantor commences a voluntary Insolvency Proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debt or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official over it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary Insolvency Proceeding or fails generally to pay its Debt as it becomes due, or takes any action to authorize any of the foregoing;

(h)                                 An involuntary Insolvency Proceeding is commenced against Borrower or any Guarantor seeking liquidation, reorganization or other relief with respect to it or its Debt or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property and any of the following events occur: (i) the petition commencing the Insolvency Proceeding is not timely controverted; (ii) the petition commencing the Insolvency Proceeding is not dismissed within thirty (30) calendar days of the date of the filing thereof; (iii) an interim trustee is appointed to take possession of all or a substantial portion of the Assets of, or to operate all or any substantial portion of the business of, such Borrower or such Guarantor; or (iv) an order for relief shall have been issued or entered therein;

(i)                                     Borrower or any Guarantor suffers (i) any money judgment in excess of applicable insurance coverage or (ii) any writ, warrant of attachment, or similar process;

(j)                                     A judgment creditor obtains possession of any of the Assets of Borrower or any Guarantor by any means, including levy, distraint, replevin, or self-help, or any order, judgment or decree is entered decreeing the dissolution of either Borrower or any Guarantor;

(k)                                  Any Management Services Agreement or any of the other Transaction Documents is terminated or fails to be in full force and effect for any reason, or a breach, a default or an event of default occurs under any Transaction Document;

(l)                                     Any of the Loan Documents fails to be in full force and effect for any reason, or Bank fails to have a perfected, first priority Lien in and upon all of the collateral assigned or pledged to Bank thereunder, or a breach, default or an event of default occurs under any Loan Document; or

(m)                               Any other Material Adverse Effect occurs.

7.2                                 Remedies.

(a)                                  Acceleration.  Upon the occurrence of any Event of Default described in Section 7.l(g) or 7.l(h), the Obligations shall become immediately due and payable without any election or action on the part of Bank without presentment, demand, protest or notice of any kind, all of which Borrower hereby expressly waives.  Upon the occurrence and continuance of any other Event of Default, Bank may, at its election, without notice of its election and without demand, immediately declare the Obligations to be due and payable, whereupon the

Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which Borrower hereby expressly waives.

(b)                                 Termination of Revolving Credit Commitment.  Upon the occurrence of any Unmatured Event of Default or Event of Default, Bank may, at its option, terminate the Revolving Credit Commitment and cease making Revolving Loans to Borrower.

7.3                                 Remedies Cumulative.  The rights and remedies of Bank herein and in the Loan Documents are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law, in equity or otherwise.

ARTICLE VIII

TAXES

8.1                                 Taxes on Payments.  All payments in respect of the Obligations shall be made free and clear of and without any deduction or withholding for or on account of any present and future taxes, levies, imposts, deductions, charges, withholdings, assessments or governmental charges, and all liabilities with respect thereto, imposed by the United States of America, any foreign government, or any political subdivision or taxing authority thereof or therein, excluding any taxes, imposed on Bank under the Internal Revenue Code or similar state and local laws and determined by Bank’s net income, and any franchise taxes imposed on Bank by the State of California (or any political subdivision thereof) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, assessments, charges and liabilities being hereinafter referred to as “Taxes”).  If any Taxes are imposed and required by law to be deducted or withheld from any amount payable to Bank, then Borrower shall (i) increase the amount of such payment so that Bank will receive a net amount (after deduction of all Taxes) equal to the amount due hereunder, and (ii) pay such Taxes to the appropriate taxing authority for the account of Bank prior to the date on which penalties attach thereto or interest accrues thereon; provided, however, if any such penalties or interest shall become due, Borrower shall make prompt payment thereof to the appropriate taxing authority.

8.2                                 Indemnification For Taxes.  Borrower shall indemnify Bank for the full amount of Taxes (including penalties, interest, expenses and Taxes arising from or with respect to any indemnification payment) arising therefrom or with respect thereto, whether or not the Taxes were correctly or legally asserted.  This indemnification shall be made on demand.

8.3                                 Evidence of Payment.  Within thirty (30) days after the date of payment of any Taxes, Borrower shall furnish to Bank the original or a certified copy of a receipt evidencing payment thereof.  If no Taxes are payable in respect of any payment due hereunder or under the Notes, Borrower shall furnish to Bank a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to Bank, in either case stating that such payment is exempt from or not subject to Taxes.

ARTICLE IX

MISCELLANEOUS

9.1                                 Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof or such other address or facsimile number as such party may hereafter specify by notice to the other party in accordance with this Section 9.1.  Each such notice, request or other communication shall be deemed given on the second business day after mailing; provided that actual notice, however and from whomever given or received, shall always be effective on receipt; provided further that notices to Bank pursuant to Article II shall not be effective until received by a Responsible Officer of Bank; provided further that notices sent by Bank in connection with Sections 9504 or 9505 of the California Uniform Commercial Code shall be deemed given when deposited in the mail or personally delivered, or, where permitted by law, transmitted by facsimile.

9.2                                 No Waivers.  No failure or delay by Bank in exercising any right, power or privilege hereunder or under any Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

9.3                                 Bank Expenses; Documentary Taxes; Indemnification.

(a)                                  Borrower shall pay all Bank Expenses on demand.

(b)                                 Borrower shall pay all and indemnify Bank against any and all transfer taxes, documentary taxes, assessments, or charges made by any Governmental Authority and imposed by reason of the execution and delivery of this Agreement, any of the Loan Documents, or any other document, instrument or agreement entered into in connection herewith.

(c)                                  Borrower shall and hereby agrees to indemnify, protect, defend and hold harmless Bank and its directors, officers, agents, employees and attorneys (collectively, the “Indemnified Persons” and individually, an “Indemnified Person”) from and against (i) any and all losses, claims, damages, liabilities, deficiencies, judgments, costs and expenses (including attorneys’ fees and attorneys’ fees incurred pursuant to proceedings arising under the Bankruptcy Code) incurred by any Indemnified Person (except to the extent that it is finally judicially determined to have resulted from the gross negligence or willful misconduct of any Indemnified Person) arising out of or by reason of any litigations, investigations, claims or proceedings (whether administrative, judicial or otherwise), including discovery, whether or not Bank is designated a party thereto, which arise out of or are in any way related to (1) this Agreement, the Loan Documents or the transactions contemplated hereby or thereby, (2) any actual or proposed use by Borrower of the proceeds of the Loans, or (3) Bank’s entering into this Agreement, the Loan Documents or any other agreements and documents relating hereto; (ii) any such losses, claims, damages, liabilities, deficiencies, judgments, costs and expenses arising out of or by reason of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence on, under or about Borrower’s operations or property or property leased by Borrower of any material, substance or waste which is or becomes designated as Hazardous Materials; (iii) any such losses, claims, damages, liabilities, deficiencies, judgments, costs and expenses, penalties, fines and other sanctions arising from any claim that Borrower’s or any Subsidiaries’ premises is not in compliance with the requirements of the ADA; and (iv) any such losses, claims, damages, liabilities, deficiencies, judgments, costs and expenses incurred in connection with any remedial or other action taken by Borrower or Bank in connection with compliance by Borrower with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines (except to the extent that it is finally judicially determined to have resulted from the gross negligence or willful misconduct of any Indemnified Person).  If and to the extent that the obligations of Borrower hereunder are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations of Bank which is permissible under applicable law.

(d)                                 Borrower’s obligations under this Section 9.3 and under Section 8.2 shall survive any termination of this Agreement and the Loan Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of its obligations set forth in this Agreement.

9.4                                 Amendments and Waivers.  Any provision of this Agreement or any of the Loan Documents to which Borrower is a party may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the party asserted to be bound thereby, and then such amendment or waiver shall be effective only in the specific instance and specific purpose for which given.

9.5                                 Successors and Assigns; Participations; Disclosure.

(a)                                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Bank and any such prohibited assignment or transfer by Borrower shall be void.

(b)                                 Bank may make, carry or transfer the Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of Bank or to any Federal Reserve Bank, all without Borrower’s consent.

(c)                                  Bank may, at its own expense, assign to one or more banks or other financial institutions all or a portion of its rights (including voting rights) and obligations under this Agreement and the Loan Documents.  In the event of any such assignment by Bank pursuant to this Section 9.5(c), Bank’s obligations under this Agreement arising after the effective date of such assignment shall be released and concurrently therewith, transferred to and assumed by Bank’s assignee to the extent provided for in the document evidencing such assignment, and Bank shall give prompt notice of such assignment to Borrower.

(d)                                 Bank may at any time sell to one or more banks or other financial institutions (each a “Participant”) participating interests in the Loans, and in any other interest of Bank hereunder.  In the event of any such sale by Bank of a participating interest to a Participant, Bank’s obligations under this Agreement shall remain unchanged, Bank shall remain solely responsible for the performance thereof, and Borrower shall continue to deal solely and directly with Bank in connection with Bank’s rights and obligations under this Agreement.  Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest.

(e)                                  Borrower authorizes Bank to disclose to any assignee under Section 9.5(c) or any Participant (either, a “Transferee”) and any prospective Transferee any and all financial information in Bank’s possession concerning Borrower which has been delivered to Bank by Borrower pursuant to this Agreement or which has been delivered to Bank by Borrower in connection with Bank’s credit evaluation prior to entering into this Agreement.

9.6                                 Counterparts; Effectiveness; Integration.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall be effective when executed by each of the parties hereto.  This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

9.7                                 Severability.  The provisions of this Agreement are severable.  The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions.  If one or more provisions hereof shall be declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof.

9.8                                 Governing Law.  This Agreement shall be deemed to have been made in the State of California and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

9.9                                 Judicial Reference.

(a)                                  Other than (i) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Agreement, which controversy, dispute or claim is not settled in writing within thirty (30) days after the “Claim Date” (defined as the date on which a party subject to this Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq.  of the California Code of Civil Procedure, or their successor section (“CCP”), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where any real property collateral is located, or Los Angeles County, if none (the “Court”).  The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his or her representative).  The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule).  Each party shall have one peremptory challenge pursuant to CCP §170.6.  The referee shall (i)  be requested to set the matter for hearing within sixty (60) days after the Claim Date and (ii) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date.  Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP §644 in any court in the State of California having jurisdiction.  Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial.  All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee.  The referee may extend such period in the event of a party’s refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness.  No party shall be entitled to “priority” in conducting discovery.  Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service.  All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties.  Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

(b)                                 Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding.  All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee.  The party making such a request shall have the obligation to arrange for and pay for the court reporter.  The costs of the court reporter at the trial shall be borne equally by the parties.

(c)                                  The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California.  The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding.  The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties.  The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference.  The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee.  The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(d)                                 In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration.  The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, §1280 through §1294.2 of the CCP as amended from time to time.  The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

9.10                           Waivers.  Bank hereby waives compliance by Borrower of Sections 6.16(a), (b), (c) and (d) of the Prior Agreement on September 30, 1998, December 31, 1998 and March 31, 1999.  The waiver set forth hereinabove shall be limited precisely as written and shall not be deemed to (a) be a waivers or modification of any other term or condition of this Agreement or any Loan Document or (b) prejudice any right or remedy which Bank may now have or may have in the future (except to the extent such right or remedy is based upon the foregoing covenant waivers for the dates indicated) under or in connection with the Prior Agreement or any Loan Document.  The waivers set forth in this Section 9.10 shall be retroactive to September 30, 1998.

9.11                           Amended and Restated Agreement.  This Agreement shall amend and restate in its entirety, and continue the Obligations incurred under, the Prior Agreement.

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:	PROSPECT MEDICAL HOLDINGS, INC., a Delaware corporation

	By	/s/ R. Stewart Kahn

Address for Notices:

515 S. Flower Street Suite 1640 Los Angeles, CA 90071
	Attn:	R. Stewart Kahn, Executive Vice President Jacob Y. Terner, M.D.
Telephone: (213) 629-2185 Facsimile: (213) 629-2272

BANK:	IMPERIAL BANK

	By	/s/ John Harris
John Harris, Senior Vice President

Address for Notices:

IMPERIAL BANK 201 N. Figueroa Street Los Angeles, CA 90012 Attn: Roc A. Caldarone Telephone: (213) 484-3738 Facsimile: (213) 484-3721

Exhibit 1.1C

FORM OF
COLLATERAL ASSIGNMENT OF TRANSACTION DOCUMENTS

THIS COLLATERAL ASSIGNMENT OF TRANSACTION DOCUMENTS (this “Assignment”) has been executed and delivered as of              , 199     , by and between                  , a            corporation (“Assignor”), and IMPERIAL BANK, a California banking corporation (“Bank”), with reference to the following facts:

RECITALS

A.                                   Assignor is a party to certain transaction documents pursuant to which, among other things, Assignor acquired or will acquire the non-medical assets of                  , a                  professional medical corporation (“Physician Group”), and provides management services to Physician Group.

B.                                     Assignor [has previously executed\is contemporaneously herewith executing] that certain Continuing Guaranty, dated as of            , 199      , in favor of Bank (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) pursuant to which Assignor guarantees the Guaranteed Obligations (as defined in the Guaranty), including, without limitation, all obligations, indebtedness and liabilities owed by Prospect Medical Holdings, Inc., a Delaware corporation (“Borrower”) to Bank under that certain Amended and Restated Revolving Credit Agreement, dated as of July 3, 1999 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

C.                                     Assignor has executed and delivered that certain Security Agreement, dated as of even date with the Guaranty (“Security Agreement”), in order to secure the Guaranteed Obligations.

D.                                    Assignor has agreed to execute and deliver this Assignment to Bank in order to supplement the terms of the Security Agreement with respect to the Transaction Documents (as hereinafter defined).

E.                                      Assignor is a wholly-owned subsidiary of Borrower which will directly and materially benefit from the Loans made by Bank to Borrower under the Loan Agreement, and Assignor acknowledges that Bank would not enter into the Loan Agreement absent Assignor’s agreements under the Guaranty, the Security Agreement and hereunder.

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AGREEMENT

In consideration of the premises and the mutual agreements herein set forth, Assignor and Bank hereby agree as follows:

1.                                       Defined Terms.  All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Guaranty.

2.                                       Assignment.  As additional security for the Guaranteed Obligations, Assignor hereby collaterally assigns and transfers to Bank, and acknowledges that pursuant to the Security Agreement Assignor has granted to Bank a security interest in:

2.1                                 Transaction Documents.  All of Assignor’s right, title and interest in and to the following documents (collectively, the “Transaction Documents”):

(a)                                                 Agreement, dated as of               (the “Purchase Agreement”), executed by and among Assignor and                             ;

(b)                                 Management Services Agreement, dated as of                        , executed by and between Assignor and Physician Group;

(c)                                  Assignable Option Agreement executed by and among Assignor, Physician Group and               ;

(d)                                 Security Agreement, dated as of                , executed by and between Assignor and Physician Group, together with UCC-1 Financing Statements with respect thereto (“Physician Group Security Agreement”):

(e)                                  Secured Promissory Note, dated as of            , in the principal amount of $          (“Note”), executed by Physician Group to the order of Assignor[; and

(f)                                                                                   ].

2.2                                 Rights and Remedies.  All of the rights, benefits, remedies, privileges and claims of Assignor with respect to the Transaction Documents (collectively, the “Rights and Remedies”), including, without limitation, (i) all rights to monies or payments owing to Assignor under the Transaction Documents, and any and all security therefor and for all other obligations owing to Assignor thereunder, (ii) any right that Assignor may have to indemnification under the Transaction Documents, (iii) all Rights and Remedies of Assignor with respect to any breach of the representations, warranties and

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covenants set forth in the Purchase Agreement, and (iv) the proceeds thereof (the Transaction Documents and the Rights and Remedies are collectively referred to herein as, the “Collateral”).

3.                                       Right and Remedies Generally.  Prior to the occurrence of a breach or default of any of the agreements, covenants and obligations of Assignor under the Guaranty (a “Default”), Assignor will enforce all of its Rights and Remedies diligently and in good faith.  Effective from and after the occurrence of a Default, Assignor hereby irrevocably authorizes and empowers Bank, in Bank’s own discretion, to assert as Bank may deem proper, either directly or on behalf of Assignor, any of the Rights and Remedies which Assignor may from time to time have under the Transaction Documents, and to receive and collect all damages, awards and other monies resulting therefrom and to apply the same on account of any of the Guaranteed Obligations.

4.                                       Further Assurances.  Assignor shall execute and deliver to Bank concurrently with Assignor’s execution of this Assignment, and from time to time at the request of Bank, all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, assignments, and all other documents that Bank may request, in form satisfactory to Bank, to perfect and maintain perfected Bank’s security interests in the Collateral and in order to consummate fully all of the transactions contemplated by this Assignment.

5.                                       Transaction Documents.  Concurrent herewith, Assignor is delivering to Bank possession of the original Transaction Documents, together with any and all amendments thereto, as in effect on the date hereof, including the Note and Physician Group Security Agreement, duly endorsed to Bank pursuant to an allonge in form and substance satisfactory to Bank, to hold in accordance with the terms of the Security Agreement until the Security Agreement is terminated in accordance with its terms.

6.                                       Attorney-In-Fact.  Assignor hereby irrevocably makes, constitutes, and appoints Bank (and Bank’s officers, employees, or agents) as Assignor’s true and lawful agent and attorney-in-fact for the purposes of enabling Bank or its agent(s) after the occurrence of a Default to (a) assert such Rights and Remedies and to collect such damages, awards and other monies and to apply them in the manner set forth hereinabove, and (b) to sign the name of Assignor on any documents which need to be executed, recorded, or filed, and to do any and all things necessary in the name and on behalf of Assignor in order to protect Bank’s interests in the Transaction Documents.  Assignor agrees that neither Bank, nor any of its designers or attorneys-in-fact, will be liable for any act of commission or omission, or for any error of judgment or mistake of fact or law with respect to the exercise of the power of attorney granted under this Section 6, other than as a result of its or their gross negligence or wilful misconduct.  The power of attorney granted under this Section 6 is coupled with an interest and shall be irrevocable until all of the Guaranteed Obligations have been paid in full, the Guaranty terminated, and Assignor’s duties under this Assignment have been discharged in full.

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7.                                       Modification of Rights and Remedies.  Assignor shall keep Bank informed of all circumstances bearing upon the Rights and Remedies and shall immediately provide Bank with copies of any notices delivered to Assignor in connection with the Transaction Documents.  Assignor shall also provide Bank with a copy of any notice sent by Assignor in connection with the Transaction Documents, concurrently with the sending of any such notice.  Assignor shall not waive, amend, alter or modify any of the Rights and Remedies in any material respect without the prior written consent of Bank.  Assignor shall not, without Bank’s prior written consent, amend, alter, modify or terminate any of the Transaction Documents, or waive any of the provisions thereof, or do or permit any act in contravention thereof.

8.                                       Assignor to Remain Liable.  Notwithstanding the foregoing, Assignor expressly acknowledges and agrees that it shall remain liable under the Transaction Documents to observe and perform all of the conditions and obligations in the Transaction Documents which Assignor is bound to observe and perform, and that neither this Assignment, nor any action taken pursuant hereto, shall cause Bank to be under any obligation or liability in any respect whatsoever to observe or perform any of the representations, warranties, conditions, covenants, agreements or terms of the Transaction Documents.

9.                                       Counterparts; Effectiveness.  This Assignment may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original.  All of such counterparts, taken together, shall constitute but one and the same agreement.  This Assignment shall become effective upon the execution of a counterpart of this Assignment by each of the parties hereto.

10.                                 Notices.  All notices, requests and other communications to any party hereunder shall be sent in accordance with Section 15 of the Guaranty.

11.                                 Modifications and Amendments.  This Assignment shall not be changed orally but shall be changed only by agreement in writing signed by Assignor and Bank.  No course of dealing between the parties, no usage of trade and no parole or extrinsic evidence of any nature shall be used to supplement or modify any of the terms or provisions of this Assignment.

12.                                 Severability.  If any provision of this Assignment is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Assignment shall not be affected thereby, and this Assignment shall be liberally construed so as to carry out the intent of the parties to it.

13.                                 Governing Law; Successors and Assigns; Entire Agreement.  This Assignment (a) shall be governed and construed according to the laws of the State of California, without regard to principles of conflicts of law; (b) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; and (c)

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embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter.

14.                                 Judicial Reference.

14.1                           Reference Proceeding.  Other than (i) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Assignment, which controversy, dispute or claim is not settled in writing within thirty (30) days after the “Claim Date” (defined as the date on which either Assignor or Bank gives written notice to the other that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor section (“CCP”), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Assignment, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in Los Angeles County (the “Court”).  The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative).  The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule).  Each party shall have one peremptory challenge pursuant to CCP §170.6.  The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the date of selection of the referee and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date.  Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP §644 in any court in the State of California having jurisdiction.  Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial.  All discovery permitted by this Assignment shall be completed no later than fifteen (15) days before the first hearing date established by the referee.  The referee may extend such period in the event of a party’s refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness.  No party shall be entitled to “priority” in conducting discovery.  Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service.  All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties.  Pending appointment of the referee as

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provided herein, the Court is empowered to issue temporary and/or provisional remedies, as appropriate.

14.2                           Manner of Reference Proceeding.  Except as expressly set forth in this Assignment, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding.  All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee.  The party making such a request shall have the obligation to arrange for and pay for the court reporter.  The costs of the court reporter at the trial shall be borne equally by the parties.

14.3                           Duties of Referee.  The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California.  The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding.  The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties.  The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference.  The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee.  The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

14.4                           Arbitration Alternative.  In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration.  The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, §1280 through §1294.2 of the CCP as amended from time to time.  The

6

limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

EXECUTED as of the date first above written.

“Assignor”

,
a corporation

By:

Title:

“Bank”

IMPERIAL BANK, a California banking corporation

By:

Title:

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Exhibit 1.1G

FORM OF
CONTINUING GUARANTY

This CONTINUING GUARANTY (this “Guaranty”), dated as of          , 199     , is executed and delivered by                , a                        (“Guarantor”), with reference to the following facts:

RECITALS

A.                                   Prospect Medical Holdings, Inc., a Delaware corporation (“Borrower”) and Imperial Bank, a California banking corporation (“Bank”), have entered into that certain Amended and Restated Revolving Credit Agreement, dated as of July 3, 1999 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

B.                                     Guarantor is materially interested in the financial success of Borrower, agrees that the Loan Agreement is in Borrower’s best interests, and acknowledges that the execution and delivery of this Guaranty formed a material part of the consideration to Bank to induce Bank to enter into the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, Guarantor hereby agrees, in favor of Bank, as follows:

1.                                       Definitions and Construction.

(a)                                  Definitions.  All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Loan Agreement.  In addition, the following terms, as used in this Guaranty, shall have the following meanings:

“Guaranteed Obligations” means any and all obligations, indebtedness, or liabilities of any kind or character owed by Borrower to Bank (including without limitation, all principal and interest owing under the Loans, all Bank Expenses, the Fees, any other fees and expenses due under the Loan Agreement, and all other indebtedness evidenced by the Loan Agreement and the other Loan Documents), including all such obligations, indebtedness, or liabilities, whether for principal, interest (including any interest which, but for the application of the provisions of the Bankruptcy Code, would have accrued on such amounts), premium, reimbursement obligations, fees, costs, expenses (including, attorneys’ fees and attorneys’ fees incurred pursuant to proceedings arising under the Bankruptcy Code), or indemnity obligations, whether heretofore, now, or hereafter made, incurred, or created, whether voluntarily or involuntarily made, incurred, or created, whether secured or unsecured (and if secured, regardless of the nature or extent of the security),

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whether absolute or contingent, liquidated or unliquidated, determined or indeterminate, whether Borrower is liable individually or jointly with others, and whether recovery is or hereafter becomes barred by any statute of limitations or otherwise becomes unenforceable for any reason whatsoever, including any act or failure to act by Bank.

“Loan Documents” shall mean the Loan Agreement, this Guaranty, and the other Loan Documents (as defined in the Loan Agreement).

(b)                                 Construction.  Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term “including” is not limiting.  The words “hereof,” “herein,” “hereby,” “hereunder,” and other similar terms refer to this Guaranty as a whole and not to any particular provision of this Guaranty.  Any reference herein to any of the Loan Documents includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.  Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against Bank or Guarantor, whether under any rule of construction or otherwise.  On the contrary, this Guaranty has been reviewed by Guarantor, Bank, and their respective counsel, and shall be construed and, interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of Bank and Guarantor.

2.                                       Guaranteed Obligations.  Guarantor hereby irrevocably and unconditionally guarantees to Bank, as and for Guarantor’s own debt, until final and indefeasible payment thereof has been made, (a) payment of the Guaranteed Obligations, in each case when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection, and (b) the punctual and faithful performance, keeping, observance, and fulfillment by Borrower of all of the agreements, conditions, covenants, and obligations of Borrower contained in the Loan Documents.

3.                                       Continuing Guaranty.  This Guaranty includes Guaranteed Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guaranteed Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guaranteed Obligations after prior Guaranteed Obligations have been satisfied in whole or in part.  To the maximum extent permitted by law, Guarantor hereby waives and agrees not to assert any right Guarantor has under Section 2815 of the California Civil Code, or otherwise, to revoke this Guaranty as to future indebtedness.

4.                                       Performance Under This Guaranty.  In the event that Borrower fails to make any payment of any Guaranteed Obligations on or before the due date thereof, or if Borrower shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (b) of Section 2 hereof in the manner provided in the Loan Documents, Guarantor

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immediately shall cause such payment to be made or each of such obligations to be performed, kept, observed, or fulfilled.

5.                                       Primary Obligations.  This Guaranty is a primary and original obligation of Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to the Loan Documents.  Guarantor agrees that Guarantor is severally and not jointly and severally liable, with any other guarantor of the Guaranteed Obligations, to Bank, to the extent set forth in Section 2 hereof, that the obligations of Guarantor hereunder are independent of the obligations of Borrower or any other guarantor, and that a separate action may be brought against Guarantor whether such action is brought against Borrower or any other guarantor or whether Borrower or any such other guarantor is joined in such action.  Guarantor agrees that Guarantor’s liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by Bank of whatever remedies it may have against Borrower or any other guarantor, or the enforcement of any lien or realization upon any security Bank may at any time possess.  Guarantor agrees that any release which may be given by Bank to Borrower or any other guarantor shall not release Guarantor.  Guarantor consents and agrees that Bank shall be under no obligation to marshal any assets of Borrower or any other guarantor in favor of Guarantor, or against or in payment of any or all of the Guaranteed Obligations.

6.                                       Waivers.

(a)                                  Guarantor absolutely, unconditionally, knowingly, and expressly waives:

(i)                                     (1) notice of acceptance hereof; (2) notice of any loans or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Guaranteed Obligations; (3) notice of the amount of the Guaranteed Obligations, subject, however, to Guarantor’s right to make inquiry of Bank to ascertain the amount of the Guaranteed Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of Borrower or of any other fact that might increase Guarantor’s risk hereunder; (5) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents; (6) notice of any Unmatured Event of Default or Event of Default; and (7) all other notices (except if such notice is specifically required to be given to Guarantor hereunder or under the Loan Documents) and demands to which Guarantor might otherwise be entitled.

(ii)                                  its right, under Sections 2845 or 2850 of the California Civil Code, or otherwise, to require Bank to institute suit against, or to exhaust any rights and remedies which Bank has or may have against, Borrower or any third party, or against any collateral for the Guaranteed Obligations provided by Borrower or any third party.  In this regard, Guarantor agrees that Guarantor is bound to the payment of all Guaranteed

3

Obligations, whether now existing or hereafter accruing, as fully as if such Guaranteed Obligations were directly owing to Bank by Guarantor.  Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower in respect thereof.

(iii)                               (1) any rights to assert against Bank any defense (legal or equitable), set-off, counterclaim, or claim which Guarantor may now or at any time hereafter have against Borrower or any other party liable to Bank; (2) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (3) any defense Guarantor has to performance hereunder, and any right Guarantor has to be exonerated, provided by Sections 2819, 2822, or 2825 of the California Civil Code, or otherwise, arising by reason of: the impairment or suspension of Bank’s rights or remedies against Borrower; the alteration by Bank of the Guaranteed Obligations; any discharge of Borrower’s obligations to Bank by operation of law as a result of Bank’s intervention or omission; or the acceptance by Bank of anything in partial satisfaction of the Guaranteed Obligations; (4) the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to Guarantor’s liability hereunder.

(b)                                 Guarantor absolutely, unconditionally, knowingly, and expressly waives any defense arising by reason of or deriving from (i) any claim or defense based upon an election of remedies by Bank including any defense based upon an election of remedies by Bank under the provisions of Sections 580a, 580b, 580d, and 726 of the California Code of Civil Procedure or any similar law of California or any other jurisdiction; or (ii) any election by Bank under Bankruptcy Code Section 1111(b) to limit the amount of, or any collateral securing, its claim against Borrower.  Pursuant to Section 2856 of the California Civil Code:

Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against Borrower by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise.

Guarantor waives all rights and defenses that Guarantor may have because Borrower’s Obligations are secured by real property.  This means, among other things:

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(1)                                  Bank may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower.

(2)                                  If Bank forecloses on any real property collateral pledged by Borrower:

(A)                              The amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(B)                                Bank may collect from Guarantor even if Bank, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s Obligations are secured by real property.  These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

If any of the Guaranteed Obligations at any time are secured by a mortgage or deed of trust upon real property, Bank may elect, in its sole discretion, upon a default with respect to the Guaranteed Obligations, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing the Loan Documents, without diminishing or affecting the liability of Guarantor hereunder except to the extent the Guaranteed Obligations are repaid with the proceeds of such foreclosure.  Guarantor understands that (a) by virtue of the operation of California’s antideficiency law applicable to nonjudicial foreclosures, an election by Bank nonjudicially to foreclose such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of Guarantor against Borrower or other guarantors or sureties, and (b) absent the waiver given by Guarantor, such an election would prevent Bank from enforcing the Loan Documents against Guarantor.  Understanding the foregoing, and understanding that Guarantor is hereby relinquishing a defense to the enforceability of the Loan Documents, Guarantor hereby waives any right to assert against Bank any defense to the enforcement of the Loan Documents, whether denominated “estoppel” or otherwise, based on or arising from an election by Bank nonjudicially to foreclose any such mortgage or deed of trust.  Guarantor understands that the effect of the foregoing waiver may be that Guarantor may have liability hereunder for amounts with respect to which Guarantor may be left without rights of subrogation, reimbursement, contribution, or indemnity against Borrower or other guarantors or sureties.  Guarantor also agrees that the “fair market value” provisions of Section 580a of the California Code of Civil Procedure shall have no applicability with respect to the determination of Guarantor’s liability under the Loan Documents.

(c)                                  Guarantor hereby absolutely, unconditionally, knowingly, and expressly waives:   (i) any right of subrogation Guarantor has or may have as against

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Borrower with respect to the Guaranteed Obligations; (ii) any right to proceed against Borrower or any other person or entity, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which Guarantor may now have or hereafter have as against Borrower with respect to the Guaranteed Obligations; and (iii) any right to proceed or seek recourse against or with respect to any property or asset of Borrower.

(d)                                  WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR HEREBY ABSOLUTELY, KNOWINGLY, UNCONDITIONALLY, AND EXPRESSLY WAIVES AND AGREES NOT TO ASSERT ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2825, 2839, 2845, 2848, 2849, AND 2850, CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580c, 580d, AND 726, AND CHAPTER 2 OF TITLE 14 OF PART 4 OF DIVISION 3 OF THE CALIFORNIA CIVIL CODE.

7.                                       Releases.  Guarantor consents and agrees that, without notice to or by Guarantor, and without affecting or impairing the obligations of Guarantor hereunder, Bank may, by action or inaction:

(a)                                  compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce this Guaranty, the other Loan Documents, or any part thereof, with respect to Borrower or any other Person;

(b)                                 release Borrower or any other Person or grant other indulgences to Borrower or any other Person in respect thereof;

(c)                                  amend or modify in any manner and at any time (or from time to time) any of the Loan Documents; or

(d)                                 release or substitute any other guarantor, if any, of the Guaranteed Obligations, or enforce, exchange, release, or waive any security for the Guaranteed Obligations or any other guaranty of the Guaranteed Obligations, or any portion thereof.

8.                                       No Election.  Bank shall have all of the rights to seek recourse against Guarantor to the fullest extent provided for herein, and no election by Bank to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Bank’s right to proceed in any other form of action or proceeding or against other

6

parties unless Bank has expressly waived such right in writing.  Specifically, but without limiting the generality of the foregoing, no action or proceeding by Bank under any document or instrument evidencing the Guaranteed Obligations shall serve to diminish the liability of Guarantor under this Guaranty except to the extent that Bank finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

9.                                       Indefeasible Payment.  The Guaranteed Obligations shall not be considered indefeasibly paid for purposes of this Guaranty unless and until all payments to Bank are no longer subject to any right on the part of any Person, including Borrower, Borrower as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of any of Borrower’s assets, to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential.  Upon such full and final performance and indefeasible payment of the Guaranteed Obligations, whether by Borrower pursuant to the Loan Agreement or by any other Person, Bank shall have no obligation whatsoever to transfer or assign its interests in the Loan Documents to Guarantor.  In the event that, for any reason, any portion of such payments to Bank is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made, and Guarantor shall be liable for the full amount Bank is required to repay plus any and all costs and expenses (including attorneys’ fees and expenses and attorneys’ fees and expenses incurred pursuant to proceedings arising under the Bankruptcy Code) paid by Bank in connection therewith.

10.                                 Financial Condition of Borrower.  Guarantor represents and warrants to Bank that Guarantor is currently informed of the financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations.  Guarantor further represents and warrants to Bank that Guarantor has read and understands the terms and conditions of the Loan Documents.  Guarantor hereby covenants that Guarantor will continue to keep informed of Borrower’s financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guaranteed Obligations.

11.                                 Subordination.  Guarantor hereby agrees that any and all present and future indebtedness of Borrower owing to Guarantor is postponed in favor of and subordinated to payment, in full, in cash, of the Guaranteed Obligations.  In this regard, no payment of any kind whatsoever shall be made with respect to such indebtedness until the Guaranteed Obligations have been indefeasibly paid in full.

12.                                 Payments: Application.  All payments to be made hereunder by Guarantor shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without deduction (whether for taxes or otherwise) or offset.  All payments made by Guarantor hereunder shall

7

be applied as follows: first, to all costs and expenses (including attorneys’ fees and expenses and attorneys’ fees and expenses incurred pursuant to proceedings arising under the Bankruptcy Code) incurred by Bank in enforcing this Guaranty or in collecting the Guaranteed Obligations; second, to all accrued and unpaid interest, premium, if any, and fees owing to Bank constituting Guaranteed Obligations; and third, to the balance of the Guaranteed Obligations.

13.                                 Representations and Warranties.  Guarantor hereby represents and warrants to Bank that:

(a)                                  Guarantor is a corporation duly organized and existing under the laws of                            and has the power and authority to own its own properties and assets, and to transact the business in which it is engaged, and is properly licensed, qualified to do business and in good standing in every jurisdiction where the conduct of its business requires it to be so qualified.

(b)                                 The execution, delivery and performance of this Guaranty are within Guarantor’s powers, are not in conflict with the terms of any charter, bylaw, [certificate/articles] of incorporation or other organization papers of Guarantor, and do not result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which Guarantor is a party or by which Guarantor is bound or affected.  There is no law, rule or regulation, nor is there any judgment, decree or order of any court or governmental authority binding on Guarantor which would be contravened by the execution, delivery, performance or enforcement of this Guaranty and the other Loan Documents to which Guarantor is a party.

(c)                                  Guarantor has taken all corporate action necessary to authorize the execution and delivery of this Guaranty and the other Loan Documents to which Guarantor is a party, and the consummation of the transactions contemplated hereby and thereby.  Upon their execution and delivery in accordance with their respective terms, this Guaranty and the other Loan Documents to which Guarantor is a party will constitute legal, valid and binding agreements and obligations of Guarantor enforceable against Guarantor in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, and similar laws and equitable principles affecting the enforcement of creditors’ rights generally.

(d)                                 No approval, consent, exemption or other action by, or notice to or filing with, any governmental authority is necessary in connection with the execution, delivery, performance or enforcement of this Guaranty and the other Loan Documents to which Guarantor is a party except as may have been obtained by Guarantor and certified copies of which have been delivered to Bank.

(e)                                  Guarantor has no Debt other than Debt owing to Bank hereunder, and Guarantor covenants and agrees that until the indefeasible payment,

8

performance and satisfaction in full of the Guaranteed Obligations, Guarantor will not create, incur, assume or suffer to exist any Debt without the prior written consent of Bank.

14.                                 Attorneys’ Fees and Costs.  Guarantor agrees to pay, on demand, all attorneys’ fees (including attorneys’ fees incurred pursuant to proceedings arising under the Bankruptcy Code) and all other costs and expenses which may be incurred by Bank in the enforcement of this Guaranty or in any way arising out of, or consequential to the protection, assertion, or enforcement of the Guaranteed Obligations (or any security therefor), whether or not suit is brought.

15.                                 Notices.  All notices, requests and other communications to any party hereunder shall be sent in accordance with Section 9.1 of the Loan Agreement to the following addresses:

If to Guarantor:

Facsimile No: ( )
Telephone No: ( )

If to Bank:	(as set forth in Section 9.1 of the Loan Agreement)

16.                                 Cumulative Remedies.  No remedy under this Guaranty or under any Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder or under any Loan Document, and those provided by law or in equity.  No delay or omission by Bank to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof.  No failure on the part of Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

17.                                 Books and Records.  Guarantor agrees Bank’s books and records showing the account between Bank and Borrower shall be admissible in any action or proceeding and shall be binding upon Guarantor for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof.

18.                                 Severability of Provisions.  If any provision of this Guaranty is for any reason held to be invalid, illegal or unenforceable in any respect, that provision shall not affect the validity, legality or enforceability of any other provision of this Guaranty.

19.                                 Entire Agreement;  Amendments and Waivers.  This Guaranty constitutes the entire agreement between Guarantor and Bank pertaining to the subject matter

9

contained herein.  Any provision of this Guaranty may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the party asserted to be bound thereby, and then such amendment or waiver shall be effective only in the specific instance and specific purpose for which given.

20.                                 Security.  This Guaranty is secured by that certain Security Agreement and Collateral Assignment of Transaction Documents, each dated as of even date herewith, between Guarantor and Bank, as the same may be amended from time to time.

21.                                 Successors and Assigns.  This Guaranty shall bind the successors and assigns of Guarantor, and shall inure to the benefit of the respective successors and assigns of Bank; provided, however, Guarantor may not assign this Guaranty or delegate any of his duties hereunder without Bank’s prior written consent and any such prohibited assignment shall be absolutely null and void.  Bank reserves its right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in, the rights and benefits hereunder pursuant to and in accordance with the provisions of the Loan Documents.  In connection therewith, Bank may disclose all documents and information which Bank now or hereafter may have relating to Guarantor, Guarantor’s business, or this Guaranty to any such prospective or actual transferee.

22.                                 Governing Law.  This Guaranty shall be deemed to have been made in the State of California and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

23.                                 Judicial Reference.

(a)                                  Other than (i) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Guaranty, which controversy, dispute or claim is not settled in writing within thirty (30) days after the “Claim Date” (defined as the date on either Guarantor or Bank gives written notice to the other that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq.  of the California Code of Civil Procedure, or their successor section (“CCP”), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Guaranty, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where any real property collateral for this Guaranty is located or Los Angeles County if none (the “Court”).  The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot

10

so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative).  The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule).  Each party shall have one peremptory challenge pursuant to CCP § 170.6.  The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the date of selection of the referee and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date.  Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP § 644 in any court in the State of California having jurisdiction.  Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial.  All discovery permitted by this Guaranty shall be completed no later than fifteen (15) days before the first hearing date established by the referee.  The referee may extend such period in the event of a party’s refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness.  No party shall be entitled to “priority” in conducting discovery.  Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service.  All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties.  Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

(b)                                 Except as expressly set forth in this Guaranty, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding.  All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee.  The party making such a request shall have the obligation to arrange for and pay for the court reporter.  The costs of the court reporter at the trial shall be borne equally by the parties.

(c)                                  The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California.  The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding.  The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties.  The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference.  The parties hereto expressly reserve the right to contest or appeal from the

11

final judgment or any appealable order or appealable judgment entered by the referee.  The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(d)                                 In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration.  The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, § 1280 through § 1294.2 of the CCP as amended from time to time.  The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date set forth in the first paragraph hereof.

By
Title:

ACCEPTED AND AGREED:

IMPERIAL BANK, a California banking corporation

By
Title

13

Exhibit 1.1I-1

SECURED PROMISSORY NOTE

[GUARANTOR]

$	Los Angeles, California , 199

1.                                       FOR VALUE RECEIVED,                                 , a               corporation (“Maker”), promises to pay to the order of PROSPECT MEDICAL HOLDINGS, INC., a Delaware corporation (“Payee”), on or before the Maturity Date unless sooner accelerated in accordance with the terms hereof, the principal sum of                        Dollars ($             ), or such lesser sum as shall equal the aggregate outstanding principal amount of the loans made by Payee to Maker hereunder.  As used herein the term “Maturity Date” has the meaning given to such term in that certain Amended and Restated Revolving Credit Agreement, dated as of July 3, 1999, between Payee and Imperial Bank (as amended or restated from time to time, the “Credit Agreement”).

2.                                       This Secured Promissory Note shall bear interest at a per annum rate equal to            percent (        %).  All computations of interest shall be calculated on the basis of a year of three hundred sixty-five (365) days for the actual days elapsed.  Interest shall accrue from the date of this Secured Promissory Note to the date of repayment of this Secured Promissory Note in accordance with the provisions hereof.  Maker shall pay all accrued but unpaid interest on the principal balance hereof, in arrears, on the first day of each and every month.

3.                                       Maker hereby authorizes Payee to record in its books and records the date and amount of the loans made by Payee to Maker hereunder, and of each payment of principal made by Maker, and Maker agrees that all such notations shall, in the absence of manifest error, be conclusive as to the matters so noted; provided, however, any failure by Payee to make such notation with respect to any loan or payment thereof shall not limit or otherwise affect Maker’s obligations under the Secured Promissory Note.

4.                                       Maker shall make all payments hereunder in lawful money of the United States of America and in immediately available funds to the holder hereof (“Holder”) at Holder’ s office located at                                                            ; or to such other address as Holder may from time to time specify by notice to Maker.

5.                                       In no event shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that such a court determines that Holder has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess shall be deemed received on account of, and shall automatically

1

be applied to reduce, the principal balance hereof, and the provisions hereof shall be deemed amended to provide for the highest permissible rate.  If there is no principal balance outstanding, Holder shall refund to Maker such excess.

6.                                       The unpaid principal balance hereof together with all accrued but unpaid interest thereon shall be all due and payable upon (i) failure by Maker to pay any installment of principal or interest due hereunder when due, (ii) commencement of any proceeding by or against Maker under any bankruptcy or insolvency laws, or (iii) the occurrence of an “Event of Default” under the Credit Agreement.

7.                                       This Secured Promissory Note is secured by that certain Security Agreement, dated as of event date herewith, between Maker and Payee.

8.                                       Maker hereby waives presentment for payment, notice of dishonor, protest and notice of protest.

9.                                       This Secured Promissory Note shall be governed by and construed in accordance with the internal laws of the State of California without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, Maker has duly executed this Secured Promissory Note as of the date first above written.

Maker:
a corporation

By
Title

2

ENDORSEMENT ALLONGE

Pay to the order of Imperial Bank, a California banking corporation, located at 9920 South La Cienega Blvd., Suite #628, Inglewood, California 90301 the attached note dated                    made by                               .

Dated: , 199

PROSPECT MEDICAL HOLDINGS, INC.

By:
Print Name:
Its:

3

Exhibit 1.1 I-2

PROMISSORY NOTE

[PHYSICIAN GROUP SHAREHOLDER]

$	Los Angeles, California , 199

1.                                       FOR VALUE RECEIVED,                           (“Maker”),  promises to pay to the order of                                                  , a                                corporation (“Payee”), on or before the Maturity Date unless sooner accelerated in accordance with the terms hereof, the principal sum of                            Dollars ($               ), or such lesser sum as shall equal the aggregate outstanding principal amount of the loans made by Payee to Maker hereunder.  As used herein the term “Maturity Date” has the meaning given to such term in that certain Amended and Restated Revolving Credit Agreement, dated as of July 3, 1999, between Prospect Medical Holdings, Inc., a Delaware corporation, and Imperial Bank (as amended or restated from time to time, the “Credit Agreement”).

2.                                       This Promissory Note shall bear interest at a per annum rate equal to              percent (            %).  All computations of interest shall be calculated on the basis of a year of three hundred sixty-five (365) days for the actual days elapsed.  Interest shall accrue from the date of this Promissory Note to the date of repayment of this Promissory Note in accordance with the provisions hereof.  Maker shall pay all accrued but unpaid interest on the principal balance hereof, in arrears, on the first day of each and every month.

3.                                         Maker hereby authorizes Payee to record in its books and records the date and amount of the loans made by Payee to Maker hereunder, and of each payment of principal made by Maker, and Maker agrees that all such notations shall, in the absence of manifest error, be conclusive as to the matters so noted; provided, however, any failure by Payee to make such notation with respect to any loan or payment thereof shall not limit or otherwise affect Maker’s obligations under this Promissory Note.

4.                                       Maker shall make all payments hereunder in lawful money of the United States of America and in immediately available funds to the holder hereof (“Holder”) at Holder’s office located at                                                             ; or to such other address as Holder may from time to time specify by notice to Maker.

5.                                       In no event shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that such a court determines that Holder has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the principal balance hereof, and the provisions hereof shall be deemed

1

amended to provide for the highest permissible rate.  If there is no principal balance outstanding, Holder shall refund to Maker such excess.

6.                                       The unpaid principal balance hereof together with all accrued but unpaid interest thereon shall be all due and payable upon (i) failure by Maker to pay any installment of principal or interest due hereunder when due, (ii) commencement of any proceeding by or against Maker under any bankruptcy or insolvency laws, or (iii) the occurrence of an “Event of Default” under the Credit Agreement.

7.                                       Maker hereby waives presentment for payment, notice of dishonor, protest and notice of protest.

8.                                       This Promissory Note shall be governed by and construed in accordance with the internal laws of the State of California without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, Maker has duly executed this Promissory Note as of the date first above written.

Maker:
[a professional corporation]

By
Title

2

ENDORSEMENT ALLONGE

Pay to the order of Imperial Bank, a California banking corporation, located at 9920 South La Cienega Blvd., Suite #628, Inglewood, California 90301 the attached note dated                    made by                          .

Dated: , 199

By:
Print Name:
Its:

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Exhibit 1.1 I-3

FORM OF INTER-COMPANY SECURITY AGREEMENT

This SECURITY AGREEMENT (“Security Agreement”), dated as of                      , 199   , is entered into between                         , a                     corporation (“Debtor”) and PROSPECT MEDICAL HOLDINGS, INC. (“Secured Party”), with reference to the following facts:

RECITAL

Secured Party has made loan(s) to Debtor, evidenced by a Secured Promissory Note (the “Note”), dated as of                   .  The Note is secured by this Security Agreement to insure prompt payment of the Note.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties hereinafter set forth, and for other good and valuable consideration, the parties hereto agree as follows:

1.                                       Definitions.  All initially capitalized terms used but not defined in this Security Agreement shall have the meanings ascribed to such terms in the Loan Agreement.  In addition, the following terms, as used in this Security Agreement have the following meanings:

“Account Debtor” means any Person who is or who may become obligated with respect to, or on account of, an Account.

“Accounts” means any and all of Debtor’s presently existing and hereafter arising accounts and rights to payment, except those evidenced by Negotiable Collateral, arising out of the sale or lease of goods or the rendition of services by Debtor, irrespective of whether earned by performance.

“Bankruptcy Code” means The Bankruptcy Reform Act of 1978 (Pub.  L.  No. 95-598; 11 U.S.C.), as amended or supplemented from time to time, or any successor statute, and any and all rules and regulations issued or promulgated in connection therewith.

“Chattel Paper” means all writings of whatever sort which evidence a monetary obligation and a security interest in or lease of specific goods, whether now existing or hereafter arising.

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“Code” means the California Uniform Commercial Code except, to the extent applicable, the Uniform Commercial Code as adopted by the jurisdiction in which any of the Collateral is located.  Any and all terms used in this Security Agreement which are defined in the Code shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the Code, unless otherwise defined herein.

“Collateral” means the following, collectively: any and all of the Accounts, Deposit Accounts, Equipment, Inventory, Investment Property, General Intangibles, Negotiable Collateral, and Debtor’s Books, in each case whether now existing or hereafter acquired or created, and any Proceeds or products of any of the foregoing, or any portion thereof, and any and all Accounts, Deposit Accounts, Equipment, Inventory, Investment Property, General Intangibles, Negotiable Collateral, money, or other tangible or intangible property, resulting from the sale or other disposition of the Accounts, Deposit Accounts, Equipment, Inventory, Investment Property, General Intangibles, or Negotiable Collateral, or any portion thereof or interest therein, and the substitutions, replacements, additions, accessions, products and Proceeds thereof.

“Debtor” means                                                                    , a                      corporation.

“Debtor’s Books” means any and all presently existing and hereafter acquired or created books and records of Debtor, including all records (including maintenance and warranty records), ledgers, computer programs, disc or tape files, printouts, runs, and other computer prepared information indicating, summarizing, or evidencing the Accounts, Deposit Accounts, Equipment, Inventory, Investment Property, General Intangibles and Negotiable Collateral.

“Deposit Account” means any demand, tune, savings, passbook or like account now or hereafter maintained by or for the benefit of Debtor with a bank, savings and loan association, credit union or like organization, and all funds and amounts therein, whether or not restricted or designated for a particular purpose.

“Documents” means any and all documents of title, bills of lading, dock warrants, dock receipts, warehouse receipts and other documents of Debtor, whether or not negotiable, and includes all other documents which purport to be issued by a bailee or agent and purport to cover goods in any bailee’s or agent’s possession which are either identified or are fungible portions of an identified mass, including such documents of title made available to Debtor for the purpose of ultimate sale or exchange of goods or for the purpose of loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with goods in a manner preliminary to their sale or exchange, in each case whether now existing or hereafter acquired.

“Equipment” means any and all of Debtor’s presently existing and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, computer and other

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electronic data processing equipment and other office equipment and supplies, computer programs and related data processing software, spare parts, tools, motors, automobiles, trucks, tractors and other motor vehicles, rolling stock, jigs, and other goods (other than Inventory, farm products, and consumer goods), of every kind and description, wherever located, together with any and all parts, improvements, additions, attachments, replacements, accessories, and substitutions thereto or therefor, and all other rights of Debtor relating thereto, whether in the possession and control of Debtor, or in the possession and control of a third party for the account of Debtor.

“Event of Default” has the meaning set forth in Section 5.

“General Intangibles” means any and all of Debtor’s presently existing and hereafter acquired or arising general intangibles and other intangible personal property of every kind and description, including:

(a)                                  contracts and contract rights, noncompetition covenants, licensing and distribution agreements, indemnity agreements, guaranties, insurance policies, franchise agreements and lease agreements;

(b)                                 deposit accounts, uncertificated certificates of deposit, uncertificated securities, and interests in any joint ventures, partnerships or limited liability companies;

(c)                                  choices in action and causes of action (whether legal or equitable, whether in contract or tort or otherwise, and however arising);

(d)                                 licenses, approvals, permits or any other authorizations issued by any Government Authority;

(e)                                  Intellectual Property Collateral;

(f)                                    computer software, magnetic media, electronic data processing files, systems and programs;

(g)                                 rights of stoppage in transit, replevin and reclamation, rebates or credits of every kind and nature to which Debtor may be entitled;

(h)                                 purchase orders, customer lists, subscriber lists and goodwill;

(i)                                     monies due or recoverable from pension funds, refunds and claims for tax or other refunds against any Governmental Authority; and

(j)                                     other contractual, equitable and legal rights of whatever kind and nature.

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(k)                                  “Governmental Authority” means any federal, state, local or other governmental department, commission, board, bureau, agency, central bank, court, tribunal or other instrumentality or authority or subdivision thereof, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Instruments” means any and all negotiable instruments, certificated securities and every other writing which evidences a right to the payment of money, in each case whether now existing or hereafter acquired.

“Intellectual Property Collateral” means the following Assets owned or held by Debtor or in which Debtor otherwise has any interest, now existing or hereafter acquired or arising:

(a)                                  all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations in-part thereof;

(b)                                 all copyrights and applications for copyright, domestic or foreign, together with the underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said copyrights are statutory or arise under the common law, and all other rights and works of authorship, all rights, claims and demands in any way relating to any such copyrights or works, including royalties and rights to sue for past, present or future infringement, and all rights of renewal and extension of copyright;

(c)                                  all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof;

(d)                                 all trade secrets, confidential information, customer lists, license rights, advertising materials, operating manuals, methods, processes, know-how, sales literature, sales and operating plans, drawings, specifications, blue prints, descriptions, inventions, name plates and catalogs; and

(e)                                  the entire goodwill of or associated with the businesses now or hereafter conducted by Debtor connected with and symbolized by any of the aforementioned properties and assets.

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“Inventory” means any and all of Debtor’s presently existing and hereafter acquired goods of every kind and description (including goods in transit) which are held for sale or lease, or to be furnished under a contract of service or which have been so leased or furnished, or other disposition, wherever located, including those held for display or demonstration or out on lease or consignment or are raw materials, work in process, finished materials, or materials used or consumed, or to be used or consumed, in Debtor’s business, and the resulting product or mass, and all repossessed, returned, rejected, reclaimed and replevied goods, together with all materials, parts, supplies, packing and shipping materials used or usable in connection with the manufacture, packing, shipping, advertising, selling or furnishing of such goods; and all other items hereafter acquired by Debtor by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and any Document representing or relating to any of the foregoing at any time.

“Investment Property” has the meaning given to such term in the Code.

“Loan Agreement” means that certain Amended and Restated Revolving Credit Agreement, dated as of July 3, 1999.

“Negotiable Collateral” means any and all of Debtor’s presently existing and hereafter acquired or arising letters of credit, advises of credit, certificates of deposit, notes, drafts, Instruments, Documents and Chattel Paper.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Proceeds” means whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral or other assets of Debtor, including “proceeds” as defined in Section 9306 of the Code, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of Debtor from time to time with respect to any of the Collateral, any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any Person, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds.

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“Rights to Payment” means all Accounts and any and all rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under all General Intangibles, Negotiable Collateral and Proceeds thereof.

“Secured Obligations” shall have the meaning of “Obligations” under the Loan Agreement and shall also mean any and all debts, liabilities, obligations, or undertakings owing by Debtor to Secured Party arising under, advanced pursuant to, or evidenced by this Security Agreement, whether direct or indirect, absolute or contingent, matured or unmatured, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest not paid when due and all Secured Party Expenses which Debtor is required to pay or reimburse pursuant to this Security Agreement, the Loan Agreement, the other Loan Documents or by law.

“Secured Party” means Prospect Medical Holdings, Inc., a Delaware banking corporation.

“Secured Party Expenses” shall mean: any and all costs or expenses required to be paid by Debtor under this Security Agreement which are paid or advanced by Secured Party; all costs and expenses of Secured Party, including its attorneys’ fees and expenses (including attorneys’ fees incurred pursuant to proceedings arising under the Secured Bankruptcy Code), incurred or expended to correct any default or enforce any provision of this Security Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, irrespective of whether a sale is consummated; and all costs and expenses of suit incurred or expended by Secured Party, including its attorneys’ fees and expenses (including attorneys’ fees incurred pursuant to proceedings arising under the Bankruptcy Code) in enforcing or defending this Security Agreement, irrespective of whether suit is brought.

“Security Agreement” shall mean this Security Agreement, any concurrent or subsequent riders, exhibits or schedules to this Security Agreement, and any extensions, supplements, amendments, or modifications to or in connection with this Security Agreement, or to any such riders, exhibits or schedules.

2.                                       Construction.  Unless the context of this Security Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, “including” is not limiting, and “or” has the inclusive meaning represented by the phrase “and/or.” References in this Security Agreement to “determination” by Secured Party include reasonable estimates (absent manifest error) by Secured Party, as applicable (in the case of quantitative determinations) and reasonable beliefs (absent manifest error) by Secured Party, as applicable (in the case of qualitative determinations).  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Security Agreement refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement.  Article, section, subsection, exhibit, and schedule references are to this Security Agreement unless otherwise specified.

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3.                                       Creation of Security Interest.  Debtor hereby grants to Secured Party a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure the prompt payment and performance of all of the Secured Obligations.  Debtor acknowledges and affirms that such security interest in the Collateral has attached to all Collateral without further act on the part of Secured Party or Debtor.

4.                                       Further Assurances.

4.1                                 Debtor shall execute and deliver to Secured Party concurrently with Debtor’s execution of this Security Agreement, and from time to time at the request of Secured Party, all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, assignments, and all other documents that Secured Party may request, in form satisfactory to Secured Party, to perfect and maintain perfected Secured Party’s security interests in the Collateral and in order to consummate fully all of the transactions contemplated by this Security Agreement and the Loan Agreement.  Debtor hereby irrevocably makes, constitutes, and appoints Secured Party (and Secured Party’s officers, employees, or agents) as Debtor’s true and lawful attorney with power to sign the name of Debtor on any of the above-described documents or on any other similar documents which need to be executed, recorded, or filed, and to do any and all things necessary in the name and on behalf of Debtor in order to perfect, or continue the perfection of, Secured Party’s security interests in the Collateral.  Debtor agrees that neither Secured Party, nor any of its designees or attorneys-in-fact, will be liable for any act of commission or omission, or for any error of judgment or mistake of fact or law with respect to the exercise of the power of attorney granted under this Section 4.1, other than as a result of its or their gross negligence or wilful misconduct.  THE POWER OF ATTORNEY GRANTED UNDER THIS SECTION 4.1 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL ALL OF THE SECURED OBLIGATIONS HAVE BEEN INDEFEASIBLY PAID IN FULL, THE LOAN AGREEMENT TERMINATED, AND ALL DEBTOR’S DUTIES HEREUNDER AND THEREUNDER HAVE BEEN DISCHARGED IN FULL.

4.2                                 Without limiting the generality of the foregoing Section 4.1 or any of the provisions of the Loan Agreement, Debtor will:  (i) at the request of Secured Party, mark conspicuously all of its records pertaining to the Collateral with a legend, in form and substance satisfactory to Secured Party, indicating that the Collateral is subject to the security interest granted hereby; (ii) at the request of Secured Party, appear in and defend any action or proceeding which may affect Debtor’s title to, or the security interest of Secured Party in, any of the Collateral; and (iii) upon demand of Secured Party, allow inspection of Collateral by Secured Party or Persons designated by Secured Party at any time during normal business hours.

4.3                                 With respect to the Negotiable Collateral (other than drafts received in the ordinary course of business so long as no Event of Default is continuing), Debtor shall, immediately upon request by Secured Party, endorse (where appropriate) and

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assign the Negotiable Collateral over to Secured Party, and deliver to Secured Party actual physical possession of the Negotiable Collateral to Secured Party together with any instruments of transfer or assignment, all in form and substance satisfactory to Secured Party, in order to fully perfect the security interest therein of Secured Party.

4.4                                 Debtor shall cooperate with Secured Party in obtaining a control agreement in form and substance satisfactory to Secured Party with respect to all Deposit Accounts and Investment Property.

5.                                        Event of Default.  Failure by Debtor to make any payment required under the Note when due, whether for principal, interest, or otherwise, shall constitute an Event of Default under this Security Agreement.

6.                                        Rights and Remedies.

6.1                                 During the continuance of an Event of Default, Secured Party, without notice or demand, may do any one or more of the following, all of which are authorized by Debtor:

(a)                                  Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Secured Party considers advisable, and in such cases, Secured Party will credit the Secured Obligations with only the net amounts received by Secured Party in payment of such disputed Accounts after deducting all Secured Party Expenses incurred or expended in connection therewith;

(b)                                 Cause Debtor to hold all returned Inventory in trust for Secured Party, segregate all returned Inventory from all other property of Debtor or in Debtor’s possession and conspicuously label said returned Inventory as the property of Secured Party;

(c)                                  Without notice to or demand upon Debtor or any guarantor, make such payments and do such acts as Secured Party considers necessary or reasonable to protect its security interests in the Collateral.  Debtor agrees to assemble the Collateral if Secured Party so requires, and to make the Collateral available to Secured Party as Secured Party may designate.  Debtor authorizes Secured Party to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Secured Party’s determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith.  With respect to any of Debtor’s owned or leased premises, Debtor hereby grants Secured Party a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of Secured Party’s rights or remedies provided herein, at law, in equity, or otherwise;

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(d)                                 Without notice to Debtor (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Secured Obligations any and all (i) balances and Deposit Accounts of Debtor held by Secured Party, or (ii) indebtedness at any time owing to or for the credit or the account of Debtor held by Secured Party;

(e)                                  Hold, as cash collateral, any and all balances and Deposit Accounts of Debtor held by Secured Party, to secure the full and final repayment of all of the Secured Obligations;

(f)                                    Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral.  Secured Party is hereby granted a license or other right to use, without charge, Debtor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Debtor’s rights under all licenses and all franchise agreements shall inure to Secured Party’s benefit;

(g)                                 Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Debtor’s premises) as Secured Party determines is commercially reasonable.  It is not necessary that the Collateral be present at any such sale;

(h)                                 Secured Party shall give notice of the disposition of the Collateral as follows:

(i)                                     Secured Party shall give Debtor and each holder of a security interest in the Collateral who has filed with Secured Party a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

(ii)                                  The notice shall be personally delivered or mailed, postage prepaid, to Debtor as provided in Section 9 of this Security Agreement, at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market.  Notice to Persons other than Debtor claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Secured Party;

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(iii)                               If the sale is to be a public sale, Secured Party also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

(i)                                     Secured Party may credit bid and purchase at any public sale; and

(j)                                     Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Debtor.  Any excess will be returned, without interest and subject to the rights of third Persons, by Secured Party to Debtor.

6.2                                 Upon the exercise by Secured Party of any power, right, privilege, or remedy pursuant to this Security Agreement which requires any consent, approval, registration, qualification, or authorization of any Governmental Authority, Debtor agrees to execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, assignments, and other documents and papers that Secured Party or any purchaser of the Collateral may be required to obtain for such governmental consent, approval, registration, qualification, or authorization.

6.3                                 The rights and remedies of Secured Party under this Security Agreement, the Loan Agreement, the other Loan Documents, and all other agreements contemplated hereby and thereby shall be cumulative.  Secured Party shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity.  No exercise by Secured Party of any one right or remedy shall be deemed an election of remedies, and no waiver by Secured Party of any default on Debtor’s part shall be deemed a continuing waiver of any further defaults.  No delay by Secured Party shall constitute a waiver, election or acquiescence with respect to any right or remedy.

7.                                       Secured Party Not Liable.  So long as Secured Party complies with the obligations, if any, imposed by Section 9207 of the Code, Secured Party shall not otherwise be liable or responsible in any way or manner for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion or from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever.

8.                                       Indefeasible Payment.  The Secured Obligations shall not be considered indefeasibly paid for purposes of this Security Agreement unless and until all payments to Secured Party are no longer subject to any right on the part of any Person, including Debtor, Debtor as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of Debtor or Debtor’s Assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential.  In the event that, for any reason, any portion of such payments

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to Secured Party is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made.

9.                                       Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof or such other address or facsimile number as such party may hereafter specify by notice to the other party in accordance with this Section 9.  Each such notice, request or other communication shall be deemed given on the second business day after mailing; provided that actual notice, however and from whomever given or received, shall always be effective on receipt; provided further that notices sent by Secured Party in connection with Sections 9504 or 9505 of the California Uniform Commercial Code shall be deemed given when deposited in the mail or personally delivered, or, where permitted by law, transmitted by facsimile.

10.                                 General Provisions.

10.1                           Successors and Assigns.  This Security Agreement shall bind and inure to the benefit of the respective successors and assigns of Debtor and Secured Party; provided, however, that Debtor may not assign this Security Agreement nor delegate any of its duties hereunder without Secured Party’s prior written consent and any prohibited assignment or delegation shall be absolutely void.  No consent by Secured Party to an assignment by Debtor shall release Debtor from the Secured Obligations.  Secured Party may assign this Security Agreement and delegate its duties hereunder, if any, from time to time to Imperial Bank or its assigns without prior notice to, or the consent of Debtor and Debtor agrees to recognize such lender as Secured Party’s assignee under this Security Agreement.

10.2                           Exhibits and Schedules.  All of the exhibits and schedules attached hereto shall be deemed incorporated by reference.

10.3                           No Presumption Against Any Party.  Neither this Security Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Secured Party or Debtor, whether under any rule of construction or otherwise.  On the contrary, this Security Agreement has been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

10.4                           Amendments and Waivers.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the party asserted to be bound thereby, and then such amendment or waiver shall be effective only in the specific instance and specific purpose for which given.

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10.5                           Counterparts: Integration: Effectiveness.  This Security Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Security Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.  This Security Agreement shall become effective when executed by each of the parties hereto and delivered to Secured Party.

10.6                           Severability.  The provisions of this Agreement are severable.  The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions.  If one or more provisions hereof shall be declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof.

11.                                 Governing Law.  This Security Agreement shall be deemed to have been made in the State of California and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

12.                                 Subordination of Security Interest.  Secured Party hereby expressly agrees that the security interests granted to it under this Security Agreement (“Subordinate Liens”) in the Collateral shall be second, junior and inferior to any and all liens, rights, powers, titles and interests of Imperial Bank or its assigns in the Collateral (“Senior Liens”) granted by Debtor pursuant to that certain Security Agreement, dated as of                                        , between Debtor and Imperial Bank, and Secured Party agrees that all Senior Liens shall be unconditionally first, prior and superior to any and Subordinate Liens in the Collateral.  Secured Party further agrees that any and all Subordinate Liens shall be and remain expressly subject and subordinate to any renewal, extension, refinancing, consolidation, modification or supplement of the liens, rights, titles and interests of the Senior Liens, as well as any and all increases thereof.

[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first set forth above.

,

By

Title:

Address for Notices:

Telephone:
Facsimile:

PROSPECT MEDICAL HOLDINGS, INC., a Delaware corporation

By

Title:

Address for Notices:

Prospect Medical Holdings, Inc. 515 S. Flower St. Suite 1640 Los Angeles 90071 Attn: Jacob Y. Terner, M.D.
Telephone:
Facsimile:

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Exhibit 1.1S-1

FORM OF

SECURITY AGREEMENT

(Guarantor)

This SECURITY AGREEMENT, dated as of                    , 199    , is entered into between               , a               (“Guarantor”) and Imperial Bank, a California banking corporation (“Bank”), with reference to the following facts:

RECITALS

A.                                   Prospect Medical Holdings, Inc., a Delaware corporation (“Borrower”), and Bank have entered into the Loan Agreement; and

B.                                     In order to induce Bank to continue to make Loans under the Loan Agreement and as a condition thereof, Guarantor has executed that certain Continuing Guaranty, of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), pursuant to which Guarantor guarantees the full payment and performance of all obligations owing to Bank by the Borrower under the Loan Agreement; and

C.                                     In order to induce Bank to continue to make Loans under the Loan Agreement and as a condition thereof, Guarantor has agreed to enter into this Security Agreement in order to grant to Bank a first priority security interest in the Collateral to secure prompt payment and performance of the Secured Obligations.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties hereinafter set forth, and for other good and valuable consideration, the parties hereto agree as follows:

1.                                       Definitions.  All initially capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Loan Agreement.  In addition, as used herein, the following terms shall have the following meanings:

“Account Debtor” means any Person who is or who may become obligated with respect to, or on account of, an Account.

“Accounts” means any and all of Guarantor’s presently existing and hereafter arising accounts and rights to payment, except those evidenced by Negotiable Collateral, arising out of the sale or lease of goods or the rendition of services by Guarantor, irrespective of whether earned by performance.

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“Bank” means Imperial Bank, a California banking corporation.

“Bank Expenses” shall mean: any and all costs or expenses required to be paid by Guarantor under this Security Agreement which are paid or advanced by Bank; all costs and expenses of Bank, including its attorneys’ fees and expenses (including attorneys’ fees incurred pursuant to proceedings arising under the Bankruptcy Code), incurred or expended to correct any default or enforce any provision of this Security Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, irrespective of whether a sale is consummated; and all costs and expenses of suit incurred or expended by Bank, including its attorneys’ fees and expenses (including attorneys’ fees incurred pursuant to proceedings arising under the Bankruptcy Code) in enforcing or defending this Security Agreement, irrespective of whether suit is brought.

“Guarantor’s Books” means any and all presently existing and hereafter acquired or created books and records of Guarantor, including all records (including maintenance and warranty records), ledgers, computer programs, disc or tape files, printouts, runs, and other computer prepared information indicating, summarizing, or evidencing the Accounts, Deposit Accounts, Equipment, Inventory, Investment Property, General Intangibles and Negotiable Collateral.

“Chattel Paper” means all writings of whatever sort which evidence a monetary obligation and a security interest in or lease of specific goods, whether now existing or hereafter arising.

“Code” means the California Uniform Commercial Code except, to the extent applicable, the Uniform Commercial Code as adopted by the jurisdiction in which any of the Collateral is located.  Any and all terms used in this Security Agreement which are defined in the Code shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the Code, unless otherwise defined herein.

“Collateral” means the following, collectively: any and all of the Accounts, Deposit Accounts, Equipment, Inventory, Investment Property, General Intangibles, Negotiable Collateral, and Guarantor’s Books, in each case whether now existing or hereafter acquired or created, and any Proceeds or products of any of the foregoing, or any portion thereof, and any and all Accounts, Deposit Accounts, Equipment, Inventory, Investment Property, General Intangibles, Negotiable Collateral, money, or other tangible or intangible property, resulting from the sale or other disposition of the Accounts, Deposit Accounts, Equipment, Inventory, Investment Property, General Intangibles, or Negotiable Collateral, or any portion thereof or interest therein, and the substitutions, replacements, additions, accessions, products and Proceeds thereof.

“Collateral Access Agreement” means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgement agreement of any warehouseman, processor,

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lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Bank.

“Deposit Account” means any demand, time, savings, passbook or like account now or hereafter maintained by or for the benefit of Guarantor with a bank, savings and loan association, credit union or like organization, and all funds and amounts therein, whether or not restricted or designated for a particular purpose.

“Documents” means any and all documents of title, bills of lading, dock warrants, dock receipts, warehouse receipts and other documents of Guarantor, whether or not negotiable, and includes all other documents which purport to be issued by a bailee or agent and purport to cover goods in any bailee’s or agent’s possession which are either identified or are fungible portions of an identified mass, including such documents of title made available to Guarantor for the purpose of ultimate sale or exchange of goods or for the purpose of loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with goods in a manner preliminary to their sale or exchange, in each case whether now existing or hereafter acquired.

“Equipment” means any and all of Guarantor’s presently existing and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, computer and other electronic data processing equipment and other office equipment and supplies, computer programs and related data processing software, spare parts, tools, motors, automobiles, trucks, tractors and other motor vehicles, rolling stock, jigs, and other goods (other than Inventory, farm products, and consumer goods), of every kind and description, wherever located, together with any and all parts, improvements, additions, attachments, replacements, accessories, and substitutions thereto or therefor, and all other rights of Guarantor relating thereto, whether in the possession and control of Guarantor, or in the possession and control of a third party for the account of Guarantor.

“FEIN” means Federal Employer Identification Number.

“General Intangibles” means any and all of Guarantor’s presently existing and hereafter acquired or arising general intangibles and other intangible personal property of every kind and description, including:

(a)                                  contracts and contract rights, noncompetition covenants, licensing and distribution agreements, indemnity agreements, guaranties, insurance policies, franchise agreements and lease agreements;

(b)                                 deposit accounts, uncertificated certificates of deposit, uncertificated securities, and interests in any joint ventures, partnerships or limited liability companies;

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(c)                                  choses in action and causes of action (whether legal or equitable, whether in contract or tort or otherwise, and however arising);

(d)                                 licenses, approvals, permits or any other authorizations issued by any Government Authority;

(e)                                  Intellectual Property Collateral;

(f)                                    computer software, magnetic media, electronic data processing files, systems and programs;

(g)                                 rights of stoppage in transit, replevin and reclamation, rebates or credits of every kind and nature to which Guarantor may be entitled;

(h)                                 purchase orders, customer lists, subscriber lists and goodwill;

(i)                                     monies due or recoverable from pension funds, refunds and claims for tax or other refunds against any Governmental Authority; and

(j)                                     other contractual, equitable and legal rights of whatever kind and nature.

“Guaranty” has the meaning set forth in Recital B hereto.

“Instruments” means any and all negotiable instruments, certificated securities and every other writing which evidences a right to the payment of money, in each case whether now existing or hereafter acquired.

“Intellectual Property Collateral” means the following Assets owned or held by Guarantor or in which Guarantor otherwise has any interest, now existing or hereafter acquired or arising:

(a)                                  all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations in-part thereof;

(b)                                 all copyrights and applications for copyright, domestic or foreign, together with the underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said copyrights are statutory or arise under the common law, and all other rights and works of authorship, all rights, claims and demands in any way relating to any such copyrights or works, including

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royalties and rights to sue for past, present or future infringement, and all rights of renewal and extension of copyright;

(c)                                  all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof;

(d)                                 all trade secrets, confidential information, customer lists, license rights, advertising materials, operating manuals, methods, processes, know-how, sales literature, sales and operating plans, drawings, specifications, blue prints, descriptions, inventions, name plates and catalogs; and

(e)                                  the entire goodwill of or associated with the businesses now or hereafter conducted by Guarantor connected with and symbolized by any of the aforementioned properties and assets.

“Inventory” means any and all of Guarantor’s presently existing and hereafter acquired goods of every kind and description (including goods in transit) which are held for sale or lease, or to be furnished under a contract of service or which have been so leased or furnished, or other disposition, wherever located, including those held for display or demonstration or out on lease or consignment or are raw materials, work in process, finished materials, or materials used or consumed, or to be used or consumed, in Guarantor’s business, and the resulting product or mass, and all repossessed, returned, rejected, reclaimed and replevied goods, together with all materials, parts, supplies, packing and shipping materials used or usable in connection with the manufacture, packing, shipping, advertising, selling or furnishing of such goods; and all other items hereafter acquired by Guarantor by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and any Document representing or relating to any of the foregoing at any time.

“Investment Property” has the meaning given to such term in the Code.

“Loan Agreement” means that certain Amended and Restated Revolving Credit Agreement, dated as of July 3, 1999, between Borrower and Bank, as may be at any time hereafter supplemented, modified, amended or restated.

“Negotiable Collateral” means any and all of Guarantor’s presently existing and hereafter acquired or arising letters of credit, advises of credit, certificates of deposit, notes, drafts, Instruments, Documents and Chattel Paper.

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“Proceeds” means whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral or other assets of Guarantor, including “proceeds” as defined in Section 9306 of the Code, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of Guarantor from time to time with respect to any of the Collateral, any and all payments (in any form whatsoever) made or due and payable to Guarantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any Person, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds.

“Rights to Payment” means all Accounts and any and all rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under all General Intangibles, Negotiable Collateral and Proceeds thereof.

“Secured Obligations” shall have the meaning of “Guaranteed Obligations” under the Guaranty and shall also mean any and all debts, liabilities, obligations, or undertakings owing by Guarantor to Bank arising under, advanced pursuant to, or evidenced by this Security Agreement, whether direct or indirect, absolute or contingent, matured or unmatured, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest not paid when due and all Bank Expenses which Guarantor is required to pay or reimburse pursuant to this Security Agreement, the Loan Agreement, the other Loan Documents or by law.

“Security Agreement” shall mean this Security Agreement, any concurrent or subsequent riders, exhibits or schedules to this Security Agreement, and any extensions, supplements, amendments, or modifications to or in connection with this Security Agreement, or to any such riders, exhibits or schedules.

2.                                       Construction.  Unless the context of this Security Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, “including” is not limiting, and “or” has the inclusive meaning represented by the phrase “and/or.” References in this Security Agreement to “determination” by Bank include reasonable estimates (absent manifest error) by Bank, as applicable (in the case of quantitative determinations) and reasonable beliefs (absent manifest error) by Bank, as applicable (in the case of qualitative determinations).  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Security Agreement refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement.  Article, section, subsection, exhibit, and schedule references are to this Security Agreement unless otherwise specified.

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3.                                       Creation of Security Interest.  Guarantor hereby grants to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure the prompt payment and performance of all of the Secured Obligations.  Guarantor acknowledges and affirms that such security interest in the Collateral has attached to all Collateral without further act on the part of Bank or Guarantor.

4.                                       Further Assurances.

4.1                                 Guarantor shall execute and deliver to Bank concurrently with Guarantor’s execution of this Security Agreement, and from time to time at the request of Bank, all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, assignments, and all other documents that Bank may request, in form satisfactory to Bank, to perfect and maintain perfected Bank’s security interests in the Collateral and in order to consummate fully all of the transactions contemplated by this Security Agreement and the Loan Agreement.  Guarantor hereby irrevocably makes, constitutes, and appoints Bank (and Bank’s officers, employees, or agents) as Guarantor’s true and lawful attorney with power to sign the name of Guarantor on any of the above-described documents or on any other similar documents which need to be executed, recorded, or filed, and to do any and all things necessary in the name and on behalf of Guarantor in order to perfect, or continue the perfection of, Bank’s security interests in the Collateral.  Guarantor agrees that neither Bank, nor any of its designees or attorneys-in-fact, will be liable for any act of commission or omission, or for any error of judgment or mistake of fact or law with respect to the exercise of the power of attorney granted under this Section 4.1, other than as a result of its or their gross negligence or wilful misconduct.  THE POWER OF ATTORNEY GRANTED UNDER THIS SECTION 4.1 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL ALL OF THE SECURED OBLIGATIONS HAVE BEEN INDEFEASIBLY PAID IN FULL, THE LOAN AGREEMENT TERMINATED, AND ALL GUARANTOR’S DUTIES HEREUNDER AND THEREUNDER HAVE BEEN DISCHARGED IN FULL.

4.2                                 Without limiting the generality of the foregoing Section 4.1 or any of the provisions of the Loan Agreement, Guarantor will:  (i) at the request of Bank, mark conspicuously all of its records pertaining to the Collateral with a legend, in form and substance satisfactory to Bank, indicating that the Collateral is subject to the security interest granted hereby; (ii) at the request of Bank, appear in and defend any action or proceeding which may affect Guarantor’s title to, or the security interest of Bank in, any of the Collateral; and (iii) upon demand of Bank, allow inspection of Collateral by Bank or Persons designated by Bank at any time during normal business hours.

4.3                                 With respect to the Negotiable Collateral (other than drafts received in the ordinary course of business so long as no Event of Default is continuing), Guarantor shall, immediately upon request by Bank, endorse (where appropriate) and assign the Negotiable Collateral over to Bank, and deliver to Bank actual physical possession of the Negotiable Collateral to Bank together with any instruments of transfer or assignment, all in

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form and substance satisfactory to Bank, in order to fully perfect the security interest therein of Bank.

4.4                                 Guarantor shall cooperate with Bank in obtaining a control agreement in form and substance satisfactory to Bank with respect to all Deposit Accounts and Investment Property.

5.                                       Representations and Warranties.  In order to induce Bank to enter into the Loan Agreement and to make Loans to Borrower, in addition to the representations and warranties of Guarantor set forth in the Guaranty which are incorporated herein by this reference, Guarantor represents and warrants to Bank that on the Closing Date and thereafter on the date of each and every Borrowing:

5.1                                 Location of Chief Executive office and Collateral; Fein.  Guarantor’s chief executive office is located at the address set forth in Schedule 1,  and all other locations where Guarantor conducts business or Collateral is kept are set forth in Schedule 1.  Guarantor’s Fein is                                                   .

5.2                                 Locations of Guarantor’s Books.  All locations where Guarantor’s Books are kept, including all equipment necessary for accessing Guarantor’s Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping Guarantor’s Books or collecting Rights to Payment for Guarantor, are set forth in Schedule 1.

5.3                                 Trade Names and Trade Styles.  All trade names and trade styles under which Guarantor presently conducts its business operations are set forth in Schedule 1, and, except as set forth in Schedule 1.  Guarantor has not, at any time during the preceding five years: (i) been known as or used any other corporate, trade or fictitious name; (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.

5.4                                 Ownership of Collateral.  Guarantor is and shall continue to be the sole and complete owner of the Collateral, free from any Lien other than Permitted Liens.

5.5                                 Enforceability; Priority of Security Interest, (i) This Agreement creates a security interest which is enforceable against the Collateral in which Guarantor now has rights and will create a security interest which is enforceable against the Collateral in which Guarantor hereafter acquires rights at the time Guarantor acquires any such rights, and (ii) Bank has a perfected security interest (to the fullest extent perfection can be obtained by filing, notification to third parties, possession or control) and a first priority security interest in the Collateral in which Guarantor now has rights (subject only to Permitted Liens), and will have a perfected and first priority security interest in the Collateral in which Guarantor hereafter acquires rights at the time Guarantor acquires any such rights (subject only to

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Permitted Liens), in each case securing the payment and performance of the Secured Obligations.

5.6                                 Other Financing Statements.  Other than financing statements in favor of Bank and financing statements filed in connection with Permitted Liens, no effective financing statement naming Guarantor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

5.7                                 Rights to Payment.

(a)                                  the Rights to Payment represent valid, binding and enforceable obligations of the Account Debtors or other Persons obligated thereon, representing undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto, and are and will be genuine, free from Liens, adverse claims, counterclaims, setoffs, defaults, disputes, defenses, retainages, holdbacks and conditions precedent of any kind of character, except to the extent reflected by Guarantor’s reserves for uncollectible Rights to Payment;

(b)                                 all Account Debtors and other obligors on the Rights to Payment are Solvent and generally paying their debts as they come due;

(c)                                  all Rights to Payment comply with all applicable laws concerning form, content and manner of preparation and execution, including where applicable any federal and state consumer credit laws;

(d)                                 Guarantor has not assigned any of its rights under the Rights to Payment other than to Bank pursuant to this Agreement;

(e)                                  all statements made, all unpaid balances and all other information in Guarantor’s Books and other documentation relating to the Rights to Payment are true and correct and in all respects what they purport to be; and

(f)                                    Guarantor has no knowledge of any fact or circumstance which would impair the validity or collectibility of any of the Rights to Payment.

5.8                                 Inventory.  No Inventory is stored with any bailee, warehouseman or similar Person or on any premises leased to Guarantor, nor has any Inventory been consigned to Guarantor or consigned by Guarantor to any Person or is held by Guarantor for any Person under any “bill and hold” or other arrangement.

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5.9                                 Intellectual Property.

(a)                                  except as set forth in Schedule 1, Guarantor (directly or through any Subsidiary) does not own, possess or use under any licensing arrangement any patents, copyrights, trademarks, service marks or trade names, nor is there currently pending before any Governmental Authority any application for registration of any patent, copyright, trademark, service mark or trade name;

(b)                                 all patents, copyrights, trademarks, service marks and trade names are subsisting and have not been adjudged invalid or unenforceable in whole or in part;

(c)                                  all maintenance fees required to be paid on account of any patents have been timely paid for maintaining such patents in force, and, to the best of Guarantor’s knowledge, each of the patents is valid and enforceable and Guarantor has notified Bank in writing of all prior art (including public uses and sales) of which it is aware;

(d)                                 to the best of Guarantor’s knowledge, no infringement or unauthorized use presently is being made of any Intellectual Property Collateral by any Person;

(e)                                  Guarantor is the sole and exclusive owner of the Intellectual Property Collateral and the past, present and contemplated future use of such Intellectual Property Collateral by Guarantor has not, does not and will not infringe or violate any right, privilege or license agreement of or with any other Person; and

(f)                                    Guarantor owns, has material rights under, is a party to, or an assignee of a party to all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade names and all other intellectual property Collateral necessary to continue to conduct its business as heretofore conducted.

5.10                           Equipment.

(a)                                  none of the Equipment or other Collateral is affixed to real property, except Collateral with respect to which Guarantor has supplied Bank with all information and documentation necessary to make all fixture filings required to perfect and protect the priority of Bank’s security interest in all such Collateral which may be fixtures as against all Persons having an interest in the premises to which such property may be affixed; and

(b)                                 none of the Equipment is leased from or to any Person, except as set forth in Schedule 1.

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5.11                           Deposit Accounts.  The names and addresses of all financial institutions at which Guarantor maintains its Deposit Accounts, and the account numbers and account names of such Deposit Accounts, are set forth in Schedule 1.

5.12                           Investment Property.  All Investment Property is set forth and described in Schedule 1,  and all financial institutions or financial intermediaries holding or in possession of such Investment Property are set forth in Schedule 1.

6.                                       Covenants.  In addition to the covenants of Guarantor set forth in the Loan Agreement which are incorporated herein by this reference, Guarantor agrees that from the Closing Date and thereafter until the indefeasible payment, performance and satisfaction in full of the Secured Obligations, and all of Bank’s obligations under the Loan Agreement to Guarantor have been terminated:

6.1                                 Defense of Collateral.  Guarantor shall appear in and defend any action, suit or proceeding which may affect its title to or right or interest in, or Bank’s right or interest in, the Collateral.

6.2                                 Preservation of Collateral.  Guarantor shall do and perform all acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

6.3                                 Compliance with Laws, Etc.  Guarantor shall comply with all laws, regulations and ordinances, and all policies of insurance, relating to the possession, operation, maintenance and control of the Collateral.

6.4                                 Location of Guarantor’s Books and Chief Executive Office.  Guarantor shall: (i) keep all Guarantor’s Books at the locations set forth in Schedule 1; and (ii) maintain the location of Guarantor’s chief executive office or principal place of business at the location set forth in Schedule 1; provided, however, that Guarantor may amend Schedule 1 so long as (i) such amendment occurs by written notice to Bank not less than 30 days prior to the date on which the location of Guarantor’s Books or Guarantor’s chief executive office or principal place of business is changed, and (ii) at the time of such written notification, Guarantor executes and delivers any financing statement amendments or fixture filing amendments necessary to perfect or continue perfected Bank’s security interests in the Collateral and also obtains for Bank such duly executed Collateral Access Agreement as Bank shall require with respect to such new location.

6.5                                 Location of Collateral.  Guarantor shall keep the Inventory and Equipment only at the locations identified on Schedule 1; provided, however, that Guarantor may amend Schedule 1 so long as (i) such amendment occurs by written notice to Bank not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, (ii) such new location is within the continental United States, and (iii) at the time of such written notification, Guarantor executes and delivers any financing statements or fixture filings necessary to perfect and continue perfected Bank’s security interests in such

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Assets and also obtains for Bank such duly executed Collateral Access Agreement as Bank shall require with respect to such new location.

6.6                                 Change in Name, Trade Name, Trade Style or FEIN.  Guarantor shall not change its name, trade names, trade styles or FEIN, or add any new trade names or trade styles from those listed on Schedule 1; provided, however, that Guarantor may amend Schedule 1 so long as (i) such amendment occurs by written notice to Bank not less than 30 days prior to the date on which such new name, trade name, trade style or FEIN becomes effective, and (ii) at the tune of such written notification, Guarantor executes and delivers any financing statement amendments or fixture filing amendments necessary to continue perfected Bank’s security interests in the Collateral.

6.7                                 Maintenance of Records.  Guarantor shall keep separate, accurate and complete Guarantor’s Books, disclosing Bank’s security interest hereunder.

6.8                                 Disposition of Collateral.  Guarantor shall not surrender or lose possession of (other than to Bank), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except to the extent permitted by the Loan Agreement.

6.9                                 Liens.  Guarantor shall keep the Collateral free of all Liens except Permitted Liens.

6.10                           Leased Premises.  At Bank’s request, Guarantor shall obtain from each Person from whom Guarantor leases any premises at which any Collateral is at any time present, such Collateral Access Agreements as Bank may require.

6.11                           Rights to Payment.  Guarantor shall:

(a)                                  perform and observe all terms and provisions of the Rights to Payment and all obligations to be performed or observed by it in connection therewith and maintain the Rights to Payment in full force and effect;

(b)                                 enforce all Rights to Payment strictly in accordance with their terms, and take all such action to such end as may be from time to time reasonably requested by Bank;

(c)                                  if, to the knowledge of Guarantor, any dispute, setoff, claim, counterclaim or defense shall exist or shall be asserted or threatened with respect to a Right to Payment (whether with or against Guarantor or otherwise), disclose such fact fully to Bank in Guarantor’s Books relating to such Account or other Right to Payment and in connection with any report furnished by Guarantor to Bank relating to such Right to Payment;

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(d)                                 furnish to Bank such information and reports regarding the Rights to Payment as Bank may request, and upon request of Bank make such demands and requests for information and reports as Guarantor is entitled to make in respect of the Rights to Payment; and

(e)                                  upon the occurrence of any Event of Default, establish such lockbox or similar arrangements for the payment of the Rights to Payment as Bank shall require.

6.12                           Inventory.  Guarantor shall:

(a)                                  at such times as Bank shall request, prepare and deliver to Bank periodic reports pertaining to the Inventory, in form and substance satisfactory to Bank;

(b)                                 upon the request of Bank, take a physical listing of the Inventory and promptly deliver a copy of such physical listing to Bank;

(c)                                  not store any Inventory with a bailee, warehouseman or similar Person or on premises leased to Guarantor without obtaining for Bank such Collateral Access Agreements as Bank shall require; and

(d)                                 not dispose of any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or similar basis, nor acquire any Inventory from any Person on any such basis, without in each case giving Bank prior written notice thereof.

6.13                           Equipment.  Guarantor shall, upon Bank’s request, deliver to Bank a report of each item of Equipment, in form and substance satisfactory to Bank.

6.14                           Intellectual Property Collateral.  Guarantor shall:

(a)                                  not enter into any agreement (including any license or royalty agreement) pertaining to any Intellectual Property Collateral without in each case giving Bank prior notice thereof;

(b)                                 not allow or suffer any Intellectual Property Collateral to become abandoned, nor any registration thereof to be terminated, forfeited, expired or dedicated to the public;

(c)                                  promptly give Bank notice of any rights Guarantor may obtain to any new patentable inventions, trademarks, servicemarks, copyrightable works or other new Intellectual Property Collateral, prior to the filing of any application for registration thereof; and

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(d)                                 diligently prosecute all applications for patents, copyrights and trademarks, and file and prosecute any and all continuations, continuations-in-part, applications for reissue, applications for certificate of correction and like matters as shall be reasonable and appropriate in accordance with prudent business practice, and promptly and timely pay any and all maintenance, license, registration and other fees, taxes and expenses incurred in connection with any Intellectual Property Collateral.

7.                                       Collection of Rights to Payment.  Guarantor or its agents shall endeavor in the first instance to collect all amounts due or to become due on or with respect to the Rights to Payment.  At the request of Bank after the occurrence of an Event of Default, all remittances received by Guarantor shall be held in trust for Bank, and, in accordance with Bank’s instructions, remitted to Bank or deposited to an account with Bank in the form received (with any necessary endorsements or instruments of assignment or transfer).

8.                                       Events of Default.  The occurrence of any Event of Default under the Loan Agreement shall constitute an event of default (“Event of Default”) under this Security Agreement.

9.                                       Rights and Remedies.

9.1                                 During the continuance of an Event of Default, Bank, without notice or demand, may do any one or more of the following, all of which are authorized by Guarantor:

(a)                                  Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Bank considers advisable, and in such cases, Bank will credit the Secured Obligations with only the net amounts received by Bank in payment of such disputed Accounts after deducting all Bank Expenses incurred or expended in connection therewith;

(b)                                 Cause Guarantor to hold all returned Inventory in trust for Bank, segregate all returned Inventory from all other property of Guarantor or in Guarantor’s possession and conspicuously label said returned Inventory as the property of Bank;

(c)                                  Without notice to or demand upon Guarantor or any guarantor, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interests in the Collateral.  Guarantor agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate.  Guarantor authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Bank’s determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith.  With respect to any of Guarantor’s owned or leased premises, Guarantor hereby grants Bank

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a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise;

(d)                                 Without notice to Guarantor (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Secured Obligations any and all (i) balances and Deposit Accounts of Guarantor held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Guarantor held by Bank;

(e)                                  Hold, as cash collateral, any and all balances and Deposit Accounts of Guarantor held by Bank, to secure the full and final repayment of all of the Secured Obligations;

(f)                                    Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral.  Bank is hereby granted a license or other right to use, without charge, Guarantor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Guarantor’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit;

(g)                                 Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Guarantor’s premises) as Bank determines is commercially reasonable.  It is not necessary that the Collateral be present at any such sale;

(h)                                 Bank shall give notice of the disposition of the Collateral as follows:

(i)                                     Bank shall give Guarantor and each holder of a security interest in the Collateral who has filed with Bank a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

(ii)                                  The notice shall be personally delivered or mailed, postage prepaid, to Guarantor as provided in Section 15 of the Guaranty, at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market.  Notice to Persons other

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than Guarantor claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Bank;

(iii)                               If the sale is to be a public sale, Bank also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

(i)                                     Bank may credit bid and purchase at any public sale; and

(j)                                     Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Guarantor.  Any excess will be returned, without interest and subject to the rights of third Persons, by Bank to Guarantor.

9.2                                 Upon the exercise by Bank of any power, right, privilege, or remedy pursuant to this Security Agreement which requires any consent, approval, registration, qualification, or authorization of any Governmental Authority, Guarantor agrees to execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, assignments, and other documents and papers that Bank or any purchaser of the Collateral may be required to obtain for such governmental consent, approval, registration, qualification, or authorization.

9.3                                 The rights and remedies of Bank under this Security Agreement, the Guaranty, the other Loan Documents, and all other agreements contemplated hereby and thereby shall be cumulative.  Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity.  No exercise by Bank of any one right or remedy shall be deemed an election of remedies, and no waiver by Bank of any default on Guarantor’s part shall be deemed a continuing waiver of any further defaults.  No delay by Bank shall constitute a waiver, election or acquiescence with respect to any right or remedy.

10.                                 Bank Not Liable.  So long as Bank complies with the obligations, if any, imposed by Section 9207 of the Code, Bank shall not otherwise be liable or responsible in any way or manner for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion or from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever.

11.                                 Indefeasible Payment.  The Secured Obligations shall not be considered indefeasibly paid for purposes of this Security Agreement unless and until all payments to Bank are no longer subject to any right on the part of any Person, including Guarantor, Guarantor as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of Guarantor or Guarantor’s Assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to

16

declare same to be fraudulent or preferential.  In the event that, for any reason, any portion of such payments to Bank is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made.

12.                                 Notices.  All notices or demands by any party hereto to the other party and relating to this Security Agreement shall be made in the manner and to the addresses set forth in Section 15 of the Guaranty.

13.                                 General Provisions.

13.1                           Successors and Assigns.  This Security Agreement shall bind and inure to the benefit of the respective successors and assigns of Guarantor and Bank; provided, however, that Guarantor may not assign this Security Agreement nor delegate any of its duties hereunder without Bank’s prior written consent and any prohibited assignment or delegation shall be absolutely void.  No consent by Bank to an assignment by Guarantor shall release Guarantor from the Secured Obligations.  Bank reserves its right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in, the rights and benefits hereunder pursuant to and in accordance with the provisions of the Loan Agreement.  In connection therewith, Bank may disclose all documents and information which Bank now or hereafter may have relating to Guarantor, Guarantor’s business, or the Collateral to any such prospective or actual Transferee, subject to the terms of Section 9.5(e) of the Loan Agreement.

13.2                           Exhibits and Schedules.  All of the exhibits and schedules attached hereto shall be deemed incorporated by reference.

13.3                           No Presumption Against Any Party.  Neither this Security Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Bank or Guarantor, whether under any rule of construction or otherwise.  On the contrary, this Security Agreement has been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

13.4                           Amendments and Waivers.  Any provision of this Agreement or any of the Loan Documents to which Guarantor is a party may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the party asserted to be bound thereby, and then such amendment or waiver shall be effective only in the specific instance and specific purpose for which given.

13.5                           Counterparts; Integration; Effectiveness.  This Security Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Security Agreement constitutes the entire agreement and understanding among the

17

parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.  This Security Agreement shall become effective when executed by each of the parties hereto and delivered to Bank.

13.6                           Severability.  The provisions of this Agreement are severable.  The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions.  If one or more provisions hereof shall be declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof.

14.                                 Governing Law.  This Security Agreement shall be deemed to have been made in the State of California and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

15.                                 Judicial Reference.

15.1                           Other than (i) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Security Agreement, which controversy, dispute or claim is not settled in writing within thirty (30) days after the “Claim Date” (defined as the date on which Guarantor or Bank gives written notice to the other that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq.  of the California Code of Civil Procedure, or their successor section (“CCP”), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Security Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where any real property Collateral is located or Los Angeles County if none (the “Court”).  The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative).  The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule).  Each party shall have one peremptory challenge pursuant to CCP §170.6.  The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the Claim Date and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date.  Any decision rendered by the referee

18

will be final, binding and conclusive and judgment shall be entered pursuant to CCP §644 in any court in the State of California having jurisdiction.  Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial.  All discovery permitted by this Security Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee.  The referee may extend such period in the event of a party’s refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness.  No party shall be entitled to “priority” in conducting discovery.  Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service.  All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties.  Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

15.2                           Except as expressly set forth in this Security Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding.  All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee.  The party making such a request shall have the obligation to arrange for and pay for the court reporter.  The costs of the court reporter at the trial shall be borne equally by the parties.

15.3                           The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California.  The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding.  The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties.  The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference.  The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee.  The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

15.4                           In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration.  The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, §1280 through §1294.2

19

of the CCP as amended from time to time.  The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first set forth above.

,
a corporation

By

Title:

IMPERIAL BANK,
a California banking corporation

By

Title:

21

22

Exhibit 1.1S-2

FORM OF SECURITY AGREEMENT
(Physician Group)

This SECURITY AGREEMENT, dated as of                  , 199  , is entered into between                                                            , a professional medical corporation (“Physician Group”) and                                                           , a                 corporation (“Manager”), with reference to the following facts:

RECITALS

A.                                   Manager and Physician Group have entered into that certain Management Services Agreement, effective                     , 199   (the “Management Agreement”), pursuant to which Manager is providing certain management services to Physician Group;

B.                                       Physician Group has agreed to enter into this Security Agreement in order to grant Manager a first priority security interest in the Collateral (as hereinafter defined) to secure prompt payment and performance of its obligations under the Management Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties hereinafter set forth, and for other good and valuable consideration, the parties hereto agree as follows:

1.                                         Definitions.  All initially capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Management Agreement.  In addition, as used herein, the following terms shall have the following meanings:

“Account Debtor” means any person or entity who is or who may become obligated with respect to, or on account of, an Account.

“Accounts” means any and all of Physician Group’s presently existing and hereafter arising accounts and rights to payment arising out of the sale or lease of goods or the rendition of services by Physician Group, irrespective of whether earned by performance, and all Instruments evidencing the same or arising in connection therewith.

“Applicable Law” means all applicable provisions of constitutions, statutes, rules, regulations and orders of all government bodies and all orders and decrees of all courts, tribunals and arbitrators.

“Bankruptcy Code” means The Bankruptcy Reform Act of 1978 (Pub.  L.  No. 95-598; 11 U.S.C.), as amended or supplemented from time to time, or any successor statute, and any and all rules and regulations issued or promulgated in connection therewith.

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“Code” means the                                     Uniform Commercial Code.  Any and all terms used in this Security Agreement which are defined in the Code shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the Code, unless otherwise defined herein.

“Collateral” means any and all of the Accounts and Physician Group’s Books, in each case whether now existing or hereafter acquired or created, and any Proceeds or products of any of the foregoing, or any portion thereof, and any and all Accounts, money, or other tangible or intangible property, resulting from the sale or other disposition of the Accounts, or any portion thereof or interest therein, and the substitutions, replacements, additions, accessions, products and Proceeds thereof.

“Expenses” means any and all costs or expenses required to be paid by Physician Group under this Security Agreement which are paid or advanced by Manager; all costs and expenses of Manager, including its attorneys’ fees and expenses (including attorneys’ fees incurred pursuant to proceedings arising under the Bankruptcy Code), incurred or expended to correct any default or enforce any provision of this Security Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, irrespective of whether a sale is consummated; and all costs and expenses of suit incurred or expended by Manager, including its attorneys’ fees and expenses (including attorneys’ fees incurred pursuant to proceedings arising under the Bankruptcy Code) in enforcing or defending this Security Agreement, irrespective of whether suit is brought.

“Governmental Authority” means any federal, state, local or other governmental department, commission, board, bureau, agency, central bank, court, tribunal or other instrumentality or authority or subdivision thereof, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Health Care Law” means any Applicable Law regulating the acquisition, construction, operation, maintenance or management of a healthcare practice, facility, provider or payor.

“Instruments” means any and all negotiable instruments, certificated securities and every other writing which evidences a right to the payment of money, in each case whether now existing or hereafter acquired.

“Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement or other preferential arrangement, charge or encumbrance (including, any conditional sale or other title retention agreement, or finance lease) of any kind.

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“Physician Group’s Books” means any and all presently existing and hereafter acquired or created books and records of Physician Group, including all records (including maintenance and warranty records), ledgers, computer programs, disc or tape files, printouts, runs, and other computer prepared information indicating, summarizing, or evidencing the Accounts.

“Proceeds” means whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral or other assets of Physician Group, including “proceeds” as defined in Section 9306 of the Code, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of Physician Group from time to time with respect to any of the Collateral, any and all payments (in any form whatsoever) made or due and payable to Physician Group from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person or entity acting under color of Governmental Authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any person or entity, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds.

“Secured Obligations” shall mean any and all debts, liabilities, obligations, or undertakings owing by Physician Group to Manager arising under, advanced pursuant to, or evidenced by the Management Agreement and this Security Agreement, whether direct or indirect, absolute or contingent, matured or unmatured, due or to become due, voluntary or involuntary, whether now existing or hereafter arising.

“Security Agreement” shall mean this Security Agreement, any concurrent or subsequent riders, exhibits or schedules to this Security Agreement, and any extensions, supplements, amendments, or modifications to or in connection with this Security Agreement, or to any such riders, exhibits or schedules.

2.                                       Construction.  Unless the context of this Security Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, “including” is not limiting, and “or” has the inclusive meaning represented by the phrase “and/or.” References in this Security Agreement to “determination” by Manager include reasonable estimates (absent manifest error) by Manager, as applicable (in the case of quantitative determinations) and reasonable beliefs (absent manifest error) by Manager, as applicable (in the case of qualitative determinations).  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Security Agreement refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement.  Article, section, subsection, exhibit, and schedule references are to this Security Agreement unless otherwise specified.

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3.                                       Creation of Security Interest.  Physician Group hereby grants to Manager a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure the prompt payment and performance of all of the Secured Obligations.  Physician Group acknowledges and affirms that such security interest in the Collateral has attached to all Collateral without further act on the part of Manager or Physician Group.

4.                                       Further Assurances.

4.1                                 Further Assurances.  Physician Group shall execute and deliver to Manager concurrently with Physician Group’s execution of this Security Agreement, and from time to time at the request of Manager, all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, assignments, and all other documents that Manager may request, in form satisfactory to Manager, to perfect and maintain perfected Manager’s security interests in the Collateral and in order to consummate fully all of the transactions contemplated by this Security Agreement and the Management Agreement.

5.                                       Representations and Warranties.  Physician Group represents and warrants to Manager that:

5.1                                 Trade Names and Trade Styles Physician Group presently does not conduct its business operations under any trade names or trade styles other than                                            .

5.2                                 Ownership of Collateral.  Physician Group is and shall continue to be the sole and complete owner of the Collateral, free from any Lien, other than the Lien granted to Manager hereunder.

5.3                                 Enforceability; Priority of Security Interest.  This Agreement (i) creates a security interest which is enforceable against the Collateral in which Physician Group now has rights and will create a security interest which is enforceable against the Collateral in which Physician Group hereafter acquires rights at the time Physician Group acquires any such rights, and (ii) Manager has a perfected security interest (to the fullest extent perfection can be obtained by filing, notification to third parties or possession) and a first priority security interest in the Collateral in which Physician Group now has rights, and will have a perfected and first priority security interest in the Collateral in which Physician Group hereafter acquires rights at the time Physician Group acquires any such rights, in each case securing the payment and performance of the Secured Obligations.

5.4                                 Other Financing Statements.  Other than financing statements in favor of Manager, no effective financing statement naming Physician Group as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

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6.                                       Covenants.  In addition to the covenants of Physician Group set forth in the Management Agreement which are incorporated herein by this reference, Physician Group agrees that from the date of this Security Agreement and thereafter until the indefeasible payment, performance and satisfaction in full of the Secured Obligations, and all of Physician Group’s obligations under the Management Agreement to Manager have been terminated:

6.1                                 Defense of Collateral.  Physician Group shall appear in and defend any action, suit or proceeding which may affect its title to or right or interest in, or Manager’s right or interest in, the Collateral.

6.2                                 Preservation of Collateral.  Physician Group shall do and perform all acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

6.3                                 Change in Name; Adoption of Trade Name or Trade Style.  Physician Group shall give Manager at least 30 days’ prior written notice of any changes in its name, or of the adoption of any trade name or trade style.

6.4                                 Maintenance of Records.  Physician Group shall keep separate, accurate and complete Physician Group’s Books, disclosing Manager’s security interest hereunder.

6.5                                 Disposition of Collateral.  Physician Group shall not surrender or lose possession of (other than to Manager), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein.

6.6                                 Liens.  Physician Group shall keep the Collateral free of all Liens, other than the Lien granted to Manager hereunder.

7.                                       Events of Default.  The occurrence of any of the following shall constitute an event of default (“Event of Default”) under this Security Agreement:

7.1                                 Breach of Management Agreement.  Physician Group shall breach, or be in default of, any of its agreements, covenants and obligations under the Management Agreement;

7.2                                 Breach of Security Agreement.  Physician Group shall breach, or be in default of, any of its agreements, covenants and obligations under this Security Agreement; or

7.3                                 Breach of Representations or Warranties.  Any representation or warranty made by Physician Group in this Security Agreement shall have been untrue in any material respect when made.

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8.                                       Rights and Remedies, Etc.

8.1                                 Rights and Remedies.  During the continuance of an Event of Default, Manager, without notice or demand, may do any one or more of the following, all of which are authorized by Physician Group:

(a)                                  Make such payments and do such acts as it considers necessary or reasonable to protect Manager’s security interest in the Collateral.  Physician Group agrees to assemble and make available any or all of the Collateral if Manager so requires.  Physician Group authorizes Manager to enter the premises where the Collateral is located, take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which, in the opinion of the Manager, appears to be prior or superior to Manager’s security interest, and to pay all costs and expenses incurred in connection therewith;

(b)                                 Sell the Collateral, at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Physician Group’s premises) as is commercially reasonable, and apply any proceeds of any sale or other disposition of the Collateral in the order provided in Section 9504 of the Code, including the payment of Expenses.  It is not necessary that the Collateral be present at any such sale;

(c)                                  Without constituting a retention of collateral in satisfaction of indebtedness as provided for in Section 9505 of the Code, notify account debtors and other obligors of Physician Group of Manager’s security interests in the Collateral, and proceed to collect the same and apply the net cash proceeds therefrom to the Secured Obligations;

(d)                                 Manager shall give notice of any disposition of the Collateral as follows:

(i)                                     Manager shall give Physician Group and each holder of a security interest in the Collateral who has filed with Manager a written request for notice, a written notice stating the time and place of a public sale, or, if the disposition is to be either a private sale or some other disposition that is not a public sale, the time on or after which the private sale or other disposition is to be made;

(ii)                                  The notice described in the immediately preceding paragraph shall be delivered to Physician Group as provided in Section 8.3 of the Management Agreement at least five (5) calendar days before the date fixed for a sale.  Notice to persons other than Physician Group claiming an interest in the Collateral shall be sent to such addresses as such persons have furnished to Manager prior to the date of such notice;

(iii)                                     If the disposition is to be a public sale, Manager shall also give notice of the time and place of said sale by publishing a notice at least five (5)

6

calendar days before the date of the sale in a newspaper of general circulation, if one exists, in the county in which the sale is to be held;

(e)                                  Manager may, in its own name, or in the name of a designee or nominee, credit bid and purchase at any public sale;

(f)                                    Physician Group shall pay all Expenses; and

(g)                                 Any portion of the Secured Obligations which remains unpaid after disposition of the Collateral as provided above shall be paid immediately by Physician Group.  Any excess which exists after disposition of the Collateral and payment in full of the Secured Obligations shall be returned promptly, without interest and subject to the rights of third persons, to Physician Group by Manager.

8.2                                 Further Documentation.  Upon the exercise by Manager of any power, right, privilege, or remedy pursuant to this Security Agreement which requires any consent, approval, registration, qualification, or authorization of any Governmental Authority, Physician Group agrees to execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, assignments, and other documents and papers that Manager or any purchaser of the Collateral may be required to obtain for such governmental consent, approval, registration, qualification, or authorization.

8.3                                 Cumulative Remedies; Waivers.  The rights and remedies of Manager under this Security Agreement, the Management Agreement, and all other agreements contemplated hereby and thereby shall be cumulative.  Manager shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity.  No exercise by Manager of any one right or remedy shall be deemed an election of remedies, and no waiver by Manager of any default on Physician Group’s part shall be deemed a continuing waiver of any further defaults.  No delay by Manager shall constitute a waiver, election or acquiescence with respect to any right or remedy.

9.                                       Notices.  All notices or demands by any party hereto to the other party and relating to this Security Agreement shall be made in the manner set forth in Section            of the Management Agreement to the following addresses:

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If to Physician Group:

Facsimile No:( )
Telephone No:( )

If to Manager:

Facsimile No:( )
Telephone No:( )

10.                                 General Provisions.

10.1                           Successors and Assigns.  This Security Agreement shall bind and inure to the benefit of the respective successors and assigns of Physician Group and Manager; provided, however, that Physician Group may not assign this Security Agreement nor delegate any of its duties hereunder without Manager’s prior written consent and any prohibited assignment or delegation shall be absolutely void.  No consent by Manager to an assignment by Physician Group shall release Physician Group from the Secured Obligations.  Manager may assign this Security Agreement and delegate its duties hereunder, if any, from time to time to its lender or lenders or to its Parent’s lender or lenders, without prior notice to, or the consent of, Physician Group, and Physician Group agrees to recognize such lender or lenders as Manager’s assignee under this Security Agreement.

10.2                           No Presumption Against Any Party.  Neither this Security Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Manager or Physician Group, whether under any rule of construction or otherwise.  On the contrary, this Security Agreement has been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

10.3                           Amendments and Waivers.  Any provision of this Security Agreement or any of the Loan Documents to which Physician Group is a party may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the party asserted to be bound thereby, and then such amendment or waiver shall be effective only in the specific instance and specific purpose for which given.

10.4                           Counterparts; Integration; Effectiveness.  This Security Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This

8

Security Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.  This Security Agreement shall become effective when executed by each of the parties hereto and delivered to Manager.

11.                                 Governing Law.  This Security Agreement shall be deemed to have been made in the State of                                    and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of                           .

12.                                 No Violation of Applicable Law.  To the extent that any lien or security interest on any Asset(s) granted by Physician Group herein violates any applicable Health Care Law, the grant of such lien or security interest on such Asset(s) shall be automatically null and void; provided however, that to the extent such lien or security interest at any time hereafter no longer violates any applicable Health Care Law, then such lien or security interest shall automatically and without any further action attach and become fully effective at that time (giving effect to any retroactive effect to any change in applicable law or regulation); and, provided further, that the liens or security interests on other Asset(s) granted by Physician Group herein that do not violate any applicable Health Care Law shall remain at all times in full force and effect.

[Remainder of this page intentionally left blank.]

9

IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first set forth above.

,
a professional corporation

By

Title:

,
a corporation

By.

Title:

10

Exhibit 1.1S-3

FORM OF
SECURITY AGREEMENT - STOCK PLEDGE (BORROWER)

This SECURITY AGREEMENT - STOCK PLEDGE (this “Agreement”), dated as of                     , 199  , is entered into by and between PROSPECT MEDICAL HOLDINGS, INC., a Delaware corporation (“Pledgor”), and IMPERIAL BANK, a California banking corporation (“Pledgee”), with reference to the following facts:

RECITALS

A.                                   Pledgor and Pledgee have entered into that certain Amended and Restated Revolving Credit Agreement, dated as of July 3, 1999 (as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms, the “Loan Agreement”).

B.                                     Pledgor has agreed to provide additional security for its obligations under the Loan Agreement by pledging to Pledgee all of Pledgor’s right, title and interest-in and to the Collateral (as hereinafter defined), to secure the Secured Obligations (as hereinafter defined).

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties hereinafter set forth and for other good and valuable consideration, the parties hereto mutually agree as follows:

1.                                       Definitions and Construction.

(a)                                  Definitions.  All initially capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Loan Agreement.  In addition, the following terms, as used in this Agreement, have the following meanings:

“Certificated Security, “Endorsement”, “Registered Form”, “Security”, “Security Certificate”, and “Uncertificated Security” have the meanings ascribed to such terms in Division 8 of the Code.

“Code” means the California Uniform Commercial Code, as amended and supplemented from time to time, and any successor statute.

“Collateral” means all of the following:

(i)                                                                             (    ) shares of the outstanding Common Stock of Company, which shares constitute one hundred percent (100%) of the capital stock of Company, and all of the hereafter-acquired shares of Common Stock of Company in

1

which Pledgor has an interest at any time while this Agreement is in effect (collectively, the “Shares”);

(ii)                                  All of Pledgor’s presently existing and hereafter arising stock subscription warrants, stock options, or other rights to purchase Company’s capital stock and all rights represented thereby (the “Options”); and

(iii)                               The proceeds of each of the foregoing, including any and all dividends, cash, stock, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for any of the Shares or Options (the “Proceeds”).

“Company” means                                                                 , a                                      corporation.

“Event of Default” has the meaning given to such term in Section 11.

“Secured Obligations” means Obligations (as defined in the Loan Agreement) and the obligations of Pledgor hereunder.

“33 Act” means the Securities Act of 1933, as amended and supplemented from time to time, and any successor statute, and any and all rules promulgated in connection therewith.

(b)                                 Construction.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, “including” is not limiting, and “or” has the inclusive meaning represented by the phrase “and/or.” References in this Agreement to “determination” by Pledgee include reasonable estimates (absent manifest error) by Pledgee, as applicable (in the case of quantitative determinations) and reasonable beliefs (absent manifest error) by Pledgee, as applicable (in the case of qualitative determinations).  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Article, section, subsection, exhibit, and schedule references are to this Agreement unless otherwise specified.

2.                                       Pledge.  As security for the prompt and complete payment and performance of the Secured Obligations, Pledgor hereby delivers, pledges, and grants to Pledgee a continuing security interest in all of Pledgor’s now-owned or hereafter-acquired right, title, and interest in and to the Collateral.

3.                                       Control of Collateral.  Pledgor shall promptly deliver to Pledgee any and all Certificated Securities comprising all or any portion of the Collateral for Pledgee to hold pursuant to the terms hereof, and if such Certificated Securities are in Registered Form, (i) such

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Certificated Securities shall be endorsed in blank by an effective undated Endorsement, in form and substance satisfactory to Pledgee in its sole and absolute discretion, or (ii) Pledgor shall cause the Company or the Company’s transfer agent to transfer such Securities into the name of Pledgee and issue a replacement Security Certificate evidencing the same in the name of Pledgee.  In the event that all or any portion of the Collateral consists of Uncertificated Securities, Pledgor shall cause the Company to enter into a control agreement with respect to such Uncertificated Securities, in form and substance satisfactory to Pledgee in its sole and absolute discretion.

4.                                       Further Assurances.  Pledgor agrees that it shall cooperate with Pledgee and shall execute and deliver, or cause to be executed and delivered, to Pledgee all stock powers, proxies, assignments, financing statements, instruments, control agreements and other documents, and shall take all further action, at the expense of Pledgor, from time to time requested by Pledgee, in order to maintain a continuing, first-priority, perfected security interest in the Collateral in favor of Pledgee, and to enable Pledgee to exercise and enforce its rights and remedies hereunder with respect to the Collateral, and Pledgor agrees that it shall execute and deliver to Pledgee at Pledgee’s request any further applications, agreements, documents and instruments, and shall perform any and all acts deemed necessary by Pledgee to carry into effect the terms, conditions, and provisions of this Agreement and the transactions connected herewith.  Should Pledgor fail to execute or deliver any such applications, agreements, documents, financing statements and instruments, or to perform any such acts, Pledgor acknowledges that Pledgee may execute and deliver the same and perform such acts in the name of Pledgor and on its behalf as its attorney-in-fact in accordance with Section 13.

5.                                       Pledgee’s Duties.  Pledgee shall not have any duties with respect to the Collateral other than the duty to use reasonable care if the Collateral is in its possession.  In accordance with Section 9207 of the Code, Pledgee shall be deemed to have used reasonable care if it observes substantially the same standard of care with respect to the custody or preservation of the Collateral as it observes with respect to similar assets owned by Pledgee.  Without limiting the generality of the foregoing, Pledgee shall be under no obligation to take any steps necessary to preserve rights in the Collateral against any other parties, to sell the same if it threatens to decline in value, or to exercise any rights represented thereby (including rights with respect to calls, conversions, exchanges, maturities, or tenders); provided, however, that Pledgee may, at its option, do so, and any and all expenses incurred in connection therewith shall be for the account of Pledgor.

6.                                       Voting Rights; Dividends; Etc.

6.1                                 During the term of this Agreement, and as long as no Event of Default is continuing:

(a)                                  Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Shares or any part thereof; provided, however, no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate

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or be inconsistent with the terms of this Agreement, the Loan Agreement or any other instrument or agreement referred to therein or herein, or which could have the effect of impairing the value of the Collateral or any part thereof or the position or interest of Pledgee therein.

(b)                                 Pledgor shall be entitled to receive and retain any and all dividends and distributions paid in respect of the Shares not otherwise prohibited by the Loan Agreement; provided, however, that any and all:

(i)                                     dividends and distributions paid or payable other than in cash in respect of, and any and all additional Shares or instruments or other property received, receivable, or otherwise distributed in respect of, or in exchange for, any Shares;

(ii)                                  dividends and distributions paid or payable in cash in respect of any Shares in connection with a partial or total liquidation or dissolution, merger, consolidation of the Company, or any exchange of stock, conveyance of assets, or similar corporate reorganization; and

(iii)                               cash paid with respect to, payable, or otherwise distributed on redemption of, or in exchange for, any Shares,

shall be forthwith delivered to Pledgee to hold as Collateral and shall, if received by Pledgor, be received in trust for the benefit of Pledgee, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Pledgee as Collateral in the same form as so received (with any necessary endorsement), and, if deemed appropriate by Pledgee, Pledgor shall take such actions, including the actions described in Section 2, as Pledgee may require.

6.2                                 Upon the occurrence of an Event of Default or if any amounts shall be due and payable (whether by acceleration, maturity, or otherwise) under any of the Secured Obligations, all rights of Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6.1 (a) and to receive the dividends and distributions that it would otherwise be authorized to receive and retain pursuant to Section 5.1(b) shall, at Pledgee’s option, cease, and all such rights shall, at Pledgee’s option, thereupon become vested in Pledgee, and Pledgee shall, at its option, thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends and interest payments.  Any payments received by Pledgor contrary to the provisions of this Section 6.2 shall be held in trust by Pledgor for the benefit of Pledgee, shall be segregated from other funds of Pledgor, and shall be promptly paid over to Pledgee, with any necessary endorsement.

7.                                       Representations, Warranties, and Covenants.  In order to induce Pledgee to enter into the Loan Agreement and make and continue to make Loans to Pledgor, Pledgor hereby warrants, represents, and covenants that:

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7.1                                 There are no restrictions upon the transfer of any of the Collateral to or by Pledgee and Pledgor is the sole beneficial owner of the Collateral and has the right to pledge and grant a security interest in or otherwise transfer such Collateral free of any encumbrances or rights of third Persons.

7.2                                 All of the Collateral is and shall remain free from all Liens except as created hereby.  Pledgor shall not, without Pledgee’s prior written consent, sell or otherwise dispose of any of the Collateral.

7.3                                 The execution and delivery of this Agreement, and the completion of the actions described in Section 3, creates a valid, perfected and first-priority security interest in the Collateral in favor of Pledgee, and all actions necessary or desirable to such perfection have been duly taken.

7.4                                 No authorization or other action by, and no notice to or filing with, any Governmental Authority is required either: (a) for the grant by Pledgor of the security interest granted hereby or for the execution, delivery, or performance of this Agreement by Pledgor; (b) for the perfection of or exercise by Pledgee of its rights and remedies hereunder except as may be required in connection with a disposition of the Collateral by laws affecting the offering and sale of securities generally; or (c) for the exercise by Pledgee of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement except as may be required in connection with a disposition of the Collateral by laws affecting the offering and sale of securities generally.

7.5                                 The pledge of the Collateral pursuant to this Agreement, and the making of the loans in accordance with the terms of the Loan Agreement, does not violate Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

7.6                                 The Company presently has issued and outstanding                                           (                ) shares of Common Stock of which one hundred percent (100%) is owned by Pledgor and they constitute, respectively, all of the capital stock of Company and the Shares referenced herein.

7.7                                 There are no presently existing Options.

7.8                                 All of the outstanding Shares have been duly and validly issued by the Company, and they are fully paid and nonassessable.

7.9                                 Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers, and voting rights), and Pledgor agrees that Pledgee shall not have any responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

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7.10                           Pledgor shall at all times keep its books and records concerning the Collateral at its chief executive office.  Pledgor shall not change the location of its chief executive office without giving Pledgee at least thirty (30) days’ prior written notice thereof.

7.11                           Pledgor shall prevent the Company from issuing any additional Shares or Options.

8.                                       Share Adjustments.  In the event that during the term of this Agreement any reclassification, readjustment, or other change is declared or made in the capital structure of any Company, Pledgor shall give Pledgee prompt written notice thereof and all new substituted and additional shares or other Securities, issued or issuable to Pledgor by reason of any such change or exercise shall be subject to the security interest created hereby and Pledgor shall as soon as practicable but in no event more than 10 days thereafter, take all of the actions required under Section 3 with respect thereto.

9.                                       Options.  In the event that during the term of this Agreement Options shall be issued or exercised in connection with the Collateral, Pledgor shall give Pledgee prompt written notice thereof and such Options acquired by Pledgor shall be immediately assigned by Pledgor to Pledgee pursuant to an assignment agreement in form and substance satisfactory to Pledgee in its sole and absolute discretion, and all new shares or other Securities so acquired by Pledgor shall also be subject to the security interest created hereby and Pledgor shall as soon as practicable but in no event more than 10 days thereafter, take all of the actions required under Section 3 with respect thereto.

10.                                 Consent.  Pledgor hereby consents that, from time to time, before or after the occurrence or existence of any Event of Default with or without notice to or assent from Pledgor, any other security at any time held by or available to Pledgee for any of the Secured Obligations or any other security at any time held by or available to Pledgee of any other person, firm, or corporation secondarily or otherwise liable for any of the Secured Obligations, may be exchanged, surrendered, or released and any of the Secured Obligations may be changed, altered, renewed, extended, continued, surrendered, compromised, waived, or released, in whole or in part, as Pledgee may see fit.  Pledgor shall remain bound under this Agreement notwithstanding any such exchange, surrender, release, alteration, renewal, extension, continuance, compromise, waiver, or inaction, or extension of further credit.

11.                                 Events of Default.  The occurrence of an Event of Default under the Loan Agreement shall constitute an event of default (“Event of Default”) under this Agreement.

12.                                 Remedies Upon Default.

12.1                           Upon the occurrence of an Event of Default, Pledgee shall have, in addition to any other rights given by law or in this Agreement, in the Loan Agreement, or in any other agreement between Pledgee and Pledgor, all of the rights and remedies with respect

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to the Collateral of a secured party under the Code, and also shall have, without limitation, the following rights, which Pledgor hereby agrees to be commercially reasonable:

(a)                                  to receive all amounts payable in respect of the Collateral to Pledgor under Section 6.1 (b) hereof;

(b)                                 to register all or any part of the Collateral on the books of the Company in Pledgee’s name or the name of its nominee or nominees;

(c)                                  to vote all or any part of the Shares (whether or not transferred into the name of the Pledgee) in accordance with Section 6.2 hereof, and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof; PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS PLEDGEE THE PROXY AND ATTORNEY-IN-FACT OF PLEDGOR, COUPLED WITH AN INTEREST, WITH FULL POWER OF SUBSTITUTION FOR ANY AND ALL OF SUCH PURPOSES; WHICH PROXY AND POWER OF ATTORNEY SHALL CONTINUE IN FULL FORCE AND EFFECT AND TERMINATE UPON THE EARLIER TO OCCUR OF (a) UPON THE INDEFEASIBLE PAYMENT IN FULL OF THE SECURED OBLIGATIONS, AND (b) TEN (10) YEARS FROM THE DATE HEREOF.

(d)                                 at any time or from time to time, to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine; provided, that at least five (5) days notice of the time and place of any such sale shall be given to Pledgor.  Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has therefore been given.  Pledgor hereby waives any other requirement of notice, demand, or advertisement for sale, to the extent permitted by law.  Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise.  At any such sale, unless prohibited by applicable law, Pledgee may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption.  Pledgee shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall Pledgee be under any obligation to take any action whatsoever with regard thereto;

(e)                                  to buy the Collateral, in its own name, or in the name of a designee or nominee.  Pledgee shall have the right to execute any document or form, in its name or in the name of the Pledgor, that may be necessary or desirable in connection with such sale of the Collateral.

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(f)                                    to sell all or any part of the Collateral by a private placement, restricting bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution.  In so doing, Pledgee may solicit offers to buy the Collateral, or any part of it for cash, from a limited number of investors deemed by Pledgee, in its reasonable judgment, to be responsible parties who might be interested in purchasing the Collateral.  If Pledgee shall solicit such offers from not less than four (4) such investors, then the acceptance by Pledgee of the highest offer obtained therefore shall be deemed to be a commercial reasonable method of disposition of such Collateral, even though the sales price established and/or obtained may be substantially less than the price that would be obtained pursuant to a public offering.  Notwithstanding the foregoing, should Pledgee determine that, prior to any public offering of any securities contained in the Collateral, such securities should be registered under the ‘33 Act and/or registered or qualified under any other federal or state law, and that such registration and/or qualification is not practical, Pledgor agrees that it will be commercially reasonable if a private sale is arranged so as to avoid a public offering even if offers are solicited from fewer than four (4) investors, and even though the sales price established and/or obtained may be substantially less than the price that would be obtained pursuant to a public offering.

13.                                 Pledgee as Pledgor’s Attorney-in Fact.  Pledgor hereby irrevocably appoints Pledgee as its attorney-in-fact, coupled with an interest, (i) to arrange for the register, at any time after the occurrence of an Event of Default, of the Collateral on the books of the Company to the name of Pledgee or to the name of Pledgee’s nominee and (ii) to receive, endorse and collect all instruments made payable to Pledgor of any dividend, distribution or other payment on account of the Collateral, or any part thereof, and to give full discharge for the same and to execute and file governmental notifications and reporting forms.  Pledgor hereby further authorizes Pledgee to perform any and all acts which Pledgee deems necessary for the protection and preservation of the Collateral or of the value of Pledgee’s security interest therein, including but not limited to receiving income thereon as additional security hereunder, and all expenses paid or incurred by Pledgee in connection therewith shall constitute Bank Expenses.  Pledgor hereby further grants to Pledgee a power of attorney coupled with an interest to execute all agreements, forms, applications, documents and instruments and to take all actions and do all things as could be executed, taken, or done by Pledgor in connection with the protection and preservation of the Collateral or this Agreement.  This power of attorney is irrevocable and authorizes Pledgee to act for Pledgor in connection with the matters described herein without notice to or demand upon Pledgor.

14.                                 General Provisions.

14.1                           Cumulative Remedies; No Prior Recourse to Collateral.  The enumeration herein of Pledgee’s rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Pledgee may have under the Loan Agreement, the Loan Documents, the Code, or other applicable law.  Pledgee shall have the right, in its sole discretion, to determine which

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rights and remedies are to be exercised and in which order.  The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative.

14.2                           No Implied Waivers.  No act, failure, or delay by Pledgee shall constitute a waiver of any of its rights and remedies.  No single or partial waiver by Pledgee of any provision of this Agreement or any other Loan Document, or of a breach or default hereunder or thereunder, or of any right or remedy which the Pledgee may have, shall operate as a waiver of any other provision, breach, default, right, or remedy or of the same provision, breach, default, right, or remedy on a future occasion.  No waiver by Pledgee shall affect its rights to require strict performance of this Agreement.

14.3                           Notices.  All notices or demands by any party hereto to the other party and relating to this Agreement shall be sent in accordance with the terms of Section 9.1 of the Loan Agreement.

14.4                           Successors and Assigns.  This Agreement shall bind the successors and assigns of Pledgor, and shall inure to the benefit of the successors and assigns of Pledgee; provided, however, that Pledgor may not assign this Agreement nor delegate any of its duties hereunder without Pledgee’s prior written consent and any prohibited assignment shall be absolutely void.  Pledgee may assign this Agreement and its rights and duties hereunder and no consent or approval by Pledgor is required in connection with any such assignment.  Pledgee reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Pledgee’s rights and benefits hereunder.  In connection with any such assignment or participation, Pledgee may disclose all documents and information which Pledgee now or hereafter may have relating to Pledgor or Pledgor’s business to any prospective or actual Transferee, subject to the terms of Section 9.5(e) of the Loan Agreement.

14.5                           Exhibits and Schedules.  All of the exhibits and schedules attached hereto shall be deemed incorporated by reference.

14.6                           No Presumption Against Any Party.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Pledgor or Pledgee, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

14.7                           Section Headings.  Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

14.8                           Severability of Provisions.  If any provision of this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, that provision shall not affect the validity, legality or enforceability of any other provision of this Agreement.

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14.9                           Entire Agreement; Amendments and Waivers.  This Agreement constitutes the entire agreement between Pledgor and Pledgee pertaining to the subject matter contained herein.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the party asserted to be bound thereby, and then such amendment or waiver shall be effective only in the specific instance and specific purpose for which given.

14.10                     Counterparts; Telefacsimile Execution.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

14.11                     Termination By Pledgee.  After termination of the Loan Agreement and when Pledgee has received payment and performance, in full, of the Secured Obligations, Pledgee shall execute and deliver to Pledgor a termination of all of the security interests granted by Pledgor hereunder and, to the extent they have been delivered to Pledgee and not disposed of in accordance with this Agreement, certificates evidencing the Shares.

15.                                 Governing Law; Judicial Reference.

15.1                           Governing Law.  This Agreement shall be deemed to have been made in the State of California and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

15.2                           Judicial Reference.

(a)                                  Other than (i) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Agreement, which controversy, dispute or claim is not settled in writing within thirty (30) days after the “Claim Date” (defined as the date on which a party subject to this Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq.  of the California Code of Civil Procedure, or their successor section (“CCP”), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy,

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dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the Real Property, if any, is located or Los Angeles County if none (the “Court”).  The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative).  The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule).  Each party shall have one peremptory challenge pursuant to CCP § 170.6.  The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the date of selection of the referee and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date.  Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP §644 in any court in the State of California having jurisdiction.  Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial.  All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee.  The referee may extend such period in the event of a party’s refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness.  No party shall be entitled to “priority” in conducting discovery.  Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service.  All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties.  Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

(b)                                 Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding.  All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee.  The party making such a request shall have the obligation to arrange for and pay for the court reporter.  The costs of the court reporter at the trial shall be borne equally by the parties.

(c)                                  The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California.  The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding.  The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties.  The referee shall issue a single judgment at the close of the reference

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proceeding which shall dispose of all of the claims of the parties that are the subject of the reference.  The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee.  The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(d)                                 In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration.  The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, §1280 through §1294.2 of the CCP as-amended from time to time.  The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

“PLEDGOR”

PROSPECT MEDICAL HOLDINGS, INC., a Delaware corporation

By:
Title:

“Pledgee”

IMPERIAL BANK,
a California banking corporation

By:
Title:

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CONTROL AGREEMENT

                                                                                , a                     corporation (“Company”) hereby acknowledges the terms of the foregoing Security Agreement - Stock Pledge (the “Agreement”), dated as of                                   , 199   , by and between Prospect Medical Holdings, Inc., a Delaware corporation (“Pledgor”), and Imperial Bank, a California banking corporation (“Pledgee”).  Company agrees that it will comply with all instructions from Pledgee with respect to transfers of all or any part of the Collateral (as defined in the Agreement), whether by sale or otherwise, without further consent from Pledgor.  Company further acknowledges and agrees that it has received a copy of the Agreement and has registered the pledge of the Collateral (as defined in the Agreement) in the name of Pledgee.  Company acknowledges that, in entering into the Loan Agreement (as defined in the Agreement), Pledgee is relying on the Agreement and on Company’s agreement herein; and Company agrees that any offset or claim Company may now or hereafter have against Pledgor (or against Pledgor’s interests, claims or rights) shall be subordinate to the claims, rights and interests of Pledgee under the Agreement.  The signatories below hereby represent and warrant to Pledgee that they are duly authorized to execute and deliver this Control Agreement to Pledgee and thereby bind the Company as set forth herein.

Dated: , 199	,
a corporation

By:
Title:

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Exhibit 1.1S-4

FORM OF
SECURITY AGREEMENT - STOCK PLEDGE (GUARANTOR)

This SECURITY AGREEMENT - STOCK PLEDGE (this “Agreement”), dated as of                                , 199  , is entered into by and between                                                   , a                                 corporation (“Pledgor”), and IMPERIAL BANK, a California banking corporation (“Pledgee”), with reference to the following facts:

RECITALS

A.                                   Prospect Medical Holdings, Inc., a Delaware corporation (“Borrower”), and Imperial Bank, a California banking corporation (“Bank”), have entered into that certain Amended and Restated Revolving Credit Agreement, dated as of July 3, 1999 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”); and

B.                                     In order to induce Bank to continue to make Loans to Borrower under the Loan Agreement and extend financial accommodations to Borrower, Pledgor has executed that certain Continuing Guaranty, of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), pursuant to which Pledgor guarantees the full payment and performance of all obligations owing to Bank by Borrower under the Loan Agreement; and

C.                                     In order to induce Bank to continue to make Loans to Borrower under the Loan Agreement, Pledgor has agreed to enter into this Agreement in order to grant to Bank a first priority security interest in the Collateral to secure the Secured Obligations.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties hereinafter set forth and for other good and valuable consideration, the parties hereto mutually agree as follows:

1.                                       Definitions and Construction.

(a)                                  Definitions.  All initially capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Loan Agreement.  In addition, the following terms, as used in this Agreement, have the following meanings:

“Certificated Security, “Endorsement”, “Registered Form”, “Security”, “Security Certificate”, and “Uncertificated Security” have the meanings ascribed to such terms in Division 8 of the Code.

“Code” means the California Uniform Commercial Code, as amended and supplemented from time to time, and any successor statute.

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“Collateral” means all of the following:

(i)                                                                                   (      ) shares of the outstanding Common Stock of Company, which shares constitute one hundred percent of (100%) the capital stock of Company, and all of the hereafter-acquired shares of Common Stock of Company in which Pledgor has an interest at any time while this Agreement is in effect (collectively, the “Shares”);

(ii)                                  All of Pledgor’s presently existing and hereafter arising stock subscription warrants, stock options, or other rights to purchase Company’s capital stock and all rights represented thereby (the “Options”); and

(iii)                               The proceeds of each of the foregoing, including any and all dividends, cash, stock, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for any of the Shares or Options (the “Proceeds”).

“Company” means                                                                                                                                                                 .

“Event of Default” has the meaning given to such term in Section 11.

“Secured Obligations” means the Guaranteed Obligations (as defined in the Guaranty) and the obligations of Pledgor hereunder.

“33 Act” means the Securities Act of 1933, as amended and supplemented from time to time, and any successor statute, and any and all rules promulgated in connection therewith.

(b)                                 Construction.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, “including” is not limiting, and “or” has the inclusive meaning represented by the phrase “and/or.” References in this Agreement to “determination” by Pledgee include reasonable estimates (absent manifest error) by Pledgee, as applicable (in the case of quantitative determinations) and reasonable beliefs (absent manifest error) by Pledgee, as applicable (in the case of qualitative determinations).  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Article, section, subsection, exhibit, and schedule references are to this Agreement unless otherwise specified.

2.                                       Pledge.  As security for the prompt and complete payment and performance of the Secured Obligations, Pledgor hereby delivers, pledges, and grants to Pledgee a continuing security interest in all of Pledgor’s now-owned or hereafter-acquired right, title, and interest in and to the Collateral.

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3.                                       Control of Collateral.  Pledgor shall promptly deliver to Pledgee any and all Certificated Securities comprising all or any portion of the Collateral for Pledgee to hold pursuant to the terms hereof, and if such Certificated Securities are in Registered Form, (i) such Certificated Securities shall be endorsed in blank by an effective undated Endorsement, in form and substance satisfactory to Pledgee in its sole and absolute discretion, or (ii) Pledgor shall cause the Company or the Company’s transfer agent to transfer such Securities into the name of Pledgee and issue a replacement Security Certificate evidencing the same in the name of Pledgee.  In the event that all or any portion of the Collateral consists of Uncertificated Securities, Pledgor shall cause the Company to enter into a control agreement with respect to such Uncertificated Securities, in form and substance satisfactory to Pledgee in its sole and absolute discretion.

4.                                       Further Assurances.  Pledgor agrees that it shall cooperate with Pledgee and shall execute and deliver, or cause to be executed and delivered, to Pledgee all stock powers, proxies, assignments, financing statements, instruments, control agreements and other documents, and shall take all further action, at the expense of Pledgor, from time to time requested by Pledgee, in order to maintain a continuing, first-priority, perfected security interest in the Collateral in favor of Pledgee, and to enable Pledgee to exercise and enforce its rights and remedies hereunder with respect to the Collateral, and Pledgor agrees that it shall execute and deliver to Pledgee at Pledgee’s request any further applications, agreements, documents and instruments, and shall perform any and all acts deemed necessary by Pledgee to carry into effect the terms, conditions, and provisions of this Agreement and the transactions connected herewith.  Should Pledgor fail to execute or deliver any such applications, agreements, documents, financing statements and instruments, or to perform any such acts, Pledgor acknowledges that Pledgee may execute and deliver the same and perform such acts in the name of Pledgor and on its behalf as its attoraey-in-fact in accordance with Section 13.

5.                                       Pledgee’s Duties.  Pledgee shall not have any duties with respect to the Collateral other than the duty to use reasonable care if the Collateral is in its possession.  In accordance with Section 9207 of the Code, Pledgee shall be deemed to have used reasonable care if it observes substantially the same standard of care with respect to the custody or preservation of the Collateral as it observes with respect to similar assets owned by Pledgee.  Without limiting the generality of the foregoing, Pledgee shall be under no obligation to take any steps necessary to preserve rights in the Collateral against any other parties, to sell the same if it threatens to decline in value, or to exercise any rights represented thereby (including rights with respect to calls, conversions, exchanges, maturities, or tenders); provided, however, that Pledgee may, at its option, do so, and any and all expenses incurred in connection therewith shall be for the account of Pledgor.

6.                                       Voting Rights; Dividends; Etc.

6.1                                 During the term of this Agreement, and as long as no Event of Default is continuing:

(a)                                  Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Shares or any part thereof; provided, however, no vote

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shall be cast or any consent, waiver or ratification given or any action taken which would violate or be inconsistent with the terms of this Agreement, the Loan Agreement or any other instrument or agreement referred to therein or herein, or which could have the effect of impairing the value of the Collateral or any part thereof or the position or interest of Pledgee therein.

(b)                                 Pledgor shall be entitled to receive and retain any and all dividends and distributions paid in respect of the Shares not otherwise prohibited by the Loan Agreement; provided, however, that any and all:

(i)                                     dividends and distributions paid or payable other than in cash in respect of, and any and all additional Shares or instruments or other property received, receivable, or otherwise distributed in respect of, or in exchange for, any Shares;

(ii)                                  dividends and distributions paid or payable in cash in respect of any Shares in connection with a partial or total liquidation or dissolution, merger, consolidation of the Company, or any exchange of stock, conveyance of assets, or similar corporate reorganization; and

(iii)                               cash paid with respect to, payable, or otherwise distributed on redemption of, or in exchange for, any Shares, shall be forthwith delivered to Pledgee to hold as Collateral and shall, if received by Pledgor, be received in trust for the benefit of Pledgee, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Pledgee as Collateral in the same form as so received (with any necessary endorsement), and, if deemed appropriate by Pledgee, Pledgor shall take such actions, including the actions described in Section 2, as Pledgee may require.

6.2                                 Upon the occurrence of an Event of Default or if any amounts shall be due and payable (whether by acceleration, maturity, or otherwise) under any of the Secured Obligations, all rights of Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6.1(a) and to receive the dividends and distributions that it would otherwise be authorized to receive and retain pursuant to Section 5.l(b) shall, at Pledgee’s option, cease, and all such rights shall, at Pledgee’s option, thereupon become vested in Pledgee, and Pledgee shall, at its option, thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends and interest payments.  Any payments received by Pledgor contrary to the provisions of this Section 6.2 shall be held in trust by Pledgor for the benefit of Pledgee, shall be segregated from other funds of Pledgor, and shall be promptly paid over to Pledgee, with any necessary endorsement.

7.                                       Representations, Warranties, and Covenants.  In order to induce Pledgee to continue to make Loans to Borrower under the Loan Agreement, Pledgor hereby warrants, represents, and covenants that:

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7.1                                 There are no restrictions upon the transfer of any of the Collateral to or by Pledgee and Pledgor is the sole beneficial owner of the Collateral and has the right to pledge and grant a security interest in or otherwise transfer such Collateral free of any encumbrances or rights of third Persons.

7.2                                 All of the Collateral is and shall remain free from all Liens except as created hereby.  Pledgor shall not, without Pledgee’s prior written consent, sell or otherwise dispose of any of the Collateral.

7.3                                 The execution and delivery of this Agreement, and the completion of the actions described in Section 3, creates a valid, perfected and first-priority security interest in the Collateral in favor of Pledgee, and all actions necessary or desirable to such perfection have been duly taken.

7.4                                 No authorization or other action by, and no notice to or filing with, any Governmental Authority is required either: (a) for the grant by Pledgor of the security interest granted hereby or for the execution, delivery, or performance of this Agreement by Pledgor; (b) for the perfection of or exercise by Pledgee of its rights and remedies hereunder except as may be required in connection with a disposition of the Collateral by laws affecting the offering and sale of securities generally; or (c) for the exercise by Pledgee of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement except as may be required in connection with a disposition of the Collateral by laws affecting the offering and sale of securities generally.

7.5                                 The pledge of the Collateral pursuant to this Agreement, and the making of the loans in accordance with the terms of the Loan Agreement, does not violate Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

7.6                                 The Company presently has issued and outstanding                                               (                ) shares of Common Stock of which one hundred percent (100%) is owned by Pledgor and they constitute, respectively, all of the capital stock of Company and the Shares referenced herein.

7.7                                 There are no presently existing Options.

7.8                                 All of the outstanding Shares have been duly and validly issued by the Company, and they are fully paid and nonassessable.

7.9                                 Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers, and voting rights), and Pledgor agrees that Pledgee shall not have any responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

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7.10                           Pledgor shall at all times keep its books and records concerning the Collateral at its chief executive office.  Pledgor shall not change the location of its chief executive office without giving Pledgee at least thirty (30) days’ prior written notice thereof.

7.11                           Pledgor shall prevent the Company from issuing any additional Shares or Options.

8.                                       Share Adjustments.  In the event that during the term of this Agreement any reclassification, readjustment, or other change is declared or made in the capital structure of any Company, Pledgor shall give Pledgee prompt written notice thereof and all new substituted and additional shares or other Securities, issued or issuable to Pledgor by reason of any such change or exercise shall be subject to the security interest created hereby and Pledgor shall as soon as practicable but in no event more than 10 days thereafter, take all of the actions required under Section 3 with respect thereto.

9.                                       Options.  In the event that during the term of this Agreement Options shall be issued or exercised in connection with the Collateral, Pledgor shall give Pledgee prompt written notice thereof and such Options acquired by Pledgor shall be immediately assigned by Pledgor to Pledgee pursuant to an assignment agreement in form and substance satisfactory to Pledgee in its sole and absolute discretion, and all new shares or other Securities so acquired by Pledgor shall also be subject to the security interest created hereby and Pledgor shall as soon as practicable but in no event more than 10 days thereafter, take all of the actions required under Section 3 with respect thereto.

10.                                 Consent.  Pledgor hereby consents that, from time to time, before or after the occurrence or existence of any Event of Default with or without notice to or assent from Pledgor, any other security at any time held by or available to Pledgee for any of the Secured Obligations or any other security at any time held by or available to Pledgee of any other person, firm, or corporation secondarily or otherwise liable for any of the Secured Obligations, may be exchanged, surrendered, or released and any of the Secured Obligations may be changed, altered, renewed, extended, continued, surrendered, compromised, waived, or released, in whole or in part, as Pledgee may see fit.  Pledgor shall remain bound under this Agreement notwithstanding any such exchange, surrender, release, alteration, renewal, extension, continuance, compromise, waiver, or inaction, or extension of further credit.

11.                                 Event of Default.  The occurrence of an Event of Default under the Loan Agreement shall constitute an event of default (“Event of Default”) under this Agreement.

12.                                 Remedies Upon Default.

12.1                           Upon the occurrence of an Event of Default, Pledgee shall have, in addition to any other rights given by law or in this Agreement, in the Loan Agreement, or in any other agreement between Pledgee and Pledgor, all of the rights and remedies with respect to the Collateral of a secured party under the Code, and also shall have, without limitation, the following rights, which Pledgor hereby agrees to be commercially reasonable:

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(a)                                  to receive all amounts payable in respect of the Collateral to Pledgor under Section 6.1(b) hereof;

(b)                                 to register all or any part of the Collateral on the books of the Company in Pledgee’s name or the name of its nominee or nominees;

(c)                                  to vote all or any part of the Shares (whether or not transferred into the name of the Pledgee) in accordance with Section 6.2 hereof, and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof; PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS PLEDGEE THE PROXY AND ATTORNEY-IN-FACT OF PLEDGOR, COUPLED WITH AN INTEREST, WITH FULL POWER OF SUBSTITUTION FOR ANY AND ALL OF SUCH PURPOSES; WHICH PROXY AND POWER OF ATTORNEY SHALL CONTINUE IN FULL FORCE AND EFFECT AND TERMINATE UPON THE EARLIER TO OCCUR OF (a) UPON THE INDEFEASIBLE PAYMENT IN FULL OF THE SECURED OBLIGATIONS, AND (b) TEN (10) YEARS FROM THE DATE HEREOF.

(d)                                 at any time or from time to time, to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine; provided, that at least five (5) days notice of the time and place of any such sale shall be given to Pledgor.  Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has therefore been given.  Pledgor hereby waives any other requirement of notice, demand, or advertisement for sale, to the extent permitted by law.  Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise.  At any such sale, unless prohibited by applicable law, Pledgee may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption.  Pledgee shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall Pledgee be under any obligation to take any action whatsoever with regard thereto;

(e)                                  to buy the Collateral, in its own name, or in the name of a designee or nominee.  Pledgee shall have the right to execute any document or form, in its name or in the name of the Pledgor, that may be necessary or desirable in connection with such sale of the Collateral.

(f)                                    to sell all or any part of the Collateral by a private placement, restricting bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution.  In so doing, Pledgee may solicit offers to buy the Collateral, or any part of it for cash, from a limited number of investors

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deemed by Pledgee, in its reasonable judgment, to be responsible parties who might be interested in purchasing the Collateral.  If Pledgee shall solicit such offers from not less than four (4) such investors, then the acceptance by Pledgee of the highest offer obtained therefore shall be deemed to be a commercial reasonable method of disposition of such Collateral, even though the sales price established and/or obtained may be substantially less than the price that would be obtained pursuant to a public offering.  Notwithstanding the foregoing, should Pledgee determine that, prior to any public offering of any securities contained in the Collateral, such securities should be registered under the ‘33 Act and/or registered or qualified under any other federal or state law, and that such registration and/or qualification is not practical, Pledgor agrees that it will be commercially reasonable if a private sale is arranged so as to avoid a public offering even if offers are solicited from fewer than four (4) investors, and even though the sales price established and/or obtained may be substantially less than the price that would be obtained pursuant to a public offering.

13.                                 Pledgee as Pledgor’s Attorney-in Fact.  Pledgor hereby irrevocably appoints Pledgee as its attorney-in-fact, coupled with an interest, (i) to arrange for the register, at any time after the occurrence of an Event of Default, of the Collateral on the books of the Company to the name of Pledgee or to the name of Pledgee’s nominee and (ii) to receive, endorse and collect all instruments made payable to Pledgor of any dividend, distribution or other payment on account of the Collateral, or any part thereof, and to give full discharge for the same and to execute and file governmental notifications and reporting forms.  Pledgor hereby further authorizes Pledgee to perform any and all acts which Pledgee deems necessary for the protection and preservation of the Collateral or of the value of Pledgee’s security interest therein, including but not limited to receiving income thereon as additional security hereunder, and all expenses paid or incurred by Pledgee in connection therewith shall constitute Bank Expenses.  Pledgor hereby further grants to Pledgee a power of attorney coupled with an interest to execute all agreements, forms, applications, documents and instruments and to take all actions and do all things as could be executed, taken, or done by Pledgor in connection with the protection and preservation of the Collateral or this Agreement.  This power of attorney is irrevocable and authorizes Pledgee to act for Pledgor in connection with the matters described herein without notice to or demand upon Pledgor.

14.                                 General Provisions.

14.1                           Cumulative Remedies; No Prior Recourse to Collateral.  The enumeration herein of Pledgee’s rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Pledgee may have under the Loan Agreement, the Loan Documents, the Code, or other applicable law.  Pledgee shall have the right, in its sole discretion, to determine which rights and remedies are to be exercised and in which order.  The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative.

14.2                           No Implied Waivers.  No act, failure, or delay by Pledgee shall constitute a waiver of any of its rights and remedies.  No single or partial waiver by Pledgee of any provision of this Agreement or any other Loan Document, or of a breach or default hereunder or thereunder, or of any right or remedy which the Pledgee may have, shall operate

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as a waiver of any other provision, breach, default, right, or remedy or of the same provision, breach, default, right, or remedy on a future occasion.  No waiver by Pledgee shall affect its rights to require strict performance of this Agreement.

14.3                           Notices.  All notices or demands by any party hereto to the other party and relating to this Agreement shall be sent in accordance with the terms of Section 15 of the Guaranty.

14.4                           Successors and Assigns.  This Agreement shall bind the successors and assigns of Pledgor, and shall inure to the benefit of the successors and assigns of Pledgee; provided, however, that Pledgor may not assign this Agreement nor delegate any of its duties hereunder without Pledgee’s prior written consent and any prohibited assignment shall be absolutely void.  Pledgee may assign this Agreement and its rights and duties hereunder and no consent or approval by Pledgor is required in connection with any such assignment.  Pledgee reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Pledgee’s rights and benefits hereunder.  In connection with any such assignment or participation, Pledgee may disclose all documents and information which Pledgee now or hereafter may have relating to Pledgor or Pledgor’s business to any prospective or actual Transferee, subject to the terms of Section 9.5(e) of the Loan Agreement.

14.5                           Exhibits and Schedules.  All of the exhibits and schedules attached hereto shall be deemed incorporated by reference.

14.6                           No Presumption Against Any Party.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Pledgor or Pledgee, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

14.7                           Section Headings.  Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

14.8                           Severability of Provisions.  If any provision of this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, that provision shall not affect the validity, legality or enforceability of any other provision of this Agreement.

14.9                           Entire Agreement; Amendments and Waivers.  This Agreement constitutes the entire agreement between Pledgor and Pledgee pertaining to the subject matter contained herein.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the party asserted to be bound thereby, and then such amendment or waiver shall be effective only in the specific instance and specific purpose for which given.

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14.10                     Counterparts; Telefacsimile Execution.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

14.11                     Termination By Pledgee.  After termination of the Loan Agreement and when Pledgee has received payment and performance, in full, of the Secured Obligations, Pledgee shall execute and deliver to Pledgor a termination of all of the security interests granted by Pledgor hereunder and, to the extent they have been delivered to Pledgee and not disposed of in accordance with this Agreement, certificates evidencing the Shares.

15.                                 Governing Law; Judicial Reference.

15.1                           Governing Law.  This Agreement shall be deemed to have been made in the State of California and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

15.2                           Judicial Reference.

(a)                                  Other than (i) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Agreement, which controversy, dispute or claim is not settled in writing within thirty (30) days after the “Claim Date” (defined as the date on which a party subject to this Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq.  of the California Code of Civil Procedure, or their successor section (“CCP”), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the Real Property, if any, is located or Los Angeles County if none (the “Court”).  The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative).  The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or

10

any subsequently enacted Rule).  Each party shall have one peremptory challenge pursuant to CCP § 170.6.  The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the date of selection of the referee and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date.  Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP §644 in any court in the State of California having jurisdiction.  Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial.  All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee.  The referee may extend such period in the event of a party’s refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness.  No party shall be entitled to “priority” in conducting discovery.  Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service.  All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties.  Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

(b)                                 Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding.  All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee.  The party making such a request shall have the obligation to arrange for and pay for the court reporter.  The costs of the court reporter at the trial shall be borne equally by the parties.

(c)                                  The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California.  The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding.  The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties.  The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference.  The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee.  The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(d)                                 In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration.  The arbitration will be conducted by

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a retired judge of the Court, in accordance with the California Arbitration Act, §1280 through § 1294.2 of the CCP as amended from time to time.  The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

“PLEDGOR”

,
a corporation

By:
Title:

“Pledgee”

IMPERIAL BANK,
a California banking corporation

By:
Title:

13

CONTROL AGREEMENT

                                                      , a                   corporation (“Company”) hereby acknowledges the terms of the foregoing Security Agreement - Stock Pledge (the “Agreement”), dated as of                      , 199   , by and between                                  , a         corporation (“Pledgor”), and Imperial Bank, a California banking corporation (“Pledgee”).  Company agrees that it will comply with all instructions from Pledgee with respect to transfers of all or any part of the Collateral (as defined in the Agreement), whether by sale or otherwise, without further consent from Pledgor.  Company further acknowledges and agrees that it has received a copy of the Agreement and has registered the pledge of the Collateral (as defined in the Agreement) in the name of Pledgee.  Company acknowledges that, in entering into the Loan Agreement (as defined in the Agreement), Pledgee is relying on the Agreement and on Company’s agreement herein; and Company agrees that any offset or claim Company may now or hereafter have against Pledgor (or against Pledgor’s interests, claims or rights) shall be subordinate to the claims, rights and interests of Pledgee under the Agreement.  The signatories below hereby represent and warrant to Pledgee that they are duly authorized to execute and deliver this Control Agreement to Pledgee and thereby bind the Company as set forth herein.

Dated: ,199	,
a corporation

By:
Title:

14

Exhibit 2.4(b)

FORM OF
NOTICE OF BORROWING

To:                                                                              IMPERIAL BANK
201 N.  Figueroa Street
Los Angeles, California 90012
Attn: Roc A. Caldorone

This Notice of Borrowing is given pursuant to Section 2.4(b) of that certain Amended and Restated Revolving Credit Agreement, dated as of July 3, 1999 (the “Agreement”), by and between Prospect Medical Holdings, Inc. a Delaware corporation (“Borrower”), and Imperial Bank.  All initially capitalized terms used but not defined in this Notice of Borrowing shall have the meanings assigned to such terms in the Agreement.

The undersigned hereby requests a Borrowing consisting of a Revolving Loan as follows:

$ Minimum of $500,000, plus increments of $100,000 in excess of minimum

The undersigned requests that such Borrowing(s) be made available on           , 19   .

The undersigned certifies that, as of the date of the requested Borrowing(s):

(a)                                  the representations and warranties of Borrower contained in the Agreement and the Credit Documents are true and correct on and as of such date, except to the extent such representations and warranties expressly relate solely to an earlier date;

(b)                                 no Event of Default or Unmatured Event of Default has occurred or will result from the proposed Borrowing;

(c)                                  after giving effect to any Revolving Loan requested hereby, the aggregate principal amount of Revolving Loans outstanding plus the Letter of Credit Usage will not exceed the Revolving Credit Commitment;

(d)                                 after giving effect to any Revolving Loan requested hereby, the aggregate amount of Revolving Loans for working capital outstanding plus the Letter of Credit Usage shall not exceed the Working Capital Sublimit;

(e)                                  the proceeds of the Revolving Loan requested hereby shall be used only for the purposes permitted under, and shall not violate the terms of, Section 6.1 of the Agreement; and

1

(f)                                    Borrower has satisfied all conditions under the Agreement to be performed or satisfied by it on or before such date.

Dated: , 19	PROSPECT MEDICAL HOLDINGS, INC.,
a Delaware corporation

By.

Title:

2

Exhibit 5.3(d)

COMPLIANCE CERTIFICATE

To:                              IMPERIAL BANK
201 N Figueroa Street
Los Angeles, CA 90012
Attn:  Mr. Roc A. Caldorone

This Compliance Certificate is given pursuant to Section 5.3(d) of that certain Amended and Restated Revolving Credit Agreement, dated as of July 3, 1999 (the “Agreement”), by and between Prospect Medical Holdings, Inc., a Delaware corporation (“Borrower”), and IMPERIAL BANK, a California banking corporation.  All initially capitalized terms used but not defined in this Compliance Certificate shall have the meanings assigned to such terms in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

(1)                                  He/She is the duly elected Chief Financial Officer of Borrower;

(2)                                  He/She reviewed the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition of Borrower during the accounting period covered by the attached financial statements;

(3)                                  The examinations described in Paragraph (2) above did not disclose, and he/she has no knowledge of, the existence of any condition or event which constitutes an Unmatured Event of Default or Event of Default during, or at the end of, the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below; and

(4)                                  Schedule 1 attached hereto and incorporated herein by this reference sets forth financial data and computations evidencing Borrower’s compliance with those covenants set forth in Sections 6.12 and 6.16 of the Agreement, all of which data and computations are true, complete and correct.

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Described below are the exceptions, if any, to Paragraph (3) above which list, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

This Compliance Certificate, together with the computations set forth in Schedule 1 hereto and the financial statements delivered concurrently herewith in support hereof, are made and delivered this                     day of                          , 199    .

Chief Financial Officer
Prospect Medical Holdings, Inc.

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COMPLIANCE CERTIFICATE

SCHEDULE 1

Schedule of Compliance
for the fiscal quarter ended             , 199

I.	Section 6.12 - Capital Expenditures

	Borrower’s Capital Expenditures for the period from the beginning of the current fiscal year to the end of the subject fiscal quarter:		$

	Permitted Capital Expenditures for the subject fiscal year:		$750,000

II.	Section 6.16(a) - Current Ratio

	A.	Current Assets at the end of the subject fiscal quarter:	$

	B.	Current Liabilities at the end of the subject fiscal quarter:	$

	Ratio of Current Assets to Current Liabilities (Line A divided by Line B):		:1.0

	Minimum required Current Ratio:		0.60:1.0

III.	Section 6.16(b) - Consolidated Tangible Net Worth

	A.	Current fiscal quarter end Consolidated Net Worth:	$

	B.	Base:	$3,900,000

C.

plus; on a cumulative basis from 4/1/99, one hundred percent (100%) of all extraordinary gains, proceeds from the sale of capital stock, and equity issued in connection with any mergers and acquisitions permitted under the Agreement:

$

	D.	plus; on a cumulative basis from 4/1/99, seventy percent (70%) of positive Consolidated Net Income:	$

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	E.	plus; on a cumulative basis from 4/1/99, sixty percent (60%) of Borrower’s IBNR Expense for the current fiscal quarter:	$

	F.	Sum of (Lines B, C, D and E):	$

	G.	Is Line A less than the number on Line F above?

IV.	Section 6.16(c) - Leverage Ratio

	A.	Borrower’s and Subsidiaries’ consolidated Debt:	$

	B.	Consolidated EBITDA for the current fiscal quarter:	$

	C.	plus; sixty percent (60%) of the IBNR Expense amount for the current fiscal quarter:	$

	D.	Sum of B plus C:	$

	E.	Amount in Line D multiplied by 4:	$

	F.	Ratio of line A to line E:	: 1.0

	G.	Maximum Leverage Ratio Allowed for the period of 06/30/99 to 9/30/99:	4.00:1.0

	H.	Maximum Leverage Ratio Allowed for the period of 10/1/99 and thereafter:	3.50:1.00

V.	Section 6.16(d) - Coverage Ratio

	A.	Consolidated EBITDAR for the current fiscal quarter plus sixty percent (60%) of the IBNR Expense amount for the current fiscal quarter multiplied by 4:	$

	B.	Consolidated Interest Expense for the current fiscal quarter plus; Consolidated Lease Expense multiplied by 4:	$

	C.	plus; current maturities of Borrower’s, Subsidiaries’ and the Physician Group’s consolidated long term Debt for the current fiscal quarter (other than the Obligations):	$

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D.	Sum of B and C:	$

E.	Ratio of Line A to D: (Line A divided by Line D)	:1.0

F.	Minimum Coverage Ratio Allowed for the period of 6/30/99 through 9/30/99:	1.10:1.0

G.	Minimum Coverage Ratio Allowed for the period of 10/1/99 and thereafter:	1.25:1.0

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[Supporting Calculations]

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REVOLVING CREDIT AGREEMENT

Schedule 1.1P
Permitted Debt

1.                                       Obligation of Prospect Medical Group, Inc., under a Loan and Security Agreement, made and entered into effective June 15, 1995, by and between Prospect Medical Group, Inc., and Western Medical Center relating to Drs. Joseph Cruz, Karen Fong, Chester Mojica and Glen Jabola.  Prospect Medical Group, Inc. believes that no amount remains to be paid under this Agreement.

2.                                       Obligation of Prospect Medical Group, Inc., under certain Relocation Agreements, by and between Irvine Medical Center and each of Drs.  Regina Mojica, Joseph Cerny, Farid Hassanpour and Mira Mogler.  Prospect Medical Group, Inc. believes that no amount remains to be paid under these Agreements.  *

3.                                       Obligation of Prospect Medical Group, Inc., under certain Revolving Credit and Security Agreements, by and between Saddleback Memorial Medical Center and each of Drs. Vijay Reddy and Alireza Etemadi.  Prospect Medical Group, Inc. believes that no amounts remain to be paid under these Agreements.  *

4.                                       Obligation of Prospect Medical Group, Inc., under a Group Physician Recruitment Agreement with St. Jude Medical Center relating to Dr. Stephanie Strunk.  Prospect Medical Group, Inc. believes that no amount remains to be paid under this Agreement.

5.                                       Promissory Note dated June 4, 1996, made by Prospect Medical Systems, Inc., to Prospect Medical Group, Inc., for the principal amount of $212,343.

6.                                       Santa Ana/Tustin Physicians Group, Inc., may be obligated to United Western Medical Centers for approximately $111,000 as described below.  A default may exist under the Lease Agreement between Santa Ana/Tustin Physicians Group, Inc., and United Western Medical Centers, dated September 9, 1991 and as extended on December 8, 1996, relating to the office space occupied by Santa Ana/Tustin Physicians Group, Inc.  This Lease Agreement was terminated as of November 13, 1998.  This potential default is a result of

*                                         Prospect Medical Group, Inc. had an oral obligation to repay to Irvine Medical Center and Saddleback Memorial Medical Center, respectively, amounts paid under these agreements to the respective physicians.

Santa Ana/Tustin Physicians Group, Inc., withholding approximately seventy thousand dollars ($70,000) in rent for the months of August 1996, September 1996, October 1996, November 1996 and December 1996.  These payments were not made so that Santa Ana/Tustin Physicians Group, Inc., would have adequate funds to pay PacifiCare their portion of any over payments which have been made to United Western Medical Centers.  Approximately seventy thousand dollars ($70,000) represents PacifiCare’s one-half portion of approximately one hundred forty thousand dollars ($140,000) in overpayments which PacifiCare made to United Western Medical Centers for the years 1995 and 1996 and which is anticipated to be returned by United Western Medical Centers to the hospital control pools.  As of December 31, 1997, approximately $650,000 in overpayments (for the years 1995 through 1997 inclusive) were due and owing by United Western Medical Centers.  Additionally, there may be approximately another $41,000 overdue and owing by Santa Ana/Tustin Physicians Group, Inc., to United Western Medical Centers for miscellaneous expenses.  The seller of Santa Ana/Tustin Physicians Group, Inc. agreed to indemnify Prospect Medical Group, Inc. until July 2000 against liabilities, losses, damages and other claims arising from the conduct of the business of Santa Ana/Tustin Physicians Group, Inc. prior to July 14, 1997.

7.                                       Contingent Promissory Note, dated the Sierra Closing Date, made by Prospect Medical Group, Inc., to Sinnadurai E. Moorthy, M.D. and the related Subordinate Guaranty executed on September 25, 1997 (the “Sierra Closing Date”) by Prospect Medical Holdings, Inc., for the outstanding principal amount of $675,000.

8.                                       Contingent Promissory Note, dated the Sierra Closing Date, made by Prospect Medical Group, Inc., to Karunyan Arulanantham, M.D. and the related Subordinate Guaranty executed on the Sierra Closing Date by Prospect Medical Holdings, Inc. for the outstanding principal amount of $675,000.

9.                                       Subordinated Promissory Note dated the Sierra Closing Date made by Prospect Medical Holdings, Inc. to J. Jayakumar for the outstanding principal amount of $150,000.

10.                                 Senior Loan and Security Agreement No. 3422 dated as of September 11, 1997 between Prospect Medical Systems, Inc. and Phoenix Leasing Incorporated and the related Continuing Guaranty by Prospect Medical Holdings, Inc. which was executed after the

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Sierra Closing Date.  This agreement relates to equipment financing providing for a maximum credit not to exceed $716,000.  As of April 30, 1998, Prospect Medical Systems, Inc. owed approximately $419,000.00 under this agreement.

11.                                 Secured Promissory Note (Prospect Medical Systems, Inc.), dated October 31, 1997, made by Prospect Medical Systems, Inc., to Prospect Medical Holdings, Inc.

12.                                 Promissory Note ( Prospect Medical Group, Inc.), dated October 31, 1997, made by Prospect Medical Group, Inc., to Prospect Medical Systems, Inc.

13.                                 Promissory Note (Pegasus Medical Group, Inc.), dated October 31, 1997, made by Pegasus Medical Group, Inc., to Prospect Medical Group, Inc.

14.                                 Lease for telephone equipment, entered into on or about October 16, 1998, by and between Prospect Medical Systems, Inc. and Inter-Tel Leasing, Inc., together with the related guarantee by Prospect Medical Holdings, Inc.

15.                                 Obligation of Prospect Medical Group to pay a total of $70,000 to Drs. Ryack, Birken and Svedlow pursuant to a Mutual Release Agreement entered into on April 30, 1999, of which approximately $35,000 remained outstanding as of July 2, 1999.

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Schedule 4.7
Litigation

Prospect Medical Group, Inc.

Prospect Medical Group, Inc. received a demand in 1997 on behalf of a physician seeking $25,000 in purported damages relating to an address listing for an office suite shared by Prospect Medical Group, Inc., and the physician.  As of April 15, 1999, Prospect Medical Group, Inc. had not received any further response from the plaintiff in this matter.

Kelly vs.  Prospect Medical Group

Orange County Superior Court Case No. 783596

This was an action for malpractice against physician Russell Ewing.  Dr. Ewing is a physician for Yorba Linda Medical Group.  Prospect Medical Group believed that it was an improperly named defendant.  No answer was filed on behalf of Prospect Medical Group.  Plaintiffs counsel, Douglas R.  MacLeith, dismissed Prospect Medical Group as a defendant on March 23, 1998.  It is possible that Prospect Medical Group could be re-named in the case in the future if evidence arises that Prospect Medical Group was involved in the lack of treatment.  Damages are claimed in excess of $900,000 for both plaintiff and his wife.  As Prospect Medical Group does not have liability insurance coverage for this case, it is at risk for the entire amount if it is rejoined in the case.  Management believes the likelihood that Prospect Medical Group will be rejoined in the case is remote.

Pediatrix vs.  Prospect Medical Group

Orange County Superior Court Case No. 794829

Pediatrix has filed a complaint against Prospect Medical Group for damages in the amount of $115,849.28 for alleged services provided but not paid.  The sum demanded arises over a dispute as to which rates Prospect Medical Group should pay to Pediatrix.  During 1997 Pediatrix held what can only be called a monopoly on all Neo-natology that was to be performed at St.  Jude Hospital in Fullerton.  St.  Jude’s internal policy required every new born baby to be seen by a Neo-natologist.  Pediatrix has the exclusive contract at the St.  Jude facility.  After purchasing the medical practices of several physicians, at some point in time Pediatrix attempted to unilaterally cancel the contracts held by these several physicians that were working with Prospect Medical Group at St.  Jude’s.  The contracts have never been cancelled by the physicians party thereto.  Subsequent to this attempted cancellation, Pediatrix immediately began billing at 100% rates.  Prospect Medical Group did not recognize the contract terminations and has continued to pay the

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“old” contract rates.  The claim by Pediatrix represents the difference between the “old” rates and the 100% rate.

Prospect Medical Group is determined to vigorously defend this lawsuit.  It is Prospect Medical Group’s firm belief that Pediatrix has dealt in bad faith.  Accordingly on or about July 8, 1998, Prospect Medical Group filed a cross-complaint requesting preliminary and permanent injunctive relief.  In addition, the cross-complaint asserts claims for relief under Business and Professions Code §17200 and breach of contract.

Prospect Medical Group, Inc. v. Alireza Etemadi, H.D. and Southwestern Medical Group, Inc.

Orange County Superior Court Case No. 797537

On July 30, 1998, Prospect Medical Group filed a lawsuit against one of its former employee-physicians, Alireza Etemadi, M.D.  and Southwestern Medical Group, Inc. Dr. Etemadi was employed by Prospect Medical Group commencing on January 1, 1995.  He was terminated on July 23, 1998 for breach of his employment agreement.  Prospect Medical Group has alleged ten separate causes of action, including misappropriation of confidential information, unfair competition, breach of contract and breach of fiduciary duty, among others.  Prospect Medical Group seeks compensatory damages of $300,000 in the form of restitution, or in the alternative, lost profits from the patients that Dr. Etemadi solicited and converted to his present practice with SW Medical Group, Inc. Prospect Medical Group also seeks punitive damages in an amount to be determined by the court or jury.

On September 16, 1998, Dr. Etemadi and SW Medical Group, Inc., dba Southwestern Medical Group filed a cross-complaint against Prospect Medical Group and Dr. DeNicola alleging eight separate causes of action, including breach of contract, wrongful termination and contravention of public policy, breach of the covenant of good faith and fair dealing, defamation, wrongful interference with business expectancy/contract, unfair competition, invasion of privacy and violation of the Labor Code.  The causes of action are based upon allegations that include retaliatory action with regard to complaints by Dr. Etemadi regarding (i) the “apparent misrepresentations and coverups being performed by Prospect” and [Dr.] DeNicola as to the true financial status of Prospect during an alleged public offering of stock of Prospect Medical Group during Dr.  Etemadi’s employment at Prospect Medical Group, including allegations of fraud, (ii) the legality of certain billing practices being performed by Prospect Medical Group, and (iii)

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illegal employment practices, including sexual harassment, racial discrimination, retaliation and public policy violations.  Dr.  Etemadi seeks general and special damages according to proof, attorneys fees, costs of suit, punitive damages, an accounting, treble damages pursuant to Labor Code Sections 1050 and 1054 and a temporary restraining order, preliminary injunction and a permanent injunction.  An answer to the cross-complaint was filed on behalf of Prospect Medical Group and Dr.  DeNicola.

Prospect Medical Group and SW Medical Group, Inc. have negotiated a confidential mutual release and settlement agreement pursuant to which each of them agrees to “walk away” from the litigation.  The settlement agreement has been executed and dismissals have been filed.

Dr.  Etemadi was deposed on June 3, 1999.  As of July 2, 1999, Dr.  Etemadi and Prospect Medical Group agreed in principle to dismiss their lawsuit.

Jekums v.  Prospect Medical Group

On or about October 13, 1998, Dr.  Jekums, who is a contracting physician with Prospect Medical Group, filed a claim for arbitration under his agreement with Prospect Medical Group, alleging that there was no good cause for his termination.  He is seeking an award of $135,000, plus attorneys fees and costs.  An arbitration hearing is scheduled for September 22 and 23, 1999.

Ryan v.  Prospect Medical Group, Inc.

Dr.  Ryan has filed a lawsuit in Orange County Superior Court against Prospect Medical Group, Inc. seeking unspecified damages for alleged contract and tort claims.  Dr.  Ryan’s claims are based upon his exclusion from a contract to provide medical services through a specialist provider network in Orange County.  Prospect Medical Group has turned this matter over to its insurer, SCPIE, which has agreed to defend the matter.  SCPIE has sent a letter to Prospect Medical Group in which SCPIE expressly stated that it was not exercising a reservation of rights; however, the letter set forth a number of exclusions to payment of claims.  SCPIE has retained Beam, Brobeck & West in Santa Ana, California to represent Prospect Medical Group, Inc. in this matter.  In response to defendant’s demurrer, plaintiff has amended his complaint.  Counsel of record has advised us that they intend to move to compel arbitration pursuant to the agreement between the parties.

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Andorka Claim

Prospect Medical Group has received a letter from counsel for Dr.  Andorka demanding $132,968.51 based upon alleged moneys due and owing under a specialist agreement entered into in 1994.  The parties have agreed in principle to settle the dispute, pursuant to which Prospect Medical Group will pay $5,000 in return for Dr.  Andorka’s release.

Other

See also Schedule 1.1P, Item No. 6 regarding a potential default under Santa Ana/Tustin Physicians Group, Inc.’s Lease Agreement with United Western Medical Centers.

Pegasus Medical Group

Dr.  Bansi Vora dba The Women’s Clinic v.  A.  V.  Western Medical Group, et al.

Los Angeles Superior Court Case No.  MC 009 440

This action was filed on May 5, 1998.  The complaint was amended on August 4, 1998 to name Doe No.l as Pegasus Medical Group (“Pegasus”), successor-in-interest of defendant A.V.  Western Medical Group (“A.V.  Western”).  The complaint asserts claims for Breach of Contract, Open Book Account and Recovery of Claim under the Bulk Sale Laws arising out of an oral agreement, wherein it is alleged that plaintiff agreed to provide professional services as a physician to A.V.  Western’s patients and A.V.  Western agreed to pay the reasonable value of the billed services to the plaintiff.  Plaintiff is seeking damages in the amount of $38,426.00.  Plaintiffs services were provided on or before September 1997.

On October 31, 1997, Pegasus acquired the assets of A.V.  Western.  Schedule 2.2.  of the Asset Purchase Agreement which governed the transaction unequivocally provides that Pegasus did not assume any liabilities other than those expenses and liabilities associated with the ownership and operation of the business incurred on or after the Closing Date, October 31, 1997.  Because the Complaint filed by Dr.  Bansi Vora does not allege that professional services were provided on or after the closing date, Pegasus has no obligation to render payment for the services alleged in plaintiffs complaint.  Accordingly, Pegasus will file a motion to be dismissed from this action.

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Schedule 4.9

Subsidiaries

Prospect Medical Systems, Inc., a Delaware corporation	100%

Prospect Medical Management, Inc., a Delaware corporation		(1)

Sierra Medical Management, Inc., a Delaware corporation	100	%(2)

(1)                                  Prospect Medical Management, Inc., was formed as a Delaware Corporation, Currently no shares have been issued.  All shares to be issued will be issued to Prospect Medical Holdings,Inc.

(2)                                  Sierra Medical Management, Inc., a Delaware corporation was merged with and into Prospect Acquisition Corporation, Inc., a Delaware corporation.  Prospect Acquisition Corporation, Inc., is a wholly-owned subsidiary of Prospect Medical Holdings, Inc., a Delaware corporation.  Pursuant to the Certificate of Merger of Sierra Medical Management, Inc.  Into Prospect Acquisition Corporation, Inc., filed on September 25, 1997 with the Delaware Secretary of State, Prospect Acquisition Corporation, Inc., changed its name to Sierra Medical Management, Inc.

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Schedule 4.12
Employee Benefit Plans

Prospect Medical Group, Inc. 401(k) Plan, including affiliates of Prospect Medical Group, Inc., with Prospect Medical Holdings, Inc., as sponsor, and Reliance Trust Company, as plan trustee, effective October 1, 1998.

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Schedule 4.13
Other Obligations

See Schedule 1.1P, Item No. 6 regarding a potential default under Santa Ana/Tustin Physicians Group’s Lease Agreement with United Western Medical Centers.

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Schedule 4.18
Real Estate Leases

A.                                   Prospect Medical Holdings, Inc.: Prospect Medical Group, Inc. entered into a lease described under Item No.  C.2 of this Schedule on behalf of Prospect Medical Holdings, Inc.; the leased space will be used by Prospect Medical Holdings, Inc.

B.                                     Real Estate Leases for Prospect Medical Systems, Inc., are set forth below:

1.                                       Standard Office Lease - Gross, dated, for reference purposes only, July 1, 1998, by and between John C.  Thomson and Prospect Medical Systems, Inc. (for 1920 East Seventeenth Street, Suite 200, Santa Ana, California).

C.                                     Real Estate Leases for Prospect Medical Group, Inc., are set forth below:

1.                                       Standard Form Lease - Multi-Tenant Commercial Building, commencing May 1, 1999 by and between Plaza del Oro, Ltd.  and Prospect Medical Holdings, Inc. (for Plaza del Oro, Building B, Suite B165, 351 S.  Hitchcock, Santa Barbara, CA);

2.                                       Office Lease, dated August 5, 1997, by and between Shuwa Investments Corporation and Prospect Medical Group, Inc. (for 515 S.  Flower Street, Suite 1650, Los Angeles, CA 90071);

See Schedule 1.1P, Item No. 6 regarding a potential default under Santa Ana/Tustin Physicians Group Inc’s Lease Agreement with United Western Medical Centers.

D.                                    Real Estate Leases for Sierra Medical Management, Inc. and Sierra Primary Care Medical Group, Inc. are set forth below:

1.                                       Commercial Lease (General Form) made and entered into on August 1, 1996 by and between M.  Paramesvaran and Sierra Primary Care Medical Group, Inc., as amended by the Amendment to Lease, entered into by and among M.  Paramesvaran and Sierra Primary Care Medical Group, Inc. and Sierra Medical Management, Inc. (for 44714 10th Street West, Lancaster, California 93534);

2.                                       Lease dated September 15, 1993, by and between Sinnadurai E.  Moorthy, M.D.  and Claudia Shanthi Moorthy, as Trustees of the Moorthy Family Trust, and Karunyan Arulanantham, M.D and Impamani Arulanantham, as Trustees of the Arulanantham Family Trust and Sierra Primary Care Medical Group, Inc., as amended by the Amendment to Lease, entered into by and among Sinnadurai E.  Moorthy, M.D.  and Claudia Shanthi Moorthy, as Trustees of the Moorthy Family Trust, and Karunyan Arulanantham, M.D.  and Impamani Arulanantham, as Trustees of the Arulanantham Family Trust and Sierra Primary Care Medical

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Group, Inc. and Sierra Medical Management, Inc. (for 44471 10th Street West, Lancaster, California 93534);

3.                                       Lease dated January 1, 1991 by and between Sinnadurai E.  Moorthy, M.D.  and Claudia Shanthi Moorthy, as Trustees of the Moorthy Family Trust, and Karunyan Arulanantham, M.D.  and Impamani Arulanantham, as Trustees of the Arulanantham Family Trust and Sierra Primary Care Medical Group, Inc., as amended by the (i) letter dated October 1, 1996, from J.  Jayakumar, Administrator to S.E. Moorthy, M.D., Trustee, Moorthy Family Trust and K.  Arulanantham, M.D., Trustee, Arul Family Trust, and (ii) Amendment to Lease, entered into by and among Sinnadurai E.  Moorthy, M.D.  and Claudia Shanthi Moorthy, as Trustees of the Moorthy Family Trust, and Karunyan Arulanantham, M.D.  and Impamani Arulanantham, as Trustees of the Arulanantham Family Trust and Sierra Primary Care Medical Group, Inc. and Sierra Medical Management, Inc. (for 44469 10th Street West, Lancaster, California 93534);

4.                                       Real Estate Lease dated December 1, 1996 by and between M.  Paramesvaran, Trustee, Moorthy Children’s Trust, DBA Ana Verde Medical Center and Sierra Primary Care Medical Group, Inc., as amended by the Amendment to Lease, entered into by and among M.  Paramesvaran, Trustee, Moorthy Children’s Trust, DBA Ana Verde Medical Center and Sierra Primary Care Medical Group, Inc. and Sierra Medical Management, Inc. (for 1037 East Palmdale Blvd., Palmdale, California 93550).

5.                                       Land Lease, by and among Sierra Medical Group, Inc. and Philip H. Guenther and Elizabeth A. Guenther, Co-Trustees of “The Philip and Elizabeth Guenther 1991 Trust” UDT dated January 14, 1991; Olen V. Fetter and Sylvia R. Fetter, Co-Trustees of “The Fetter Trust” UDT dated January 24, 1987; Lynda L. Lang, Trustee of “The Lynda L. Lang 1994 Trust” UDT dated March 16, 1994; and Raymond Lenzen and Judith L. Lenzen, Co-Trustees of “The Lenzen Living Trust UDT dated 3/3/95”, each as to an undivided 1/4 interest (for Lot 5 of Tract 15688 in the City of Palmdale, County of Los Angeles, State of California; Section 25, Township 6 North, Range 12 West, San Bernardino Base and Meridian).  The parties executed this Land Lease shortly after the Sierra Closing Date;

6.                                       Lease for 44515 10th Street West, Lancaster, California 93531.

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E.                                      Real Estate Leases for Pegasus Medical Group, Inc.:

1.                                       West Lancaster Plaza Lease commencing on November 1, 1997 by and between The Prudential Insurance Company of America, Inc., a New Jersey Corporation and Pegasus Medical Group, Inc., a California Corporation (for 2783 West Avenue L, Space A-2, Lancaster, California 93536);

2.                                       Lease for 2151 East Palmdale Boulevard, Palmdale, California by and between 22nd Street Plaza, a California Limited Partnership and Pegasus Medical Group, Inc.

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Schedule 4.20
Physician Groups; Transaction Documents

1.                                       Santa Ana/Tustin Physicians Group, Inc., a California professional corporation, conducting its business at the addresses listed on Schedule 4.18 to the Revolving Credit Agreement.

Transaction Documents include:

a.                                       Escrow Instructions dated June 16,1997, by and among Prospect Medical Group, Inc., Santa Ana/Tustin Physicians Group, Inc., Melvin L. Reich, D.O. and First American Trust Company;

b.                                      Agreement for the Purchase and Sale of Stock of Santa Ana/Tustin Physicians Group, Inc. entered into on June 23, 1997, by and among Prospect Medical Group, Inc., a California corporation, Santa Ana/Tustin Physicians Group, Inc., a California professional corporation and Melvin Reich, D.O., as sole shareholder of the stock of Santa Ana/Tustin Physicians Group, Inc.;

c.                                       Agreement to Provide Funding, dated June 23, 1997, by and between Jacob Y. Terner, M.D. and Prospect Medical Group, Inc. (expires upon closing of acquisition);

d.                                      Assignment of Option to Purchase Premier IPA, dated July 14, 1997, executed by Santa Ana/Tustin Physicians Group, Inc.;

e.                                       Consent of United Western Medical Center (Tenet Health Care Corporation);

f.                                         Consent of PacifiCare of California;

g.                                      Consent of United HealthCare of California, Inc. (formerly known as Metra Health Insurance Company);

h.                                      Employment Agreement dated July 14, 1997 by and between Santa Ana/Tustin Physicians Group, Inc. and Geoffrey Furman, M.D.;

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i.                                          Non-Competition Agreement, dated July 14, 1997, by and between Prospect Medical Group, Inc., and Melvin L.  Reich, D.O.;

j.                                          Employment Agreement between Santa Ana/Tustin Physicians Group, Inc. and Melvin L. Reich, D.O., dated July 14, 1997;

k.                                       Personal Guaranty of Payment and Performance made by Melvin L. Reich, D.O., in favor of Prospect Medical Group, Inc., dated July 14, 1997;

l.                                          Employment Agreements, each dated July 14, 1997, between Prospect Medical Systems and

i.	D. Constantine;
ii.	E. Espinoza;
iii.	V. Leath; and
iv.	C. Stienstra.

m.                                    Personal Guaranty of Payment and Performance, dated June 23, 1997, by and between Jacob Y. Terner, M.D. and Santa Ana/Tustin Physicians Group, Inc. and Melvin L. Reich, D.O. (expires upon closing of acquisition);

n.                                      Amended and Restated Management Services Agreement, effective as of July 14, 1997, between Prospect Medical Systems, Inc. and Santa Ana/Tustin Physicians Group, Inc.;

o.                                      Amended and Restated Assignable Option Agreement, effective as of July 14, 1997, by and among Prospect Medical Systems, Inc., Prospect Medical Group, Inc. and Santa Ana/Tustin Physicians Group, Inc.;

p.                                      Contracts with Health Maintenance Organizations and Preferred Provider Organizations (including any amendments executed to the date hereof but not separately described below):

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(i)                                     IPA Medicare Shared Risk Services Agreement effective on September 1, 1989, by and between PacifiCare of California and Santa Ana-Tustin Physicians’ Group, Inc.;

(ii)                                  IPA Commercial Services Agreement, made and entered into on January 1, 1990, by and between PacifiCare of California and Santa Ana-Tustin Physicians’ Group, Inc.;

(iii)                               PacifiCare PPO Provider Agreement (Physician), effective December 1, 1993, by and between PacifiCare of California, a California corporation, and Santa Ana-Tustin Physicians’ Group, Inc.;

(iv)                              Contract for Health Care Provider Services, entered into as of August 4, 1995, by and between Cal OPTIMA and Santa Ana-Tustin Physicians’ Group, Inc.;

(v)                                 IPA Service Agreement between Metlife Healthcare Network of California, Inc. and Santa Ana-Tustin Physicians’ Group, Inc., effective on August 1, 1988;

(vi)                              Provider Agreement by and between Benefit Panel Services, Inc. and Santa Ana-Tustin Physicians’ Group, Inc., effective on April 1, 1988;

(vii)                           Metropolitan Life Insurance Company Medical Group Agreement- Santa Ana-Tustin Physicians’ Group entered into as of May 1, 1990; this agreement was assigned to MetraHealth Insurance Company, which was later acquired by and conducts its business under the name of United HealthCare of California, Inc.;

(viii)                        Blue Cross of California Prudent Buyer Plan Participating Physician Group Agreement by and between Santa Ana-Tustin Physicians’ Group, Inc. and Blue Cross of California effective on July 8, 1994.

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q.                                      Acquisition of Certain Assets of Premier Medical Group of Orange County, Inc.

(i)                                     Agreement for the Purchase and Sale of Assets, made and entered into as of June 1, 1999, by and among Santa Ana/Tustin Physicians Group, Inc., Premier Medical Group, Inc., and AlphAmerica Health Systems, Inc.

(ii)                                  Agreement entered into by and among Universal Care, Santa Ana/Tustin Physicians Group, Inc., and Premier Medical Group.

(iii)                               Amendment entered into by and among CareAmerica-Southern California, Inc., Premier Medical Group of Orange County, and Santa Ana/Tustin Physicians Group, Inc. (re: HMO Per Diem Physician Group Service Agreement).

(iv)                              Amendment entered into by and among CareAmerica-Southern California, Inc., Premier Medical Group of Orange County, and Santa Ana/Tustin Physicians Group, Inc. (re: CMP Physician Group Service Agreement).

(v)                                 Agreement entered into by and among PacifiCare of California, Inc., as successor to FHP, Inc., Santa Ana/Tustin Physicians Group, Inc., and Premier Medical Group of Orange County.

(vi)                              Assignment Agreement entered into by and among Santa Ana/Tustin Physicians Group, Inc., Premier Medical Group of Orange County, and Maxicare. (Commercial)

(vii)                           Assignment Agreement entered into by and among Santa Ana/Tustin Physicians Group, Inc., Premier Medical Group of Orange County, and Maxicare. (Senior)

(viii)                        Contracts with Health Maintenance Organizations (including any amendments executed to the date hereof but not separately described below):

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A.                                   Capitated Medical Group Agreement between Universal Care and Premier Medical Group of Orange County entered into February 1, 1993. (Commercial)

B.                                     HMO Per Diem Physician Group Service Agreement between CareAmerica - Southern California, Inc. and Premier Medical Group of Orange County dated July 1, 1996, as amended on July 1, 1996, November 1, 1996 and January 1, 1997. (Commercial)

C.                                     CMP Physician Group Service Agreement between CareAmerica-Southern California, Inc. and Premier Medical Group of Orange County dated February 1, 1996, as amended on February 1, 1996. (Senior)

D.                                    Physician Network Agreement by and between MaxiCare and Premier Medical Group, effective September 1, 1995. (Commercial)

E.                                      Physician Network Medicare Risk Agreement by and between MaxiCare and Premier Medical Group, effective July 1, 1994. (Senior)

F.                                      Agreement between PacifiCare, Inc., as successor to FHP, Inc., and Premier Medical Group of Orange County dated July 1, 1994, as amended January 1, 1997. (For both Commercial and Senior)

2.                                       Prospect Medical Group, Inc., a California professional corporation, conducting its business at the addresses listed on Schedule 4.18 to the Revolving Credit Agreement and under the names Prospect Physicians, Prospect Medical Associates and Prospect Pediatrics.

Transaction Documents include:

a.                                       Asset Transfer Agreement, made and entered into as of June 4, 1996, by and between Prospect Medical Systems and Prospect Medical Group;

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b.                                      Promissory Note, executed on June 4, 1996, by Prospect Medical Systems;

c.                                       Bill of Sale, Assumption and Assignment, executed on June 4, 1996, by and between Prospect Medical Group and Prospect Medical Systems;

d.                                      Amended and Restated Management Services Agreement, effective as of June 4, 1996, by and between Prospect Medical Systems and Prospect Medical Group;

e.                                       Amended and Restated Assignable Option Agreement, effective as of June 5, 1996, by and between Prospect Medical Systems and Prospect Medical Group;

f.                                         Non-Competition Agreement, dated as of June 5, 1996, by and between Prospect Medical Group and Gregg DeNicola, M.D.;

g.                                      Consents to Assignment;

h.                                      Contracts with Health Maintenance Organizations and Preferred Provider Organizations (including any amendments executed to the date hereof but not separately described below)(3):

(i)	Aetna Health Plan of America, Inc. Agreement, dated March 1, 1997, by and between Prospect Medical Group and Aetna/US Healthcare;

(ii)	Senior Health Plan IPA Service Agreement, dated March 1, 1997 (for Aetna Senior), by and between Aetna Health Plan and Prospect Medical Group;

(iii)	Blue Shield of California HMO IPA Agreement, dated November 1, 1995, by and between Blue Shield and Prospect Medical Group;

(3)                                  All contracts listed in (i) through (xxvi) relate to operations in Orange County and Ventura County; (xxvii) through (xxx) relate to operations in Ventura County, (xxxi) relates to operations in Santa Barbara County and (xxxii) relates to operations in Los Angeles County.

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(iv)	Blue Shield of California HMO IPA Medi-cal Agreement, dated May 1, 1997, by and between Blue Shield Medi-Cal St. Jude and Prospect Medical Group;

(v)	Blue Shield of California HMO IPA Medi-cal Agreement, dated May 1, 1997, by and between Blue Shield Medi-Cal Martin Luther and Prospect Medical Group;

(vi)	IPA/Group Medical Services Agreement, dated October 1, 1995, by and between BPS and Prospect Medical Group;

(vii)	California Care Medical Services Agreement, dated December 1, 1994, by and between California Care and Prospect Medical Group;

(viii)	Blue Cross Medicare Risk Medical Agreement, dated March 1, 1997, by and between Blue Cross Senior Secure and Prospect Medical Group;

(ix)	Health Plan and Physician Group Service Agreement, dated December 1, 1993, by and between Care America Martin Luther and Prospect Medical Group;

(x)	Capitated Physician Service Agreement between Care America Southern California (St. Jude) and Prospect Medical Group, dated February 1, 1996;

(xi)	CMP Physician Group Service Agreement, by and between Care America Southern California (Senior) and Prospect Medical Group, dated August 1, 1994;

(xii)	Extended Medical Services Capitation Agreement, dated April 10, 1990, by and between Cigna and Prospect Medical Group;

(xiii)	Extended Medical Services Capitation Agreement, dated January 1, 1994 by and between Cigna and Prospect Medical Group (for seniors);

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(xiv)	Agreement between FHP and Prospect Medical Group, dated September 1, 1993 (including an amendment regarding senior members);

(xv)	Professional Group Provider Agreement, dated August 1, 1994, by and between Foundation Health and Prospect Medical Group;

(xvi)	Agreement between Foundation Health, a California Health Plan and Prospect Medical Group, dated March 1, 1995 (for senior members);

(xvii)	Physician Agreement, dated September 19, 1996, by and between Greater Pacific Healthcare and Prospect Medical Group;

(xviii)	Health Net Provider Services Agreement for Prospect Medical Group, Inc., dated October 1, 1993, by and between Health Net and Prospect Medical Group, Inc.;

(xix)	Medical Services Agreement between HMO California and Prospect Medical Group, dated October 1, 1995;

(xx)	Shared Risk Agreement between Maxicare and Prospect Medical Group, dated November 10, 1995;

(xxi)	Metlife Healthcare Network of California, Inc., IPA Agreement Prospect Medical Group, Inc., dated September 1, 1994, by and between Metra Health and Prospect Medical Group;

(xxii)	PacifiCare IPA Commercial Risk Services Agreement, dated January 1, 1992, by and between PacifiCare-St. Jude and Prospect Medical Group;

(xxiii)	Medicare Partial Risk Services Agreement, dated August 1, 1993, by and between PacifiCare (Secure Horizons) and Prospect Medical Group;

(xxiv)	Managed Medical Provider Organization Agreement, dated July 1, 1988, by and between Prudential and Prospect Medical Group;

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(xxv)	Managed Medical Provider Organization Agreement, dated January 1, 1994, by and between Prudential Senior and Prospect Medical Group;

(xxvi)	Capitated Medical Group Provider Agreement, dated June 1, 1992, by and between Universal Care and Prospect Medical Group;

(xxvii)	Blue Shield of California HMO IPA Agreement, dated May 1, 1992, by and between Blue Shield and Prospect Medical Group;

(xxviii)	Extended Medical Services Capitation Agreement, dated January 1, 1996, by and between Cigna and Prospect Medical Group;

(xxix)	Physician Network Agreement dated January 1, 1991, by and between Maxicare and Prospect Medical Group;

(xxx)	Medical Services Agreement, dated January 1, 1995, by and between United Health Plan and Prospect Medical Group;

(xxxi)	California Care Medical Services Agreement, dated May 1, 1997, by and between California Care and Prospect Medical Group (amendment to existing agreement to include Santa Barbara County);

(xxxii)	Shared Risk Services Agreement between PacifiCare of California and Prospect Medical Group, dated February 1, 1997;

(xxxiii)	PPO and/or EPO IPA/Medical Group Participation Agreement, dated August 21, 1995, between Admar and Prospect Medical Group;

(xxxiv)	IPA/PPO Agreement, dated August 2, 1991, between AIC and Prospect Medical Group;

(xxxv)	Blue Shield of California Physician Member Group Agreement for Managed Care, dated October 25, 1996, between Blue Shield and Prospect Medical Group;

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(xxxvi)	Provider Agreement, dated September 26, 1994, by and between Benefit Panel Services, Inc. and Prospect Medical Group;

(xxxvii)	CCN Professional Care Provider Agreement, dated March 1, 1989, between CCN and Prospect Medical Group;

(xxxviii)	Group Practice Managed Care Agreement, dated September 1, 1994, between Cigna and Prospect Medical Group;

(xxxix)	Professional Provider PPO Agreement, dated January 6, 1994, between Foundation Health and Prospect Medical Group;

(xl)	Health Care Provider Agreement, dated October 25, 1996, between Integrated Health and Prospect Medical Group;

(xli)	Physician Participation Application and Agreement for IPA, Medical Group and Physician Associations, dated May 30, 1990, between Interplan and Prospect Medical Group;

(xlii)	PacificCare PPO Provider Agreement, dated January 1, 1994, between PacifiCare and Prospect Medical Group;

(xliii)	Preferred Provider Organization Participating Practitioner Agreement for Physician Group, dated September 10, 1990, between Prudential and Prospect Medical Group;

(xliv)	August Healthcare Services, Inc., Participating Physician IPA Agreement, dated June 19, 1991 between United Managed Care and Prospect Medical Group.

3.                                       Sierra Primary Care Medical Group, Inc., a California professional corporation, conducting its business at the addresses listed on Schedule 4.18 to the Revolving Credit Agreement and under the names Sierra Primary Care Associates, Sierra Medical Group, Sierra Urgent Care and Sierra Physical Therapy.

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Transaction Documents include:

a.                                       Memorandum of Intent, dated February 18, 1997, by and among Prospect Medical Group, Prospect Medical Holdings, Inc., Sierra Primary Care Medical Group, Inc., Karunyan Arulanantham, M.D. and Sinnadurai E. Moorthy, M.D.;

b.                                      Agreement for the Purchase and Sale of Stock of Sierra Primary Care Medical Group, Inc. made and entered into as of September 23, 1997, by and among Sierra Primary Care Medical Group, Inc., a California professional corporation, Karunyan Arulanantham, M.D., Sinnadurai E. Moorthy, M.D., Karunyan Arulanantham as Trustee of the Arulanantham Charitable Remainder Trust and Prospect Medical Group, Inc., a California professional corporation;

c.                                       Agreement and Plan of Reorganization made and entered into as of September 23, 1997, by and among Sierra Medical Management, Inc., a Delaware corporation, Prospect Medical Holdings, Inc., a Delaware corporation, Sinnadurai E. Moorthy, M.D., Karunyan Arulanantham, M.D. and Jayaratnam Jayakumar;

d.                                      Certificate of Merger of Sierra Medical Management, Inc. into Prospect Acquisition Corporation, Inc. filed with the Delaware Secretary of State on September 25, 1997 (the “Sierra Closing Date”);

e.                                       Assignment of Partnership Interest, entered into on September 25, 1997, by and between Sierra Primary Care Medical Group, Inc. and each of the following:

(i)   Sinnadurai E. Moorthy, M.D.;

(ii)  Karunyan Arulanantham, M.D.; and

(iii)  Sung Chul Yang, M.D.

f.                                         Agreement of Termination of Cross Purchase Agreement, made as of the Sierra Closing Date, executed by Sierra Primary Care Medical Group, Inc. Dr. Karunyan Arulanantham, Dr. Sinnadurai E. Moorthy and Dr. Karunyan Arulanantham and Inpamani S. Arulanantham as Trustees of the Arulanantham Charitable Remainder Trust;

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g.                                      Consents to Assignment of Employment Agreements between Sierra Medical Group, a California general partnership, and each of the following employees:

(i)                                     Dr. Karunyan Arulanantham, executed on September 5, 1997;

(ii)                                  Jon W. MacLean, D.O., executed on September 9, 1997;

(iii)                               Philip L. Carroll, M.D., executed on September 5, 1997;

(iv)                              Wain Lin Chu, M.D., executed on September 4, 1997;

(v)                                 Deepal M. Ekanayake, M.D., executed on September 5, 1997;

(vi)                              Tommy K. Leong, M.D., executed on September 5, 1997;

(vii)                           Dr. S.E. Moorthy , executed on September 9, 1997;

(viii)                        Pradeep K. Singh, M.D., executed on September 5, 1997;

(ix)                                Kyaw Lyn, M.D., executed on September 5, 1997;

(x)                                   Sung Yang, M.D., executed on September 9, 1997; and

(xi)                                Vickrum Chodri, M.D., executed on September 9, 1997.

h.                                      Consent Agreement, made and entered into as of September 9, 1997, by and among Maxicare, Prospect Medical Group, Inc., Sierra Primary Care Medical Group, Inc., Sinnadurai E.  Moorthy, M.D., Karunyan Arulanantham, M.D.  and Karunyan Arulanantham, M.D.  as Trustee of the Arulanantham Charitable Remainder Trust;

i.                                          Consent Agreement executed by Antelope Valley Hospital Medical Center, Inc. effective on September 15, 1997;

j.                                          Notice from Sierra Primary Care Medical Group, Inc. to HealthNet executed on September 11, 1997 and acknowledgment letter dated September 15, 1997 from HealthNet;

k.                                       Amendments to Leases executed as of the Sierra Closing Date by and among Sierra Medical Management, Inc., Sierra Primary Care Medical Group, Inc. and each of the following lessors:

(i)                                     M. Paramesvaran for 44714 10th Street West, Lancaster, California 93534;

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(ii)                                  Sinnadurai E. Moorthy, M.D. and Claudia Shanthi Moorthy, as Trustees of the Moorthy Family Trust, and Karunyan Arulanantham, M.D. and Impamani Arulanantham, as Trustees of the Arulanantham Family Trust for 44471 10th Street West, Lancaster, California 93534;

(iii)                               Sinnadurai E.  Moorthy, M.D. and Claudia Shanthi Moorthy, as Trustees of the Moorthy Family Trust, and Karunyan Arulanantham, M.D. and Impamani Arulanantham, as Trustees of the Arulanantham Family Trust for 44469 10th Street West, Lancaster, California 93534;

(iv)                              M. Paramesvaran, Trustee, Moorthy Children’s Trust, DBA Ana Verde Medical Center for 1037 East Palmdale Blvd., Palmdale, California 93550.

l.                                          Options to Purchase Common Stock of Prospect Medical Holdings, Inc., dated the Sierra Closing Date, executed by Prospect Medical Holdings for each of:

(i)                                     Dr. Karunyan Arulanantham;

(ii)                                  Dr. S.E. Moorthy; and

(iii)                               Jayaratnam Jayakumar.

m.                                    Subordinate Guarantees dated as of the Sierra Closing Date executed by Prospect Medical Holdings, Inc., in favor of:

(i)                                     Dr. Karunyan Arulanantham; and

(ii)                                  Dr. Sinnadurai E. Moorthy.

n.                                      Security Agreement (Guarantor) dated as of the Sierra Closing Date entered into between Prospect Medical Holdings, Inc. and Karunyan Arulanantham, M.D., as agent;

o.                                      Contingent Promissory Notes dated the Sierra Closing Date executed by Prospect Medical Group, Inc. payable in the principal amount of $1,125,000 to each of:

(i)                                     Dr. Karunyan Arulanantham; and

(ii)                                  Dr. Sinnadurai E. Moorthy.

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p.                                      Second Amended and Restated Management Services Agreement effective as of the Sierra Closing Date between Sierra Medical Management, Inc. and Sierra Primary Care Medical Group, Inc.;

q.                                      Power of Agency executed by Sierra Medical Management, Inc. and Sierra Primary Care Medical Group, Inc. effective as of the Sierra Closing Date;

r.                                         Amended and Restated Assignable Option Agreement, effective as of the Sierra Closing Date by and among Sierra Primary Care Medical Group, Inc., Sierra Medical Management, Inc. and Prospect Medical Group, Inc.;

s.                                       Employment Agreements executed on the Sierra Closing Date by and between Sierra Primary Care Medical Group, Inc. and each of:

(i)                                     Dr. Karunyan Arulanantham; and

(ii)                                  Dr. Sinnadurai E. Moorthy.

t.                                         Non-Competition Agreements effective as of the Sierra Closing Date between Prospect Medical Group and each of:

(i)                                     Dr. Karunyan Arulanantham; and

(ii)                                  Dr. Sinnadurai E. Moorthy.

u.                                      Employment Agreement executed on the Sierra Closing Date between Sierra Medical Management, Inc., a Delaware corporation formerly known as Prospect Acquisition Corporation, Inc. and Jayaratnam Jayakumar;

v.                                      Non-Competition Agreement effective as of the Sierra Closing Date between Sierra Medical Management, Inc., a Delaware corporation formerly known as Prospect Acquisition Corporation, Inc. and Jayaratnam Jayakumar;

w.                                    Subordinated Promissory Note executed on the Sierra Closing Date for $250,000 from Prospect Medical Holdings, Inc. to Jayaratnam Jayakumar;

x.                                        Security Agreement dated as of the Sierra Closing Date entered into between Prospect Medical Holdings, Inc. and Jayaratnam Jayakumar;

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y.                                      Agreements with Health Maintenance Organizations and Preferred Provider Organizations (including any amendments executed to the date hereof but not separately described below):

(i)                                     Admar Corporation Med Network Primary Care/Medical Group Agreement entered into on April 20, 1989, by and between Admar Corporation and Sierra Primary Care Medical Group;

(ii)                                  Aetna Health Plans of Southern California, Inc. IPA Service Agreement - Sierra Medical Group, Inc. entered into on November 1, 1993, by and between Aetna Health Plans of Southern California, Inc. and Sierra Medical Group, Inc.;

(iii)                               Aetna Health Plans of California, Inc. Senior Health Plan IPA Service Agreement - Sierra Medical Group, Inc. effective on January 1, 1996, by and between Aetna Health Plans of California, Inc. and Sierra Medical Group, Inc.;

(iv)                              Provider Agreement entered into on September 15, 199    , by and between Allied Medical Groups, an Association of Physicians, Hospitals, and other health care professionals and Sierra Medical Group;

(v)                                 Agreement for Medical Services to Commercial Plan Members entered into on October 21, 1987, by and between Foundation Health, a California Health Plan, as successor to AmeriMed, and Sierra Primary Care Associates;

(vi)                              Physician Service Agreement effective on January 1, 1993, by and between Antelope Valley Hospital Medical Center Employee Group Health Care Plan and Sierra Medical Group;

(vii)                           Preferred Provider Agreement effective on November 1, 1993, by and between Beech Street of California, Inc., a Georgia corporation and Sierra Medical Group;

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(viii)                        Participating Physician Group Agreement - Prudent Buyer Plan entered into on September 2, 1994, by and between Blue Cross of California and Sierra Medical Group, a Medical Corporation;

(ix)                                Agreement between BPS and Sierra Medical Group dated on or before September 21, 1993;

(x)                                   Agreement for Managed Care entered into on March 19, 1993, between California Physicians’ Service, doing business as Blue Shield of California and Sierra Medical Group, Inc.;

(xi)                                Extended Medical Services Capitation Agreement entered into on February 1, 1990, by and between Ross Loos Medical Group, Inc. and Ross-Loos Healthplan of Southern California, Inc., California Corporations doing business as CIGNA Private Practice Plan and Sierra Medical Group, a California Corporation;

(xii)                             Agreement Between FHP and Sierra Primary Care Medical Group entered into on October 13, 1989, by and between FHP, Inc., a California corporation and Sierra Primary Care Medical Group;

(xiii)                          Participating Medical Services Agreement - Medical Group/Individual Practice Association entered into on December 7, 1993, by and between Foundation Health Benefit Life Insurance Company, an insurance company and Sierra Medical Group;

(xiv)                         1994 Health Net Provider Services Agreement, effective on September 1, 1994, by and between Health Net, a California for-profit corporation, and Sierra Medical Group, as a Participating Medical Group;

(xv)                            Interplan Physician Participation Application and Agreement for IPA, Medical Group and Physician Associations entered into on August 16, 1993, by and between Interplan Corporation and Sierra Medical Group;

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(xvi)                         Memorandum of Understanding Between Inter Valley Health Plan and Sierra Primary Care Medical Group, a Medical Corporation dba Sierra Medical Group, effective on January 1, 1995, by and between Inter Valley Health Plan, a Federally Qualified Health Maintenance Organization and Sierra Primary Care Medical Group, a Medical Corporation dba Sierra Medical Group;

(xvii)                      Physician Network Agreement effective July 1, 1994, by and between Maxicare, a California corporation and Sierra Medical Group, a California corporation;

(xviii)                   Independent Practice Association Agreement effective September 1, 1984, by and between Maxicare, a California corporation and Sierra Primary Care Medical Group, a Medical Corporation;

(xix)                           PacifiCare IPA Commercial Services Agreement entered into on January 1, 1990, by and between PacifiCare of California, a California corporation, and Sierra Medical Group, a California corporation and Individual Practice Association, Karunyan Arul, M.D. and S.E. Moorthy, M.D.;

(xx)                              PacifiCare IPA Medicare Shared Risk Services Agreement entered into on August     , 1990, by and between PacifiCare of California, a California corporation and Sierra Medical Group, a California Corporation and Individual Practice Association;

(xxi)                           Preferred Health Network Health Care Professional Participation and Services Agreement effective on                         , by and between Sierra Medical Group and Preferred Network, Inc. a California corporation;

z.                                        Acquisition of Assets of PrimeCare Medical Group of Antelope Valley, Inc., a California professional corporation;

(i)                                     Agreement for the Purchase and Sale of Assets/Transfer of Member Responsibility, made and entered into as of May 13, 1998, by and among

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PrimeCare International, Inc., Prospect Medical Holdings, Inc., Sierra Primary Care Medical Group, a Medical Corporation (“Sierra Medical Group”), and PrimeCare Medical Group of Antelope Valley, Inc., a California professional corporation (“Antelope Valley Medical Group”), as amended;

(ii)                                  Certain Amendments to Provider Service Agreements for providers dated as of February 25, 1998, and related documents;

(iii)                               Non-Competition Agreement dated as of June 1, 1998, by and among Sierra Medical Group, Antelope Valley Medical Group, PrimeCare International, Inc., and Prospect Medical Holdings, Inc.;

(iv)                              Interim Services Agreement, dated as of June 1, 1998, by and among PrimeCare Medical Network, Inc., Antelope Valley Medical Group, and Sierra Medical Group;

(v)                                 Subordination Agreement dated as of June 1, 1998, by and among PrimeCare International, Inc., Prospect Medical Holdings, Inc., and Imperial Bank;

(vi)                              Subordinate Promissory Note executed as of June 1, 1998, by Prospect Medical Holdings, Inc., payable in the principal amount of $500,000 delivered to PrimeCare International, Inc.;

(vii)                           Assignment and Assumption Agreement made and entered into as of June 1,1998, by and between Prospect Medical Holdings, Inc., and Sierra Medical Management, Inc.;

4.                                       Pegasus Medical Group, Inc. , a California professional corporation, with a fictitious business name of A.V. Western Medical Group, Inc., conducting its business at the addresses listed on Schedule 4.18 to the Revolving Credit Agreement;

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a.                                       Asset Purchase Agreement, dated as of October 29, 1997, by and among Pegasus Medical Group, Inc., Marvin L. Ginsburg, M.D., Medical Corporation, d/b/a A.V. Western Medical Group, Inc. and J. Robert West, M.D.;

b.                                      Amended and Restated Management Services Agreement, effective as of October 31, 1997, by and between Pegasus Medical Group, Inc. and Sierra Medical Management, Inc.;

c.                                       Amended and Restated Assignable Option Agreement, effective as of October 31, 1997, by and among Pegasus Medical Group, Inc., Sierra Medical Management, Inc. and Prospect Medical Group.

d.                                      Agreements with Health Maintenance Organizations and Preferred Provider Organizations (including any amendments executed to the date hereof but not separately described below):

(i)                                     HMO Full Service Medical Group Agreement made and entered into as of January 1, 1991, by and between California Physicians’ Service d.b.a. Blue Shield of California and Marvin L. Ginsberg, M.D., Medical Corporation, d/b/a A.V. Western Medical Group, Inc., a California corporation (“Western Medical Group”);

(ii)                                  Health Plan and IPA Service Agreement made and entered into as of November 1, 1989, by and between CareAmerica-Southern California and Western Medical Group;

(iii)                               Extended Medical Services Capitation Agreement made and entered into as of January 1, 1996, by and between CIGNA Healthcare of California and Western Medical Group;

(iv)                              Ancillary Provider Service Agreement made and entered into as of January 1, 1997, by and between Western Medical Group and Molina Medical Centers;

(v)                                 Group Provider Service Agreement by and between Western Medical Group and Molina Medical Centers;

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(vi)                              Primary Care Provider Service Agreement, by and between Western Medical Group and Molina Medical Centers;

(vii)                           Managed Medical Provider Organization Agreement made and entered into as of July 1, 1991, by and between Western Medical Group and Prudential Health Care Plan of California.

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Schedule 5.11
Bank Accounts

Pegasus Medical Group, Inc.

Account Name:	Pegasus Medical Group
Bank:	Antelope Valley Bank
Address:	1667 E. Palmdale Blvd.
Palmdale, CA 93550
Telephone:	(661) 273-9400
Account No.:	052-031705

Sierra Primary Care Medical Group, Inc.

Account Name:	Sierra Medical Group
Bank:	Bank of America — Lancaster Branch
Address:	730 W. Lancaster Blvd.
Lancaster, CA 93534
Telephone:	(661) 940-9597
Account No.:	01720-09221

Account Name:	Sierra Medical Group Palmdale
Bank:	Bank of America — Palmdale Branch
Address:	839 E. Palmdale Blvd.
Palmdale, CA 93550
Telephone:	(661) 947-7575
Account No.:	01733-19553

Account Name:	Sierra Medical Group Urgent Care Palmdale
Bank:	Bank of America — Palmdale Branch
Address:	839 E. Palmdale Blvd.
Palmdale, CA 93550
Telephone:	(661) 947-7575
Account No.:	01734-19548

Acccount Name:	Sierra Medical Group Physical Therapy Palmdale
Bank:	Bank of America — Palmdale Branch
Address:	839 E. Palmdale Blvd.
Palmdale, CA 93550
Telephone:	(661) 947-7575
Account No.:	01736-19547

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